Exhibit 2.1

STOCK PURCHASE AGREEMENT
by and among
LANDAIR HOLDINGS, INC.
as the Company,
THE STOCKHOLDERS OF LANDAIR HOLDINGS, INC.
as the Sellers,
and
COVENANT TRANSPORTATION GROUP, INC.
as Buyer
July 3, 2018

TABLE OF CONTENTS
ARTICLE 1 PURCHASE AND SALE		1

1.01	Purchase and Sale of the Company Stock	1
1.02	Calculation of Closing and Final Consideration	2
1.03	The Closing	4
1.04	Closing Deliveries by the Company and Sellers	4
1.05	Closing Deliveries by Buyer	6
1.06	Potential Gross-Up Payment	6

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLERS		7

2.01	Organization; Power and Authority	7
2.02	Enforceability	7
2.03	Authorization; No Conflicts; Litigation	8
2.04	Title	8
2.05	Brokerage and Expenses	9
2.06	Indebtedness	9
2.07	Subsidiaries	9
2.08	Organizational Documents	9
2.09	Equity Securities	10
2.10	Financial Statements; Undisclosed Liabilities	10
2.11	Accounts Receivable	11
2.12	Absence of Certain Developments	12
2.13	Real Properties	14
2.14	Taxes	15
2.15	Contracts and Commitments	17
2.16	Intellectual Property	21
2.17	Litigation	23
2.18	Employee Benefit Plans	24
2.19	Insurance	27
2.20	Compliance with Laws	27
2.21	Environmental Matters	27
2.22	Affiliated Transactions	28
2.23	Sufficiency of and Title to Assets	29
2.24	Labor and Employment Matters	29
2.25	Drivers	31
2.26	Owner-Operators	31
2.27	Permits; Safety	32
2.28	Bank Accounts; Powers of Attorney; Investments; Derivatives	33
2.29	Loans to Officers and Directors	33
2.30	Bribery of Public Officials and Witnesses; Foreign Corrupt Practices Act	33
2.31	Books and Records	34
2.32	Restrictions on Business Activities	34
2.33	No Other Representations or Warranties	34

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BUYER		35

3.01	Good Standing	35
3.02	Power and Authority; Authorization	35
3.03	Enforceability	35
3.04	No Conflicts	35
3.05	Litigation	35
3.06	Brokerage	35
3.07	No Other Representations or Warranties	36

ARTICLE 4 ADDITIONAL AGREEMENTS		36

4.01	Tax Matters	36
4.02	Further Assurances	39
4.03	Release	40
4.04	Restrictive Covenants	41
4.05	Employee Matters	43
4.06	Use of Certain Names	44
4.07	R&W Policy	44
4.08	Financial Statements	44

ARTICLE 5 INDEMNIFICATION		45

5.01	Survival	45
5.02	Indemnification	45
5.03	Escrow	48
5.04	Expiration of Claims	49
5.05	Procedures Relating to Indemnification	49
5.06	Determination of Loss Amount	51
5.07	Resolution of Objections to Claims	51
5.08	Sole and Exclusive Remedy	51

ARTICLE 6 DEFINITIONS		52

6.01	Definitions	52
6.02	Other Definitional Matters	64

ARTICLE 7 MISCELLANEOUS		64

7.01	Press Releases and Announcements	64
7.02	Expenses	65
7.03	Notices	65
7.04	Assignment	66
7.05	Severability	66
7.06	Construction and Disclosure	66
7.07	Captions	67
7.08	Amendment and Waiver	67
7.09	Complete Agreement	67
7.10	Counterparts	67
7.11	Governing Law	68
7.12	JURISDICTION; VENUE; SERVICE OF PROCESS	68
7.13	WAIVER OF JURY TRIAL	68
7.14	No Third Party Beneficiaries	68
7.15	Payments Under Agreement	68
7.16	Electronic Delivery	69

Exhibits
Exhibit A          –          Escrow Agreement
Exhibit B          –          Forms of Lease Agreement

STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is executed and delivered as of July 3, 2018, by and among (i) Covenant Transportation Group, Inc., a Nevada corporation (“Buyer”); (ii) Landair Holdings, Inc. (the “Company”); and (iii) Scott M. Niswonger, a resident of the state of Tennessee (“Niswonger”), and John A. Tweed, a resident of the state of Tennessee (“Tweed”, and each of Niswonger and Tweed individually a “Seller” and collectively “Sellers”).  Capitalized terms used herein have the meanings set forth in Article 6 below or elsewhere in this Agreement.
WHEREAS, subject to the terms and conditions in this Agreement, Buyer desires to purchase from Sellers, and Sellers desire to sell, assign, transfer and convey to Buyer, all of the Company’s outstanding Common Stock, par value $0.00 per share (the “Company Stock”) for the consideration described herein; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
PURCHASE AND SALE
1.01    Purchase and Sale of the Company Stock.
(a)      Subject to the terms and conditions in this Agreement, at the Closing, Buyer shall (or shall cause any Subsidiary to which Buyer has assigned its rights hereunder to) purchase and acquire from Sellers, and Sellers shall sell, assign, transfer and convey to Buyer (or any Subsidiary to which Buyer has assigned such rights), all of the Company Stock, free and clear of all Liens other than transfer restrictions arising under federal and state securities laws.
(b)      In furtherance of the purchase and sale of the Company Stock, at the Closing:
(i)     Buyer will:
(A)    make payment to the Sellers of an aggregate amount equal to the Estimated Aggregate Closing Consideration, as provided by the Sellers in accordance with Section 1.02(b), by wire transfer of immediately available funds to the accounts specified by the Sellers in writing prior to the Closing in accordance with each Seller’s Pro Rata Amount of the Estimated Aggregate Closing Consideration;
(B)    deposit $1,000,000 (the “Escrow Amount”) by wire transfer of immediately available funds into an escrow account (the “Escrow Account”) established pursuant to the escrow agreement attached hereto as Exhibit A (the “Escrow Agreement”) among Buyer, the Sellers, and the Escrow Agent; and
(C)     pay, on behalf of the Company, the Indebtedness, as reported by the Sellers in accordance with Section 1.02(b), by wire transfer of immediately available funds to the accounts designated by the holders of such Indebtedness in their respective Payoff Letters; provided, however, that all Transaction Expenses described in clauses (ii), (iii) and (iv) of the definition of such term shall be paid at the time provided in the Plan, Benefit Program or Agreement, or other agreement or arrangement establishing such Transaction Expenses.
(ii)     Sellers will deliver, or cause to be delivered, to Buyer all of the Company Stock.

1.02     Calculation of Closing and Final Consideration.
(a)       For purposes of this Agreement, the “Aggregate Closing Consideration” means an amount equal to the result of: (i) $98,500,000 (the “Purchase Price”), minus (ii) the Escrow Amount, minus (iii) the actual amount of Indebtedness as of 11:59 p.m. on the day prior to the Closing Date, plus (iv) the amount, if any, by which actual Net Working Capital as of 11:59 p.m. on the day prior to the Closing Date exceeds the Net Working Capital Surplus Threshold, or minus (v) the amount, if any, by which actual Net Working Capital as of 11:59 p.m. on the day prior to the Closing Date is less than the Net Working Capital Deficit Threshold, plus (vi) the actual amount of any Cash on Hand (which may be a negative number) as of 11:59 p.m. on the day prior to the Closing Date.  Notwithstanding the foregoing or anything in this Agreement to the contrary, when calculating the Aggregate Closing Consideration, any Transaction Expenses shall be included in the outstanding amount of Indebtedness and not as current liabilities in Net Working Capital.
(b)       Two Business Days prior to Closing, the Sellers will deliver to Buyer in writing the Sellers’ estimate of the Aggregate Closing Consideration, which estimate will be prepared by the Sellers in good faith based upon the books and records of Sellers and the Company (such amount, the “Estimated Aggregate Closing Consideration”), and shall include an estimate of:  (i) the total amount of each component item of Indebtedness (including each component item of Transaction Expenses) and total Indebtedness as of 11:59 p.m. on the day prior to the Closing Date (together with the name of and wire transfer instructions for each payee thereof, including the following information in the wire instructions: account owner, bank name, bank city, account number and routing number), (ii) the amount of estimated Net Working Capital as of 11:59 p.m. on the day prior to the Closing Date, and (iii) the total estimated amount of Cash on Hand as of 11:59 p.m. on the day prior to the Closing Date.
(c)       Within 90 days after the Closing Date, Buyer shall deliver to the Sellers a statement setting forth Buyer’s proposed calculation of the actual Aggregate Closing Consideration with a comparison to the Estimated Aggregate Closing Consideration, including Buyer’s calculation of each of the components thereof in sufficient detail to identify each item of difference between the Estimated Aggregate Closing Consideration and the Aggregate Closing Consideration, including details regarding each component item of Indebtedness (the “Closing Statement”).
(d)        Following receipt by Sellers of Buyer’s proposed Closing Statement and until the Aggregate Closing Consideration is finally determined pursuant to this Section 1.02, Sellers shall be permitted, upon reasonable advance written notice and during normal business hours, to review the Company’s books and records and working papers related to Buyer’s draft of the proposed Closing Statement and determination of the Aggregate Closing Consideration, and Buyer shall provide Sellers with reasonable access to the Company’s senior management and books and records, to the extent reasonably necessary for such review.  The proposed Closing Statement delivered by Buyer shall become final and binding on the parties 30 days following Buyer’s delivery thereof to Sellers unless Sellers deliver written notice of their disagreement (“Notice of Disagreement”) to Buyer on or prior to such date.  Any Notice of Disagreement must identify with specificity each item in the proposed Closing Statement that Sellers disagree with and, for each disputed item, contain a statement describing in reasonable detail the basis of such objection and the amount in dispute.  If a timely Notice of Disagreement is delivered by Sellers, then the Closing Statement shall become final and binding on the parties to this Agreement on the earlier of (i) the date Buyer and Sellers resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement, and (ii) the date all matters in dispute are finally resolved in writing by the Independent Accountants.

(e)        During the 30 days following delivery of a Notice of Disagreement, Buyer and Sellers shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement.  At the end of such 30-day period, Buyer and Sellers shall submit such dispute to the Independent Accountants for resolution of all matters which remain in dispute which were included in the Notice of Disagreement (and shall take all actions reasonably requested by the Independent Accountants in connection with such resolution, including submitting written claims to the Independent Accountants if so requested), and the Independent Accountants, acting as experts and not as arbitrators, shall make a final determination of the Aggregate Closing Consideration in accordance with the terms of this Agreement (with it being understood that Buyer and Sellers will request that the Independent Accountants deliver to Buyer and the Sellers its resolution in writing not more than 30 days after its engagement).  The Independent Accountants shall make a determination only with respect to the matters still in dispute and, with respect to each such matter, their determination shall be within the range of the dispute between Buyer and Sellers.  The Independent Accountants’ determination shall be based solely on written materials submitted by Buyer and Sellers (i.e., not on independent review) and on the definitions of “Aggregate Closing Consideration,” “Indebtedness,” “Cash on Hand” and “Net Working Capital” (and related definitions) included herein and the provisions of this Agreement.
(f)       The costs and expenses of the Independent Accountants shall be allocated between Buyer and Sellers based upon the percentage of the portion of the contested amount not awarded to Buyer or Sellers as compared to the amount actually contested by such party.  For example, if Sellers claim the Aggregate Closing Consideration is $1,000 greater than the amount claimed by Buyer, and Buyer contests only $500 of the amount claimed by Sellers, and if the Independent Accountants ultimately resolve the dispute by awarding Sellers $300 of the $500 contested, then the costs and expenses of the Independent Accountants will be allocated 60% (i.e., 300 ÷ 500) to Buyer and 40% (i.e., 200 ÷ 500) to Sellers.
(g)       If the Aggregate Closing Consideration as finally determined pursuant to this Section 1.02 (the “Final Aggregate Closing Consideration”) is greater than the Estimated Aggregate Closing Consideration (the amount of such difference being the “Underpayment”), then, within three Business Days after the date on which the Final Aggregate Closing Consideration is determined, Buyer shall pay to Sellers, or cause the Company to pay to each Seller, by wire transfer of immediately available funds to the account specified in writing by such Seller, such Seller’s Pro Rata Amount of an aggregate amount equal to the Underpayment.

(h)       If the Final Aggregate Closing Consideration is less than the Estimated Aggregate Closing Consideration (the amount of such difference being the “Overpayment”), then, within three Business Days after the date on which the Final Aggregate Closing Consideration is determined, Sellers shall, on a several and not joint basis, pay to Buyer, by wire transfer of immediately available funds, an amount equal to the Overpayment.
(i)        All payments required pursuant to Sections 1.02(g) and 1.02(h) shall be deemed to be adjustments for Tax purposes to the aggregate purchase price paid by Buyer for the Company Stock.
(j)        The provisions of this Section 1.02 shall apply in such a manner so as not to give the components and calculations duplicative effect to any item of adjustment and no amount shall be (or is intended to be) included in whole or in part (either as an increase or reduction) more than once in calculation of (including any component of) Aggregate Closing Consideration or any other calculated amount pursuant to this Agreement if the effect of such additional inclusion (either as an increase or reduction) would be to cause such amount to be overstated or understated for purposes of such calculation.
1.03    The Closing.  The closing of the purchase and sale of the Company Stock (the “Closing”) shall occur in Tennessee by remote electronic and/or telephonic exchange and release of documents by the parties hereto, at 10:00 a.m., Eastern Daylight Time, contemporaneously with the execution and delivery of this Agreement.  The date on which the Closing occurs is referred to herein as the “Closing Date.”
1.04    Closing Deliveries by the Company and Sellers.  The Sellers are delivering, or are causing the Company to deliver, as the case may be, to Buyer the following documents, each of which shall be in form and substance satisfactory to Buyer, the delivery of which is a condition to the obligation of Buyer to consummate the Closing:
(a)       (i) A copy of the charter or articles of incorporation (or equivalent governing documents) of the Company and each of its Subsidiaries, certified by the Secretary of State of each entity’s respective state of incorporation or organization and dated not earlier than 10 days prior to the Closing Date; (ii) a certificate of good standing of the Company and each of its Subsidiaries from the Secretary of State of each entity’s respective state of incorporation or organization dated not earlier than 10 days prior to the Closing Date; and (iii) certificates from the Secretary of State of each state where the Company or any of its Subsidiaries is qualified to do business, dated not earlier than 15 days prior to the Closing Date, that such entity is in good standing in each such state; and
(b)       A certificate of the secretary or assistant secretary of the Company, certifying as to the following: (i) a copy of the charter and bylaws, or other applicable governing documents, of the Company and each of its Subsidiaries, (ii) a copy of the resolutions of the board of directors and stockholders of the Company, approving and authorizing the execution, delivery and performance of all Transaction Documents to which the Company is a party and the consummation of the Transactions, (iii) that no action has been taken or is pending to dissolve the Company or any of its Subsidiaries, and (iv) the incumbency and signatures of each of the Company’s (and its Subsidiaries’, as applicable) officers who are authorized to execute and deliver the Transaction Documents to which the Company or any of its Subsidiaries is a party;

(c)       Copies of all notice filings given to, and consents and approvals of, third parties and Governmental Authorities listed on Schedule 1.04(c);
(d)       All certificates representing the Company Stock, free and clear of all Liens other than transfer restrictions arising under federal and state securities laws, accompanied by a duly executed assignment;
(e)       The Escrow Agreement, duly executed by the Escrow Agent and Sellers;
(f)        Payoff letters from the lenders or other entities set forth on Schedule 1.04(f) indicating that, upon payment of the amount specified in such letters (which in the aggregate shall cover all Indebtedness except for Transaction Expenses that are not to be paid at the Closing as provided in Section 1.01(b)(i)(C)), (i) all Liens against the Company Stock and the property of the Company (including the equity interests and the property of any Subsidiary of the Company) held by such Persons shall be released (and authorizing the Company to file all termination statements with respect to such Liens), and (ii) all obligations of the Company or any of its Subsidiaries (other than contractual contingent indemnity obligations in Contracts previously disclosed to Buyer) to such Persons shall be satisfied and fully released (the “Payoff Letters”);
(g)       Duly executed resignations, effective as of the Closing, of each director and officer (or similar persons) of the Company and its Subsidiaries, as applicable, set forth on Schedule 1.04(g);
(h)       A certificate of non-foreign status executed by each Seller in the form prescribed by Treasury Regulation §1.1445-2(b)(2);
(i)        With respect to each tract or parcel of Related-Party Real Property, (i) a termination of the existing Real Property Lease (whether written or verbal) under which the Company or any of its Subsidiaries use or occupy such Related-Party Real Property, in form and substance reasonably acceptable to Buyer, duly executed by the applicable lessor and the Company or its applicable Subsidiary, and (ii) a new lease agreement in the applicable form attached hereto as Exhibit B, duly executed by the applicable landlord and the Company (the “Related-Party Leases”);
(j)         An offer letter of Landair Transport, Inc. (the “Offer Letters”), duly executed by each of the persons set forth on Schedule 1.04(j) (the “Key Employees”);
(k)        A confidentiality, assignment of inventions and non-competition agreement in form and substance satisfactory to Buyer, duly executed by each of the Key Employees; and

(l)        Evidence of termination, assignment or amendment of the Contracts specified on Schedule 1.04(l).
1.05     Closing Deliveries by Buyer.  At Closing, in addition to the payments and deliveries by Buyer at the Closing described in Section 1.01 of this Agreement, Buyer is delivering the following documents at the Closing, each of which shall be in form and substance satisfactory to Sellers, the delivery of which is a condition to the obligation of Sellers to consummate the Closing:
(a)       A certificate of good standing of the Buyer from the Secretary of State of the State of Nevada dated not earlier than ten days prior to the Closing Date;
(b)       A certificate of an officer of Buyer, certifying as to (i) the due approval by the Buyer of the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the Transactions, and that such approval has not been withdrawn, and (ii) incumbency and signatures of each of the Buyer’s officers who is authorized to execute and deliver this Agreement and such other Transaction Documents; and
(c)       The Escrow Agreement, duly executed by Buyer and Escrow Agent.
1.06     Potential Gross-Up Payment. In the event one or more elections are made under Section 338(h)(10) of the Code and any similar provision of state or local law (each, a “Section 338(h)(10) Election”) with respect to Buyer’s purchase of the Company Stock, pursuant to Section 4.01(j) or otherwise Buyer, shall pay to each Seller, by wire transfer of immediately available funds to the account specified in writing by such Seller, as an increase to the Purchase Price, such Seller’s Pro Rata Amount of the aggregate increase in Taxes (including if applicable Halls Tax), calculated at statutory rates, resulting from the Section 338(h)(10) Election and including the amount required to cover any increase resulting from the tax adjustment described herein (“Gross-Up Payment”). An example of the methodology presently expected to be used by the parties is set forth on Schedule 1.06. Any initial Gross-Up Payment shall be paid by Buyer to Sellers within one Business Day following the filing of a Section 338(h)(10) Election. The obligation to compensate Sellers for increased Taxes will be ongoing in the event of any actual adjustment upon amended return, audit or otherwise, and (i) any additional increase shall be paid promptly by Buyer by wire transfer of immediately available funds to the account specified in writing by each Seller and (ii) any decrease shall be paid promptly by the Sellers by wire transfer of immediately available funds to the account specified in writing by Buyer. Any dispute regarding the amount of the Gross-Up Payment shall be resolved in accordance with the dispute resolution provisions described in Section 1.02, substituting for these purposes any reference in Section 1.02 to “Estimated Aggregate Closing Consideration” or similar and “Closing Statement” with “Gross-Up Payment” and “calculation of the Gross-Up Payment”, respectively.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLERS
Each Seller, severally and not jointly, represents and warrants to Buyer as follows as of the date hereof:
2.01    Organization; Power and Authority.
(a)      With respect to each Seller, such Seller has all requisite power, competence and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.  The execution, delivery and performance of the Transaction Documents to which any Seller is a party by such Seller and the consummation of the Transactions by such Seller have been duly authorized by all requisite action on the part of such Seller.
(b)      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.  The Company is qualified or licensed to transact business as a foreign corporation and is in good standing in each of those jurisdictions set forth on Schedule 2.01(b), which constitute all of the jurisdictions in which the ownership or leasing of its assets or property or the conduct of business as presently conducted requires it to qualify, except where the failure to be so qualified, individually or in the aggregate, would not result in a material liability to the Company and its Subsidiaries, taken as a whole.  The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder and to own and operate its properties and to carry on its businesses as presently conducted.
2.02    Enforceability.
(a)      This Agreement has been duly executed and delivered by each Seller, and assuming that this Agreement is the valid and binding agreement of Buyer and each other party hereto, this Agreement constitutes the valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of equitable remedies.  Each other Transaction Document to which any Seller is a party, has been duly executed and delivered by such Seller, and assuming that such other Transaction Documents are valid and binding obligations of the other parties thereto, each such Transaction Document to which it is a party constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of equitable remedies.
(b)      The Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and, assuming that such Transaction Documents are valid and binding obligations of the other parties thereto, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability hereof or thereof may be limited by bankruptcy laws, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of equitable remedies.

2.03    Authorization; No Conflicts; Litigation.
(a)       The execution, delivery and performance by each Seller of the Transaction Documents to which it is a party and the consummation of the Transactions by such Seller do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien upon the Company Stock or any assets of that Seller, or require any authorization, consent, approval or other action by or notice to any Governmental Authority or other third party, under any Contract or other instrument to which such Seller is bound, or any Legal Requirement to which such Seller or any of its properties or assets is subject.  No Seller is a party to any Proceeding, or any outstanding Order of any Governmental Authority or arbitration or mediation authority, that reasonably could be expected to affect such Seller’s performance of its obligations under this Agreement, and to the Sellers’ Knowledge, no such Proceeding is threatened against any Seller.
(b)       The execution, delivery and performance of the Transaction Documents by the Company, any of its Subsidiaries and/or any Seller to which any of such Persons is a party and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company, and no other proceedings on the Company’s part are necessary to authorize the execution, delivery or performance of the Transaction Documents to which any of such Persons is a party.
(c)        Except as set forth on Schedule 2.03(c), the execution, delivery and performance by the Company, any of its Subsidiaries and/or any Seller of the Transaction Documents to which any of such Persons is a party and the consummation of the Transactions do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien upon any material assets of the Company or any of its Subsidiaries under, trigger any penalty, right or change in control payment under, or require any authorization, consent, approval, filing, exemption or other action by or notice (i) to any Governmental Authority or other third party, (ii) under the provisions of the Company’s or any of its Subsidiaries’ charter (or equivalent governing documents), (iii) under any Contract to which any Seller, the Company or any of its Subsidiaries is party or by which any of such Persons is bound, or (iv) in respect of any Legal Requirement to which any Seller, the Company or any of its Subsidiaries is subject.
2.04    Title.  Each Seller is the record and beneficial owner of the Company Stock set forth opposite such Seller’s name on Schedule 2.04, free and clear of any Liens (other than transfer restrictions under applicable federal and state securities laws or transfer restrictions in the Organizational Documents and that certain Amended and Restated Shareholders’ Agreement of Landair Transport, Inc. by and among Landair Holdings, Inc., Landair Transport, Inc., Scott Niswonger, and John Tweed effective as of December 31, 2013, as amended by the First Amendment to the Amended and Restated Shareholders’ Agreement of Landair Transport, Inc. effective as of January 1, 2014), which shall terminate prior to Closing.  Except as set forth on Schedule 2.04, no Seller is a party to any Option, voting agreement, proxy or other Contract (other than this Agreement) with respect to any Company Stock or other ownership interest or other security of the Company or any of its Subsidiaries.  Except for the Company Stock owned by the Sellers and listed on Schedule 2.04, no Seller owns any equity interest or other security of the Company or any of its Subsidiaries or any Options.  At the Closing, Sellers are transferring to Buyer, and Buyer is acquiring from Sellers, good title to the Company Stock free and clear of all Liens, other than Liens arising under federal and state securities laws and Liens created by, or otherwise arising as a result of any action of, Buyer.

2.05    Brokerage and Expenses.  Except as set forth on Schedule 2.05, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or Contract made by or on behalf of any Seller or the Company or any of its Subsidiaries.
2.06    Indebtedness.  Schedule 2.06 sets forth all Indebtedness and describes by category any Liens on any assets which secure the same such Indebtedness, in each case as of the Closing Date.
2.07    Subsidiaries.  Except as set forth on Schedule 2.07, neither the Company nor any of its Subsidiaries owns or holds the right or has an obligation to acquire any stock, partnership interest, joint venture interest or other equity ownership interest in any other Person.  Each Subsidiary of the Company is in good standing under the laws of the jurisdiction of its organization, has all requisite limited partnership, corporate, limited liability company or similar, as applicable, power and authority to own its properties and to carry on its businesses as presently conducted, and is qualified or licensed to transact business and is in good standing in each of those jurisdictions set forth on Schedule 2.07, which constitute all of the jurisdictions in which the ownership or leasing of its assets or property or the conduct of its respective business as presently conducted requires it to qualify, except where the failure to be so qualified, individually or in the aggregate, would not result in a material liability to the Company and its Subsidiaries, taken as a whole.  All of the equity securities of each Subsidiary of the Company are owned by the Company, as described on Schedule 2.07.  Each outstanding share of capital stock or other equity interest of each Subsidiary of the Company has been duly and validly authorized and issued to the Company and is fully paid and non-assessable.  No shares of capital stock or other equity interest of any Subsidiary of the Company have been issued in violation of any preemptive or similar rights of any past or present shareholder of such Subsidiary.  Except as set forth on Schedule 2.07, none of the Company’s Subsidiaries has any outstanding equity securities, or securities convertible into equity securities, and there are no Contracts, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by any Subsidiary of the Company.
2.08    Organizational Documents.
(a)       Schedule 2.08 sets forth true, complete, and correct copies of the charter and bylaws of the Company (as amended through the date hereof, the “Organizational Documents”).  The Company has provided or made available to Buyer the minute books and ownership records of the Company since January 1, 2012.  The Company is not in violation of any of the provisions of its Organizational Documents.  The minute books and ownership records of the Company previously furnished or made available to Buyer correctly and completely reflect all actions taken at all meetings of, or by written consents of, the board of directors (including any committees thereof) and stockholders of the Company, and reflect all transactions referred to in such minutes accurately in all material respects since January 1, 2012.

(b)       The Company has provided or made available to Buyer true, complete, and correct copies of the organizational documents, including the certificate of incorporation, charter, articles, bylaws, certificate of formation or other organizational documents of each Subsidiary of the Company (as amended through the date hereof, the “Company Subsidiary Organizational Documents”).  The Company has provided or made available to Buyer the minute books and share records of each Subsidiary of the Company since January 1, 2012.  No Subsidiary of the Company is in violation of any of the provisions of its Company Subsidiary Organizational Documents.  The minute books and share or other ownership records of each Subsidiary of the Company previously furnished or made available to Buyer correctly and completely reflect all corporate actions taken at all meetings of, or by written consents of, directors and shareholders (or similar persons) of such Subsidiary of the Company, and reflect all transactions referred to in such minutes accurately in all material respects since January 1, 2012.
(c)       Schedule 2.08(c) sets forth a true, complete and correct list of the officers and directors (or similar positions) of the Company and each Subsidiary of the Company.
2.09    Equity Securities.  The authorized capital stock of the Company consists solely of 1,000 shares of Common Stock, all of which are issued and outstanding, and no shares of common stock are issued and held by the Company in treasury.  Each share of the Company Stock is held of record by Sellers, as set forth on Schedule 2.04.  The Company Stock has been duly authorized and validly issued, and is fully paid and nonassessable.  None of the shares of Company Stock has been issued in violation of any preemptive or similar rights of any past or present stockholder or other equityholder of the Company.  Except for the Company Stock, the Company has no outstanding equity securities, or securities convertible into equity securities, and there are no Contracts, Options or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company.  Upon consummation of the Transactions, Buyer shall have good and valid title to all equity interests in the Company, free and clear of all Liens, other than Liens arising under federal and state securities laws and Liens created by, or otherwise arising as a result of any action of, Buyer.
2.10     Financial Statements; Undisclosed Liabilities.
(a)       Schedule 2.10(a) consists of: (i) the Company’s unaudited balance sheet as of May 31, 2018 (the “Latest Balance Sheet”), and the related statements of income for the five-month period then ended, (the “Interim Financial Statements”), (ii) the Company’s audited consolidated balance sheets as of December 31, 2016 and December 31, 2017, together with the statements of income and cash flows for the two fiscal years ended December 31, 2017 (the statements described in clauses (i) and (ii) of this Section 2.10(a), collectively, the “Financial Statements”).  The Financial Statements (y) present fairly, in all material respects, the consolidated financial position, cash flows and results of operations of the Company and its Subsidiaries, as of the times and for the periods referred to therein, and (z) have been prepared in all material respects in conformity with GAAP, consistently applied throughout the periods covered thereby, except (A) as set forth on Schedule 2.10(a)(z), and (B) in the case of the Interim Financial Statements, the effects of the absence of footnote disclosures and changes resulting from normal, recurring year-end adjustments (none of which, individually or in the aggregate, are material to the Company and its Subsidiaries, taken as a whole).

(b)       Except as set forth on Schedule 2.10(b), neither the Company nor any of its Subsidiaries has any material liabilities or obligations other than (i) liabilities or obligations shown on the Latest Balance Sheet, (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Latest Balance Sheet, and (iii) liabilities of a type not required to be recorded on a balance sheet prepared in accordance with GAAP arising under contracts entered into in the ordinary course of business and not arising out of a breach of such contracts, (iv) liabilities taken into consideration in the calculation of Final Aggregate Closing Consideration (but unless constituting working capital liabilities incurred in the ordinary course of business consistent with past practices addressed under Section 1.02, only to the extent such consideration resulted in an actual adjustment to Final Aggregate Closing Consideration), and (v) liabilities expressly disclosed in the other Disclosure Schedules.
2.11    Accounts Receivable.  All accounts receivable of the Company and its Subsidiaries (“Accounts Receivable”), whether or not reflected on the Latest Balance Sheet, represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business.  The Accounts Receivable are current and collectible net of the reserves shown on the Latest Balance Sheet (which reserves have been established in accordance with GAAP and calculated consistent with past practice in the preparation of the Financial Statements).  None of the Accounts Receivable are subject to any claim of offset, recoupment, setoff, or counter-claim, and to the Sellers’ Knowledge, there are no facts or circumstances (whether asserted or unasserted) that would reasonably be expected to give rise to any such claim, other than nominal cash discounts and routine billing disputes in the ordinary course of business.  No amount of Accounts Receivable is contingent upon the performance by the Company or any of its Subsidiaries, a Seller or any of their respective Affiliates, of any obligation or Contract, other than such performance as has been completed (excluding the “empty” portion of any “round trip” movement) or for which an adequate reserve or deferred revenue account is reflected on the Latest Balance Sheet.  The Company has no obligation pursuant to any rule or regulation of any Governmental Authority (whether in bankruptcy or insolvency proceedings or otherwise) to repay, return, refund or forfeit any accounts receivable previously collected by the Company.  Except as set forth on Schedule 2.11(i), no Person has any Lien on any Accounts Receivable, no Account Receivable is subject to prior assignment, no Contract for deduction or discount has been made with respect to any such Accounts Receivable, and the Company has not incurred any liabilities to customers for discounts, returns, promotional allowances or otherwise.  None of the obligors of the Accounts Receivable have refused or given notice that they refuse to pay the full amount thereof except for minor disputes or disagreements which have arisen in the ordinary course of business and which the Company has made adequate provision for uncollectability on the Latest Balance Sheet, and none of the obligors of such Accounts Receivable are an Affiliate of the Company or a Seller except for inter-company accounts among the Company and its Subsidiaries that are reflected in the Interim Financial Statements.  Schedule 2.11(ii) sets forth an accurate list of the Accounts Receivable and notes receivable of the Company, an aging of such Accounts Receivable and notes receivable in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts.

2.12    Absence of Certain Developments.  Since December 31, 2017, there has not occurred any event, occurrence, fact, circumstance or change that has had a Material Adverse Effect with respect to the Company and its Subsidiaries, taken as a whole. Except as set forth on Schedule 2.12, since December 31, 2017, the Company and its Subsidiaries have operated their business in the ordinary course of business consistent with past practice in all material respects, and neither the Company nor any of its Subsidiaries has:
(a)        sold, leased, assigned or transferred any material portion of its assets, or entered into any Contract or letter of intent with respect thereto;
(b)        effected any recapitalization, reclassification, stock or other dividend, stock split or similar occurrence, adjustment, combination, subdivision or like change in its capitalization, or declared, set aside or paid any other distribution of any kind (whether in cash, stock or property) to any stockholder or other equity holder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of capital stock or other equity interests;
(c)         issued (or made commitments to issue) additional securities;
(d)         merged or consolidated with or made any equity investment in, or any loan or advance to, or any acquisition of the securities or assets of, any other Person (other than advancement of reimbursable ordinary and necessary business expenses made to directors, officers, employees, independent contractors, and third-party transportation providers of the Company or any Subsidiary thereof in the ordinary course of business);
(e)         made commitments for capital expenditures other than as contemplated by the Company’s budget, a true and correct copy of which has been made available to Buyer;
(f)          granted any license or sublicense of, assigned, transferred, abandoned, allowed to lapse or otherwise disposed of any material rights under or with respect to any Intellectual Property other than in the ordinary course of business consistent with past practice;
(g)         suffered any event of damage, destruction, casualty loss or claim affecting the assets, properties or business of the Company or any of its Subsidiaries and exceeding $100,000 individually or $250,000 in the aggregate;
(h)         failed to maintain their respective material assets (except for Rolling Stock, which is addressed in Section 2.12(i) below) in good condition and repair, normal wear and tear excepted;
(i)          failed to maintain its Rolling Stock consistent with past practices in a condition that is (i) adequate for use in the ordinary course of business in compliance with applicable law, (ii) operational and capable of performing its intended use based upon similar equipment of similar age and (iii) consistent with all requirements necessary to maintain warranties applicable thereto;
(j)          made any changes to policies or timing of repairs, maintenance, and purchasing and installation of tires, fuel and other replaceable operating supplies;

(k)          granted any increase in the amount of compensation, benefits, bonus, change in control, retention or severance pay payable or potentially payable to any of its directors, officers, employees, independent contractors or consultants or adopted, amended or terminated any Plan or Benefit Program or Agreement;
(l)           made any payment or commitment to pay any pension, retirement allowance, retiree medical or other employee benefit, any amount relating to unused vacation days or other paid time off, retention, severance or termination pay to any director, officer or employee other than in the ordinary course of business consistent with past practice and which payments or commitments to pay do not exceed $50,000 in the aggregate;
(m)         made any material change in accounting, auditing or tax reporting methods, policies or practices;
(n)          made or revoked any election with respect to Taxes of the Company or any of its Subsidiaries or changed its tax year;
(o)          made any payment or incurred any obligation in excess of $100,000, other than in the ordinary course of business consistent with past practices;
(p)          created, incurred, assumed or guaranteed any Indebtedness other than Indebtedness reflected on the Interim Financial Statements and borrowings of less than $500,000 in the aggregate under the line of credit since the date of the Interim Financial Statements;
(q)          to the Sellers’ Knowledge, received a complaint or notice that an investigation against the Company has been commenced by any Governmental Authority or that any other event has occurred which calls into question any Permit necessary for the Company to conduct its business and to own and operate the Company’s material assets;
(r)           received any notice from any customer, supplier, Governmental Authority or any other Person, the result of which could reasonably be expected to materially impact the business of the Company or any of its Subsidiaries;
(s)           accelerated or changed any of its practices, policies, procedures or timing of the billing of customers or the collection of their accounts receivable, pricing and payment terms, cash collections, cash payments or terms with vendors other than in the ordinary course of business consistent with past practices;
(t)           delayed or postponed the payment of any liability (including accounts payable or accrued expenses) or the deferment of expenses other than in the ordinary course of business consistent with past practices;
(u)          discharged or satisfied any Lien, or subjected the Company or any of its Subsidiaries or any of their respective assets to any Lien;
(v)          committed to do any of the foregoing.

2.13     Real Properties.
(a)       Neither the Company nor any of its Subsidiaries owns any real property.
(b)       Schedule 2.13(b) contains a complete and accurate list of all leases, subleases, licenses, occupancy agreements or other, similar agreements, and all modifications, amendments and supplements thereto (collectively, the “Real Property Leases”), under which the Company or any of its Subsidiaries uses, occupies or operates any real property (the “Leased Real Property”).  The Leased Real Property constitutes all of the real estate used, occupied or operated by the Company or any of its Subsidiaries.  The Company has made available to Buyer true, correct and complete copies of the Real Property Leases, including all modifications, amendments and supplements thereto.
(c)       Except as set forth on Schedule 2.13(c):
(i)     the Company or its Subsidiary has valid and binding leasehold interests in the Leased Real Property;
(ii)    the Company or its Subsidiary enjoys peaceful and undisturbed possession of the Leased Real Property sufficient for the current operations and use of such Leased Real Property by the Company or its Subsidiary and, to the Sellers’ Knowledge, there are no facts that could reasonably be expected to materially and adversely affect the possession, use, or occupancy of the Leased Real Property;
(iii)   each Real Property Lease is in full force and effect in all material respects;
(iv)   neither the Company nor any of its Subsidiaries, nor, to the Sellers’ Knowledge, any other party is in material breach or material default under any of the Real Property Leases, nor has any event occurred which, with the passage of time or notice, or both, would constitute a material default thereunder or a violation of the terms (or permit the termination) thereof. None of the Transactions will constitute or create a default, event of default, or right of termination under any of the Real Property Leases, nor is the consent of the lessor or landlord or any other third party required pursuant to the terms of any of the Real Property Leases in connection with the Transactions;
(v)    neither the Company nor any of its Subsidiaries has subleased, and no other Person is in possession of, or has the right of use or occupancy of any portion of, any of the Leased Real Property, nor have any of the Real Property Leases been assigned in whole or in part;
(vi)   no part of any of the Leased Real Property has been condemned or otherwise taken by any Governmental Authority and, to the Sellers’ Knowledge, no such condemnation or taking is threatened or contemplated; and
(vii)  the buildings and structures located on the Leased Real Property and used in the business and operations of the Company and its Subsidiaries are sufficient for the continued conduct of the business and operations of the Company and its Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing.

(d)       Schedule 2.13(d) contains a complete and accurate list of all Leased Real Property that is owned by any member of the Seller Group, any Affiliate of the Seller Group, and/or any Affiliate of the Company, in each case other than the Company and its Subsidiaries (“Related-Party Real Property”).
2.14     Taxes
(a)        Except as set forth on Schedule 2.14(a): (i) the Sellers or the Company and its Subsidiaries, as applicable, have duly and timely filed or caused to be duly and timely filed all federal and all other material Tax Returns that are required to be filed by or with respect to the Company or its Subsidiaries (taking into consideration all extended filing deadlines); (ii) all Tax Returns filed by the Sellers or the Company and its Subsidiaries are true, correct and complete in all material respects; (iii) the Sellers, the Company and its Subsidiaries have paid, or made provision for the payment of, all Taxes that are or have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by the Company or any of its Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statements; and (iv) all Taxes that the Sellers, the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party have been paid or properly accrued.
(b)        Except as set forth on Schedule 2.14(b):
(i)    there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries raised by any taxing authority in writing;
(ii)   neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;
(iii)  neither the Company nor any of its Subsidiaries has requested or been granted an extension of the time for filing any Tax Return which has not yet been filed;
(iv)  no deficiency or proposed adjustment which has not been finally settled or resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Company or any of its Subsidiaries;
(v)  neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or indemnity contract or other arrangement;
(vi)  there is no action, suit, taxing authority proceeding or audit now in progress, pending or to the Sellers’ Knowledge threatened against or with respect to the Company or any of its Subsidiaries;
(vii)  no written claim has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction;

(viii)    no power of attorney that is currently in force has been granted with respect to any matter related to Taxes that could affect the Company or any of its Subsidiaries;
(ix)     there are no Liens (other than the Liens for Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;
(x)       none of the property of the Company or any of its Subsidiaries is held in an arrangement that is a partnership for U.S. federal Tax purposes;
(xi)      no asset of the Company or any of its Subsidiaries is a debt obligation that (i) was issued with “original issue discount,” as defined in Section 1273 of the Code; (ii) is an “applicable high yield discount obligation,” as defined in Section 162(i) of the Code; (iii) provides for the payment of interest that is “disqualified interest,” as such term is defined in Section 163(j)(3) of the Code; (iv) constitutes “corporation acquisition indebtedness” within the meaning of Section 279(b) of the Code; or (v) is a “disqualified debt instrument,” as defined in Section 163(b)(2) of the Code;
(xii)    neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:  (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Legal Requirements) executed on or prior to the Closing Date; (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax Legal Requirements) entered into or created on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) cash method of accounting or long-term contract method of accounting utilized prior to the Closing Date; or (vi) prepaid amount received on or prior to the Closing Date;
(xiii)   neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax Legal Requirements), or as a transferee or successor, or by contract or otherwise;
(xiv)  neither the Company nor any of its Subsidiaries has (i) participated (within the meaning of Treasury Regulations § 1.6011-4(c)(3)) in any “reportable transaction” within the meaning of Treasury Regulations § 1.6011‑4(b) (and all predecessor regulations); (ii) claimed any deduction, credit, or other tax benefit by reason of any “tax shelter” within the meaning of former Section 6111(c) of the Code and the Treasury Regulations thereunder or any “confidential corporate tax shelter” within the meaning of former Section 6111(d) of the Code and the Treasury Regulations thereunder; or (iii) purchased or otherwise acquired an interest in any “potentially abusive tax shelter” within the meaning of Treasury Regulation § 301.6112‑1.  The Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign law);

(xv)   neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any plan or agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G (determined without regard to the exceptions contained in Sections 280G(b)(4) and 280G(b)(5)) or 404 of the Code; and
(xvi)  there is no Contract, plan or other arrangement to which the Company or any of its Subsidiaries is a party to or bound by which provides for any “gross up” or similar payment relating to Taxes under Section 4999 or 409A of the Code.
(c)       (i) The Company is, and has been at all times since its inception, and (ii) Landair Transport, Inc. was, from March 1, 2003 until December 31, 2013, properly classified as an “S corporation” under Section 1361 of the Code and the Treasury Regulations thereunder for U.S. federal income Tax purposes, and is and has been, or is and was, as applicable, so classified for state income Tax purposes pursuant to analogous state provisions.
(d)     (i) Each Subsidiary of the Company (other than Landair Transport, Inc.) is, and has been at all times since its inception, and (ii) Landair Transport, Inc. is, and has been at all times since January 1, 2014, a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code.  Neither the Company nor any of its Subsidiaries nor any Seller has taken any steps or actions, or failed to take any steps or actions, that resulted or could have resulted in the failure of any Subsidiary of the Company to be treated as a qualified subchapter S subsidiary.
(e)     The Company will not be liable for any Tax under Section 1374 of the Code or any other applicable state or local law as a result of the transaction contemplated by this Agreement, including the making of a Section 338(h)(10) Election. The Company has not, since its inception, acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or acquired the stock of any corporation which is or became a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code.
2.15    Contracts and Commitments.
(a)       Except as set forth on Schedule 2.15(a) or Schedule 2.18(a), none of the Company or any of its Subsidiaries is party, or subject, to any of the following Contracts (each a “Material Contract”):
(i)   any Contract relating to any completed or pending business acquisition or divestiture since January 1, 2012;

(ii)      any bonus, severance, retention, change of control, pension, profit sharing, retirement or other form of deferred compensation plan involving unpaid amounts in excess of $50,000 in the aggregate;
(iii)      any Contract for the sale of Rolling Stock in excess of $100,000 or any other capital assets in excess of $50,000;
(iv)     any Contract for purchase of Rolling Stock in excess of $100,000 or other capital expenditures in excess of $50,000;
(v)      any Contract with an owner operator or with respect to any employee or driver leasing arrangement involving the financing of Rolling Stock for such person;
(vi)     any Contract involving unpaid amounts in excess of $50,000 with a “change in control” clause;
(vii)    any stock option or similar plan;
(viii)   any Contract (A) for the employment of any officer, individual employee or other person, (B) providing for the payment of any cash or other compensation or benefits upon the consummation of the Transactions (or any of them), or (C) that provides severance or other benefits for any person or, in each case, that is otherwise not immediately terminable by the Company or any of its Subsidiaries without cost or liability;
(ix)     any Contract under which the Company or any of its Subsidiaries created, incurred or assumed any Indebtedness (including any conditional sales Contract, sale-leaseback, or capitalized lease) or mortgaging, pledging or otherwise granting or placing a Lien on any portion of any of the Company’s or any of its Subsidiaries’ assets;
(x)      any guaranty of any Indebtedness;
(xi)     any lease or other Contract under which it is lessee of or holds, occupies, operates or uses any real or personal property owned by any other Person, for which the annual rental exceeds $100,000;
(xii)    any lease or other Contract under which it is lessor of or permits any third party to hold, occupy, operate or use any real or personal property for which the annual rental exceeds $100,000;
(xiii)   any Contract or group of related Contracts with the same party for the purchase by the Company of products or services, under which the undelivered balance of such products and services has a purchase price in excess of $250,000;

(xv)     any Contract containing covenants that in any way purport to restrict the right of the Company or any Subsidiary thereof to engage in its current line of business, engage in any line of business, compete with any Person, or solicit customers, carriers or employees (other than immaterial customary restrictions on “back solicitation” of the counterparty’s employees included in Contracts entered into in the ordinary course of business);
(xvi)    any currency exchange, commodities, interest rate or other hedging arrangement or forward, swap, derivatives or futures Contract;
(xvii)   any joint venture, partnership, franchise, joint marketing Contract or any other similar Contract (including sharing of profits, losses, costs or liabilities by the Company or any Subsidiary thereof with any other Person);
(xviii)  any material licensing Contract or other material Contract with respect to Intellectual Property, including (A) any Contracts with current or former employees, consultants or contractors regarding the appropriation or non-disclosure of any material Intellectual Property and (B) any license agreements related to the use of software (other than license agreements for the use of generally commercially available off-the-shelf software involving total consideration of less than $100,000);
(xix)   any Contract under which the Company or any Subsidiary thereof has made loans, investments or advances to any other Person, and such investments, advances or loans remain outstanding, except advancement of reimbursable ordinary and necessary business expenses made to directors, officers, employees, and independent contractors of the Company or any Subsidiary thereof in the ordinary course of business in each case in which the amount involved exceeds $2,500 individually or $25,000 in the aggregate;
(xx)    any Contract with any Governmental Authority having an annual revenue or expense in excess of $100,000;
(xxi)  any Contract pursuant to which rights of any third party are triggered or become exercisable directly and solely, or under which any other consequence, result or effect arises, in connection with or as a result of the execution of this Agreement or the consummation of the Transactions having an annual revenue or expense in excess of $100,000;
(xxii)  any Contract granting rights of first refusal, rights of first negotiation or similar rights or terms to any Person, other than customary renewal or extension rights contained in Contracts entered into in the ordinary course of business and rights in favor of Buyer under the leases of Related-Party Real Property;
(xxiii)  any Contract providing for the development of Intellectual Property, content or technology, solely or jointly, by or for the Company or any of its Subsidiaries and involving remaining payments in excess of $100,000 after the date of this Agreement;

(xxiv)     any Contract involving the payment of royalties to any other Person;
(xxv)     any Contract of indemnification or warranty or any Contract containing any support, maintenance, performance metric requirement, non-performance or deficient performance penalty, charge back of any nature, Lien waiver or service obligation on the part of the Company or any of its Subsidiaries (other than the Company’s customer or carrier Contracts listed in the Disclosure Schedules and any other Contracts that would not be reasonably expected to result in a material liability to the Company or any of its Subsidiaries);
(xxvi)    any Contract with any consultant (which provides for or will likely involve payments to such consultant in excess of $100,000 after the date of this Agreement) of the Company or any Subsidiary thereof;
(xxvii)   any settlement, conciliation or similar Contract, the performance of which will involve payment after the date of this Agreement of consideration in excess of $100,000 or governmental monitoring, consent decree or reporting responsibilities;
(xxviii)  any Contract granting any exclusive rights with respect to the products and services or Intellectual Property of the Company or any of its Subsidiaries of any type or scope to any Person;
(xxix)     any Contract that grants most favored nation status or similar provision;
(xxx)      any other Contract (other than the types in the clauses listed above) involving remaining fixed payments by the Company in excess of $250,000 which cannot be canceled by the Company or any of its Subsidiaries without penalty or further payment by giving notice not to exceed 90 days; or
(xxxi)     any Contract not otherwise covered by the foregoing, that is otherwise material to the Company and its Subsidiaries, taken as a whole.
(b)      The Company has made available to Buyer a true, correct and complete copy of each written Contract set forth on Schedule 2.15(a) or Schedule 2.18(a), including all modifications and amendments thereto, and has made available to Buyer a true, correct and complete written summary of each oral Contract listed on Schedule 2.15(a) or Schedule 2.18(a).  With respect to each Contract set forth on Schedule 2.15(a) or Schedule 2.18(a):  (i) such Contract is valid, binding and in full force and effect in all material respects and is enforceable by the Company or its Subsidiaries in accordance with its respective terms; (ii) neither the Company nor any of its Subsidiaries, nor, to the Sellers’ Knowledge, any other party, is in material breach or default under such Contract; and (iii) there has been no material overpayment or material underpayment with respect to any party’s obligations under such Contract.  Neither the Company nor any of its Subsidiaries has received any written notice of the intention of any party to terminate any Contract listed on Schedule 2.15(a).
(c)      Schedule 2.15(c) sets forth a list of the Company’s 10 largest customers (by consolidated revenue and with notations of (i) such customer’s percentage share of the Company’s revenue for such period and (ii) whether such customer is transactional or dedicated in nature, or both) for each of the five-month period ended May 31, 2018 (the “2018 Customer Contracts”) and the fiscal year ended December 31, 2017, together with a list of the contracts with each such customer, true, correct and complete copies of which, including all modifications and amendments thereto, have been made available to Buyer (collectively, “Customer Contracts”), and neither the Company nor any of its Subsidiaries, nor, to the Sellers’ Knowledge, any other party, is in material breach or default under any 2018 Customer Contract.  Neither the Company nor any Subsidiary has received notice from any customer that such customer intends to terminate, modify, fail to renew, or reduce volumes under, any such 2018 Customer Contract or otherwise adversely impact its volumes or business relations with the Company or any of its Subsidiaries. Except as set forth on Schedule 2.15(c), to the Sellers’ Knowledge there is no fact or circumstance (including the consummation of the Transactions) that could reasonably be expected to cause any such customer to cease or materially diminish the use of the products or services of the Company or any of its Subsidiaries under the 2018 Customer Contracts after the Closing.

(d)       Schedule 2.15(d) sets forth a list of the Company’s 10 largest Suppliers (by consolidated expenses) for each of the five-month period ended May 31, 2018 (the “2018 Vendor Contracts”) and the fiscal year ended December 31, 2017, together with a list of the Contracts with each such Supplier, true, correct and complete copies of which, including all modifications and amendments thereto, have been made available to Buyer (collectively, “Vendor Contracts”), and neither the Company nor any of its Subsidiaries, nor, to the Sellers’ Knowledge, any other party, is in material breach or default under any 2018 Vendor Contract.  Neither the Company nor any Subsidiary has received notice from any Supplier that such Supplier intends to terminate, modify, fail to renew, or reduce volumes under any such 2018 Vendor Contract or otherwise adversely impact its volumes or business relations with the Company or any of its Subsidiaries. Except as set forth on Schedule 2.15(d), to the Sellers’ Knowledge there is no fact or circumstance (including the consummation of the Transactions) that could reasonably be expected to cause any such Supplier to cease or materially diminish its provision of products or services to the Company or any of its Subsidiaries under the 2018 Vendor Contracts after the Closing.
2.16    Intellectual Property.
(a)      All of the patents, internet domain names, registered trademarks, registered service marks, registered copyrights, and applications for any of the foregoing Intellectual Property, owned or exclusively licensed by the Company or any of its Subsidiaries (collectively, the “Registered Intellectual Property”) are set forth on Schedule 2.16(a)(i).  All currently due maintenance fees or renewal fees for the Registered Intellectual Property have been paid and all necessary documents and certificates for the Registered Intellectual Property have been filed with the relevant patent, copyright, trademark, Internet registrar, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining or renewing such Registered Intellectual Property.  Except as set forth on Schedule 2.16(a)(ii), there are no actions that must be taken by the Company or any of its Subsidiaries within sixty (60) days of the Closing Date, including the payment of any registration, issue, examination, maintenance or renewal fees or annuities or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. The Intellectual Property owned by the Company or its Subsidiaries (the “Owned Intellectual Property”) and the Intellectual Property licensed by the Company from third parties is all of the Intellectual Property that is used by the Company in the conduct of its business as currently conducted and as conducted since January 1, 2017. Schedule 2.16(a)(iii) sets forth each material license or sublicense that the Company or any of its Subsidiaries has granted to any third party with respect to any Intellectual Property.

(b)      Except as set forth on Schedule 2.16(b), the Company or a Subsidiary thereof owns and possesses all right, title and interest in and to, or possesses the valid right to use, all Intellectual Property used or held for use in the conduct of the business as currently conducted and as conducted since January 1, 2017 (the “Company Intellectual Property”), in each case free and clear of all Liens, exclusive licenses granted to third parties, and non-exclusive licenses not granted in the ordinary course of business, and other encumbrances. Except as set forth on Schedule 2.16(b), (i) the conduct of the business of the Company as currently conducted and as it has been conducted in the past three years has not and does not infringe, misappropriate, dilute, or otherwise violate the Intellectual Property of any Person; (ii) there are no pending actions alleging that the Company or any of its Subsidiaries are infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any Person or that seek to limit or challenge the validity, enforceability, ownership or use of the Owned Intellectual Property; and (iii) neither the Company nor any of its Subsidiaries has received, in the past six years, any claim, “cease and desist” letter, or like correspondence from any Person alleging any Intellectual Property infringement, misappropriation, dilution or other such violations.  There are no Contracts or outstanding judicial or administrative orders to which the Company or its Subsidiaries is a party or by which they are bound, which restricts the Company’s or any of its Subsidiaries’ rights to use any of the Company Intellectual Property.  To the Sellers’ Knowledge, the Company Intellectual Property is valid and enforceable.
(c)       All employees, contractors and agents of the Company and each of its Subsidiaries involved in the conception, development, authoring, creation, or reduction to practice of any Company Intellectual Property have executed Contracts that assign such Intellectual Property to the Company or the applicable Subsidiary on substantially the form made available to Buyer.  The Company and its Subsidiaries have provided Buyer a true, correct, and complete description of steps taken to protect and, where applicable, maintain in confidence, trade secrets of the Company and its Subsidiaries and third parties, including obtaining from employees, directors, officers and consultants confidentiality Contracts between the Company and such employees, directors, officers, or consultants on substantially the form made available to Buyer.  Except as set forth in Schedule 2.16(c), no present or former officer, director, employee, or contractor of Company or its Subsidiaries, has any ownership interest, in whole or in part, in any Company Intellectual Property, or the right to receive royalty or other payments for Intellectual Property used or held for use by the Company or any of its Subsidiaries.
(d)      The Company and its Subsidiaries own or lease all Computer Systems that are necessary for the operation of its business.  To the Sellers’ Knowledge, the Computer Systems do not contain software routines or hardware components intentionally designed to permit (i) unauthorized access to a computer or network, (ii) unauthorized disablement or erasure of software, hardware or data, or (iii) any other similar type of unauthorized activities. To the Sellers’ Knowledge, there has been no failure, material substandard performance or breach of any Computer Systems which have caused any material disruptions to the business of Company or its Subsidiaries or resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by the Company or any of its Subsidiaries.  The Company and its Subsidiaries have taken the steps to provide for the back-up and recovery of data and information described on Schedule 2.16(d).  The Company and its Subsidiaries have, pursuant to written software licenses, the authorized number of users or seats used in the business of Company and its Subsidiaries as currently conducted.

(e)        Except as set forth on Schedule 2.16(e), the Company or its Subsidiaries have possession of all material Technology necessary to operate the business of the Company and its Subsidiaries as currently conducted.
(f)        Except as set forth on Schedule 2.16(f), none of the Company Software owned and/or currently under development by or on behalf of the Company or any of its Subsidiaries uses, incorporates or distributes any Open Source Code in a manner that could:  (i) place conditions on the use or distribution of such Company Software; (ii) require the license of such Company Software or any portion thereof for the purpose of making modifications or derivative works; (iii) require the distribution of such Company Software or any portion thereof without charge; (iv) require or condition the disclosure, licensing or distribution of any source code or any portion of Company Software; or (v) otherwise impose a limitation, restriction or condition on the right of the Company or any of its Subsidiaries to use or distribute any Company Software or any portion thereof.
(g)       To the Sellers’ Knowledge, the Company and its Affiliates have complied in all material respects with all Contracts, privacy policies, laws and regulations applicable to the Company and its Subsidiaries regarding personally identifiable information, including any such data privacy laws, PCI Data Security Standards, consumer privacy laws, or agreements with third parties, in every jurisdiction where (i) the Company or its Subsidiaries conduct business or (ii) residents of such jurisdiction have provided personally identifiable information to the Company and its Subsidiaries.  Neither the Company nor any of its Subsidiaries has been legally required to provide any notices to data owners in connection with a disclosure of personally identifiable information.
(h)        The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not:
(i)    encumber or adversely affect the right to use any Intellectual Property presently owned, used or held for use by Company or any of its Subsidiaries in the conduct of its business; or
(ii)   cause Company or its Subsidiaries to be contractually obligated to pay any royalties or other amounts to any third party in excess of the amounts that such party would have been obligated to pay if this Agreement had not been executed, delivered, and performed or the Transactions consummated.
2.17     Litigation.
(a)       Except as set forth on Schedule 2.17(a), there are no Proceedings pending or, to the Sellers’ Knowledge, threatened against or affecting the Company or any of its Subsidiaries or their respective partners, managers, members, officers, directors, agents, employees, predecessors or indemnified persons in their capacities as such, at law or in equity, before or by any Governmental Authority or arbitration or mediation authority or otherwise in existence, nor, to the Sellers’ Knowledge, is there any reasonable and valid basis for any such Proceeding based on acts or omissions of the Sellers, the Company or any of its Subsidiaries, in each case in which a reserve in excess of $50,000 has been established, or the Company’s or any of its Subsidiaries’ maximum estimated liability is in excess of $50,000.

(b)         Neither the Company nor any of its Subsidiaries is a party to or subject to or in default under any outstanding Order of any Governmental Authority or arbitration or mediation authority.
(c)         Except as set forth on Schedule 2.17(c), since December 31, 2017, the Company and its Subsidiaries have not settled or received a final Order concerning any outstanding Proceeding for an amount in excess of $50,000.
(d)         Except as set forth on Schedule 2.17(d), neither the Company nor any of its Subsidiaries has any Proceeding pending against any other Person in an amount in excess of $25,000.
2.18       Employee Benefit Plans.
(a)         Schedule 2.18(a) lists each of the following which is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, former employees, directors, former directors, or any agents, consultants, or similar representatives providing services to or for the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability:
(i)    each “employee benefit plan,” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”);
(ii)    each personnel policy, stock option, stock purchase, stock appreciation rights, phantom equity, or any other equity-based plan, program, agreement or arrangement, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, retention or severance pay plan, policy or Contract, deferred compensation Contract or other arrangement, compensation or supplemental income arrangement, consulting Contract, employment Contract and each other employee benefit plan, Contract or other arrangement, program, practice or understanding which is not described in Schedule 2.18(a)(i), whether written or unwritten (“Benefit Program or Agreement”).
(b)        With respect to each Plan and each Benefit Program or Agreement, the Company has made available to Buyer copies (as applicable) of (i) the applicable plan or other governing documents currently in effect, and any related trusts, insurance, group annuity Contracts, and each other funding or financing arrangement related thereto, including any amendments (or, in the case of any unwritten arrangement, a written description of the terms thereof), (ii) the most recent summary plan description and amendments and modifications thereto, (iii) the most recent determination letter or opinion letter received from the Internal Revenue Service, (iv) the latest financial statements, and (v) the latest annual or other report filed with any Governmental Authority.

(c)         Neither the Company nor any of its Subsidiaries, nor any corporation, trade, business or entity under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (a “Commonly Controlled Entity”), has ever (i) sponsored, maintained, participated in or contributed to any plan which is subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA or is a “multiemployer plan” (as defined in Section 3(37) of ERISA) or (ii) incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination, insolvency or reorganization of any multiemployer plan.  No Plan provides for medical or life insurance benefits to retired or former employees of the Company or any of its Subsidiaries (other than as required under Code Section 4980B, or similar state Legal Requirement).
(d)        Except as set forth on Schedule 2.18(d):
(i)    Each Plan and Benefit Program or Agreement complies in all material respects in form and operation with its terms, the requirements of the Code, ERISA, and all other applicable laws;
(ii)    Each Plan that is intended to be qualified under Section 401(a) of the Code meets such requirements and has received a favorable determination letter or opinion letter from the Internal Revenue Service within the applicable remedial amendment periods and no amendments have been made to any such Plan following the receipt of a determination letter or opinion letter that would jeopardize such Plan’s qualified status;
(iii)   There are no Proceedings (other than routine claims for benefits under such plans) pending or to Sellers’ Knowledge threatened against any of the Plans, Benefit Programs or Agreements or their assets;
(iv)   As to any Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code;
(v)   No act, omission or transaction has occurred which would result in imposition on the Company or any of its Subsidiaries of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;
(vi)  To the Sellers’ Knowledge, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans or Benefit Program or Agreements before the Internal Revenue Service, the Department of Labor, the Pension Guaranty Benefit Corporation or any other Governmental Authority; and

(vii)    No trust funding a Plan is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code.
(e)        Except as set forth on Schedule 2.18(e):
(i)      All contributions (including all employer contributions and employee salary reduction contributions) that are due and owing have been paid to each Plan that is an “employee pension benefit plan” (or related trust or held in the general assets of the Company or any of its Subsidiaries, as appropriate), and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Plan or accrued in accordance with past custom and practice of the Company and its Subsidiaries;
(ii)     All premiums or other payments that are due and owing (except retroactive premium adjustments (if any) that may become due) for all periods ending on or before the Closing Date have been paid or accrued in accordance with past custom and practice of the Company and its Subsidiaries with respect to each Plan that is an “employee welfare benefit plan” (as defined in Section 3(l) of ERISA); and
(iii)    The Company and each of its Subsidiaries are in compliance in all material respects with the provisions of the Patient Protection and Affordable Care Act of 2010, as amended (the “ACA”), and applicable regulations and other regulatory guidance issued under such act, and the Company and its Subsidiaries have not received written notice of, and to the Sellers’ Knowledge there is no reason to expect any Tax or liability to be incurred as a result of the application of the ACA other than has been paid or accrued.
(f)        Each Plan which is an “employee welfare benefit plan” (as defined in Section 3(l) of ERISA) may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.
(g)       Except as otherwise set forth on Schedule 2.18(g), no Plan or Benefit Program or Agreement provides that payments pursuant to such Plan or Benefit Program or Agreement may be made in securities of the Company, any Subsidiary of the Company or any Commonly Controlled Entity, nor does any trust maintained pursuant to any Plan or Benefit Program or Agreement hold any securities of the Company, any Subsidiary of the Company or any Commonly Controlled Entity.
(h)       The execution and delivery of this Agreement and the consummation of the Transactions (either alone or in combination with any other event) will not (i) require the Company, any of its Subsidiaries, the Buyer or any of their Affiliates to make a larger contribution to, or pay greater compensation, payments or benefits under any Plan or Benefit Program or Agreement, (ii) create or give rise to any additional vested rights or service credits under any Plan or Benefit Program or Agreement or (iii) accelerate the time of vesting, payment or funding of any amount or benefit due pursuant to any Plan or Benefit Program or Agreement.

2.19    Insurance.
(a)      Schedule 2.19 lists each insurance policy and bond maintained by or otherwise covering the Company or any of its Subsidiaries and describes any self-insurance or co-insurance arrangements by or affecting the Company or any of its Subsidiaries (the “Insurance Policies”).  Schedule 2.19 also sets forth the name of the insurer under each such policy and bond, the type of policy or bond, the expiration dates thereof, and the coverage amounts and applicable deductible thereunder since January 1, 2015.  All such Insurance Policies are in full force and effect, and no notice or, to the Sellers’ Knowledge, threat of a rate increase, non-renewal, cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such Insurance Policy.  Neither the Company nor any of its Subsidiaries has failed to give any notice or present any material claim under any Insurance Policy in due and timely fashion or as required by any Insurance Policy.  The Company has provided or made available to Buyer true, correct, and complete copies of all such policies of insurance and bonds set forth on Schedule 2.19.
(b)      Except as set forth on Schedule 2.19(b), there is no claim pending under any of such policies or bonds listed on Schedule 2.19 with an accrued amount in excess of $50,000.  All premiums due and payable under all such policies and bonds have been timely paid, and the Company and each of its Subsidiaries are otherwise in compliance with the terms of such policies and bonds.  The insurance coverage provided by the policies and bonds described in Schedule 2.19 will not terminate or lapse by reason of the consummation of any of the Transactions.  Such policies are sufficient for the compliance with all Legal Requirements and all Material Contracts relating to the Company or any of its Subsidiaries.
2.20    Compliance with Laws.  Except as otherwise set forth on Schedule 2.20: (a) at all times during the past three years, the Company and each of its Subsidiaries have complied in all material respects with all Legal Requirements material to the operation of the business as presently conducted; (b) no investigation, audit or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the Sellers’ Knowledge, threatened; (c) no written notices alleging a violation, or, to the Sellers’ Knowledge, any other communication regarding, any violation, investigation relating to any violation, or threat to be charged with any violation, have been received by the Company or any of its Subsidiaries, in each case with respect to any such Legal Requirements.
2.21     Environmental Matters.  Except as set forth on Schedule 2.21:
(a)       The Company and each of its Subsidiaries and their properties and operations are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with Environmental Laws in all material respects;
(b)       The Company and each of its Subsidiaries possess, and are in compliance in all material respects with, all Environmental Permits required for their operations and such Environmental Permits are in the name of the proper entity and will remain valid following the Closing;

(c)        The Company and each of its Subsidiaries and their properties and operations are not subject to any pending or, to the Sellers’ Knowledge, threatened Environmental Claims, nor have the Sellers or the Company or any of its Subsidiaries received any notice of violation, noncompliance, or enforcement or any notice of investigation or remediation from any Governmental Authority pursuant to Environmental Laws;
(d)        There has been no Release of any Hazardous Substance by the Company or any of its Subsidiaries or in connection with their properties or operations in violation of any Environmental Laws or in a manner that could give rise to any remedial or corrective action obligations pursuant to Environmental Laws (excluding minor spills of petroleum products due to operations and accidents ordinarily associated with the trucking business that have been fully remediated);
(e)        There has been no exposure of any Person or property to any Hazardous Substance in connection with the Company’s or any of its Subsidiaries’ properties or operations thereon that could reasonably be expected to form the basis for any material Environmental Claim or any other material claim for damages or compensation;
(f)        Other than pursuant to leases and other Contracts containing customary indemnification and similar provisions, the Company and each of its Subsidiaries have not assumed or retained by contract, Order or operation of any Legal Requirement any liability (i) of any Person (other than the Company and each of its Subsidiaries) in respect of any Environmental Claim or pursuant to Environmental Laws, or (ii) with respect to any property formerly owned or operated by, or any business or operations formerly conducted by, either the Company or any of its Subsidiaries; and
(g)       The Sellers have made available for inspection by Buyer complete and accurate copies of all material environmental assessment and audit reports and studies, all Environmental Permits, and all correspondence addressing environmental obligations or Environmental Claims relating to the Company and each of its Subsidiaries and their properties and operations that are in the possession of or otherwise available to the Sellers, in each case dated since January 1, 2012.
2.22    Affiliated Transactions.  Except as set forth on Schedule 2.22, no director, officer, stockholder, member, partner or any Affiliate of the Sellers, the Company or any of its Subsidiaries or, to the Sellers’ Knowledge, any individual in such director’s, officer’s, member’s, partner’s, holder’s or Affiliate’s immediate family or any entity controlled by any such director, officer, stockholder, member, partner or Affiliate of the Sellers or the Company, (i) is a party to any Contract or transaction with or (except under terms of employment, as applicable) provides any services to the Company or any of its Subsidiaries, (ii) has any interest in any tangible or intangible property used by the Company or any of its Subsidiaries, or (iii) has, directly or indirectly, any material interest in any Person that competes with, or does business with, or has any contractual arrangement with, the Company or any of its Subsidiaries (clauses (i), (ii) and (iii) collectively, “Affiliated Transactions”). Except for obligations under the Related-Party Leases (but only if such obligations are considered in the calculation of Final Aggregate Closing Consideration, and then only to the extent such consideration resulted in an actual adjustment to Final Aggregate Closing Consideration), (a) none of said Persons has any claim, charge, action, or cause of action against the Company or any of its Subsidiaries, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay, or accrued salary and bonus or accrued benefits under a Plan existing on the date hereof, and (b) none of said Persons owes any money to the Company or any of its Subsidiaries.

2.23    Sufficiency of and Title to Assets.  The assets owned, leased, or licensed by the Company and its Subsidiaries as of the date hereof (and for the avoidance of doubt, immediately following the consummation of the Transactions) constitute all material assets used in connection with the business of the Company and its Subsidiaries, and such assets constitute all the assets necessary for the Company and its Subsidiaries to continue to conduct its business in the same manner as they are presently being conducted or proposed to be conducted.  Except as set forth in Schedule 2.23 and for physical damage for which adequate accruals are reflected in the Interim Financial Statements, the Rolling Stock, taken as a whole, (i) is in the Company’s possession and control, (ii) is in good operating condition and repair (subject to normal wear, repairs, and maintenance), (iii) is usable in the ordinary course of business, (iv) is properly and currently licensed and registered and is otherwise in conformance with applicable Legal Requirements, Permits, warranties and maintenance schedules relating to its construction, manufacture, modification, use and operation, (v) is in good operating condition as compared to tractors and trailers of its age and type and (vi) has been maintained and serviced in a manner materially consistent with manufacturers’ recommendations and requirements, United States Department of Transportation (“USDOT”) standards and the standards of any other Governmental Authority applicable to the Rolling Stock. Schedule 2.23-1 sets forth the Rolling Stock owned or leased by the Company or any of its Subsidiaries as of the date of the Latest Balance Sheet (and indicates whether such Rolling Stock is either owned or leased), and, except for acquisitions and dispositions in the ordinary course of business since such date, such Rolling Stock is owned or leased by the Company or the applicable Subsidiary of the Company as of the Closing Date. The assets of the Company and its Subsidiaries are not subject to any Lien, except for Liens disclosed on Schedule 2.23 and Liens not securing any Indebtedness that are immaterial individually and in the aggregate.
2.24      Labor and Employment Matters.
(a)        Schedule 2.24(a) sets forth a true, correct and complete list of all employees of the Company and/or any of its Subsidiaries (the “Business Employees”).  Schedule 2.24(a) sets forth each Business Employee’s name, employing entity or employing entities, job title, principal place of employment, status as exempt or non-exempt under the Fair Labor Standards Act, original hire date, service date, bonus and other compensation paid for calendar year 2017 and paid or payable for calendar year 2018, current base salary or base wages and all other forms of compensation for which such Business Employee is eligible, description of any current leave status (including nature and anticipated duration), details of any visa and details of any co-employment relationship.
(b)        Except as set forth on Schedule 2.24(b):
(i)    neither the Company nor any of its Subsidiaries is, are, or have been, a party to or bound by any collective bargaining agreement or other Contract with a labor union or other representative of employees and no such Contract is currently being negotiated;

(ii)    no Business Employee is represented by a labor union or similar representative and there have been no union certification or representation petitions with respect to any Business Employees or other individuals who have provided services to the Company or any of its Subsidiaries and, to the Sellers’ Knowledge, no union organizing campaign or similar effort is pending or threatened with respect to any Business Employees;
(iii)   There is no legal, administrative or other claim, charge, labor dispute, grievance or arbitration proceeding pending or, to Sellers’ Knowledge, threatened by or with respect to any Business Employee or any other individual who has provided services with respect to the Company. Since January 1, 2015, the Company has complied in all material respects with all Legal Requirements with respect to the employment or engagement of each Business Employee and each other individual who has provided services with respect to the Company (including the Fair Labor Standards Act and all such Legal Requirements regarding wages and hours, classification of employees and contractors, anti-discrimination, anti-retaliation, recordkeeping, employee leave, Tax withholding and reporting, immigration and safety) and as of the Closing Date, each Business Employee and any other individual who has provided services with respect to the Company will have been paid all wages, bonuses, compensation and other sums owed to such Business Employee or other individual as of such date or (only if such obligations are considered in the calculation of Final Aggregate Closing Consideration, and then unless constituting working capital liabilities incurred in the ordinary course of business consistent with past practices addressed under Section 1.02, only to the extent such consideration resulted in an actual adjustment to Final Aggregate Closing Consideration) the appropriate amounts will have been accrued as a current liability in the Sellers’ calculation of the Estimated Aggregate Closing Consideration;
(iv)  since January 1, 2017, there has not been any strike, slowdown, picketing, work stoppage, lockout, employee grievance process, union organizational activity, or other labor dispute involving the Company or any of its Subsidiaries, or any of foregoing entities’ respective Affiliates;
(v)    with respect to all Business Employees and former employees and contractors of the Company and its Subsidiaries, since January 1, 2015, there has not been any proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations, including any charge or complaint filed with the National Labor Relations Board, or any comparable Governmental Authority and there has not been any material proceeding relating to any alleged violation of any Legal Requirement pertaining to employment or wage practices, including any charge or complaint filed with the Equal Employment Opportunity Commission, U.S. Department of Labor, or any comparable Governmental Authority;
(vi)    Neither the Company nor any of its Subsidiaries has agreed to recognize a collective bargaining agent; and

(vii)    there are no current or, to the Sellers’ Knowledge, threatened investigations relating to the classification of independent contractors engaged by the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries, nor any of foregoing entities’ respective Affiliates, has received notice from any Governmental Authority or other third party that such authority or other third party is seeking to reclassify all or any portion of the Company’s or any of its Subsidiaries’, or any of foregoing entities’ respective Affiliates’, independent contractors as employees for any purpose.
2.25     Drivers.
(a)       Neither the Company nor any of its Subsidiaries:
(i)     is required by agreement with any driver to segregate from the Company’s or any of its Subsidiaries’ general funds monies collected for such driver or is otherwise restricted from use of such funds, except with respect to Tax levies, garnishments, and other amounts incurred in the ordinary course of business, including but not limited to advances to drivers and owner-operators and maintenance escrows;
(ii)    holds or is required to hold any funds in trust for a driver, in respect of such driver’s services; or
(iii)   has any fiduciary relationship or duty to any driver arising out of or in connection with any Contract with any driver.
(b)        No driver, whether pursuant to contract or otherwise, controls the method of collection of the Company’s or any of its Subsidiaries’ accounts or restricts the use of proceeds thereof after receipt by the Company or any of its Subsidiaries.
(c)        No driver, whether pursuant to contract or otherwise, has the right to seek payment from, or otherwise has recourse against, any Person obligated on an account for payables by the Company or any of its Subsidiaries to such driver.
(d)        All payments by the Company and its Subsidiaries in respect of payables to drivers, whether pursuant to contract or otherwise, are made from the general funds of the Company or its Subsidiaries in the ordinary course of business.
2.26      Owner-Operators.
(a)        Each of the Company’s and each of its Subsidiaries’ contracts with its owner-operators complies in all material respects with the federal truth-in-lending regulations set forth in 49 C.F.R. Part 376, and in the past three years, all payments, deductions, chargebacks, and other actions of the Company or any of its Subsidiaries with regard to its owner-operators have complied in all material respects with the terms and conditions of such contracts and regulations.
(b)        Each of the Company’s and each of its Subsidiaries’ contracts with its owner-operators (i) complies in all material respects with all applicable Legal Requirements, (ii) has been duly and validly executed and delivered by the Company or its Subsidiaries, as applicable, and, to the Sellers’ Knowledge, the respective owner-operator, (iii) is in full force and effect and is valid and enforceable in accordance with its terms, and (iv) does not require the consent of any Person in connection with the transactions contemplated by this Agreement.  Except as would not reasonably be expected to result in any material liability to the Company and its Subsidiaries taken as a whole, no event has occurred or circumstance exists that (with or without notice or lapse of time or both) would be reasonably expected to contravene, conflict with or result in a breach of, or give the Company or any of its Subsidiaries or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify any contract between the Company or any of its Subsidiaries and an owner-operator.

(c)        Schedule 2.26(c) is a true, correct, and complete listing, as of the relevant date, of all of the escrowed funds held by the Company or any of its Subsidiaries for each owner-operator, in all material respects, and a listing of any amounts owed to the Company or any of its Subsidiaries by each owner-operator in accordance with the terms of any contract between the Company or any of its Subsidiaries and an owner-operator, all of which are reflected on the Latest Balance Sheet and included in the calculation of Estimated Aggregate Closing Consideration.
2.27      Permits; Safety.
(a)        The Company and its Subsidiaries possess all Permits required to operate their business in all material respects as presently or previously conducted, such Permits are in full force and effect, no Proceeding is pending or, to the Sellers’ Knowledge, threatened which could result in the revocation, reclassification or limitation of any Permit. Neither the Company nor any of its Subsidiaries has received any written notice of or, to the Sellers’ Knowledge, any other communication regarding (i) any actual or possible violation of any Permit or any failure to comply with any term or requirement of any Permit, or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination, or modification of any Permit.  Except as set forth on Schedule 2.27, none of the Permits held by the Company or any of its Subsidiaries will be terminated or impaired or become terminable as a result of the Transactions.  Neither the Company nor any of its Subsidiaries has an unsatisfactory or conditional safety and fitness rating from the Federal Motor Carrier Safety Commission (“FMCSA”), or its predecessor the Federal Highway Administration (“FHWA”), as a result of a compliance review by the FMCSA or FHWA, and there is no compliance review or related proceeding currently pending.  Neither the Company nor any of its Subsidiaries, as applicable, maintains Compliance, Safety and Accountability scores (“CSA Scores”) above the “alert” threshold in each of the seven categories assessed by the FMCSA in connection therewith, and to Sellers’ Knowledge no issues, deficiencies or violations exist which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect upon such CSA Scores resulting in any one or more of the CSA Scores increasing above “alert” threshold.
(b)        Attached hereto as Schedule 2.27(b) is a true and accurate copy of the Carrier Selection Guidelines of the Company and its Subsidiaries describing the minimum qualifications applicable to all motor carriers which the Company and its Subsidiaries currently contracts with for brokered transportation of freight and the procedures employed by the Company and its Subsidiaries to confirm each such motor carriers continuing compliance with such requirements (the “Carrier Selection Requirements”).  All motor carriers which the Company and its Subsidiaries currently contracts with for brokered transportation of freight comply in all material respects with the Carrier Selection Requirements.

2.28    Bank Accounts; Powers of Attorney; Investments; Derivatives.  Schedule 2.28 sets forth (a) the names and locations of all banks, trusts, companies, savings and loan associations and other financial institutions at which the Company or any of its Subsidiaries maintains safe deposit boxes, an account, credit line, lock box or other accounts of any nature with respect to its business, and the account numbers with respect to each of the foregoing, (b) the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto, (c) the names of all Persons, if any, holding powers of attorney from the Company or any of its Subsidiaries, and a summary statement of the terms thereof, (d) all certificates of deposit, debt, or equity securities and other investments owned, beneficially or of record, by the Company or any of its Subsidiaries and (e) any outstanding obligations in respect of a derivative transaction including any foreign exchange transaction.
2.29    Loans to Officers and Directors.  Except as set forth on Schedule 2.29, neither the Company nor any Subsidiary of the Company has outstanding any loans or advances to any officer or director of the Company or any Subsidiary.
2.30    Bribery of Public Officials and Witnesses; Foreign Corrupt Practices Act.
(a)       Neither the Company nor any of its Subsidiaries has violated, attempted, planned, promised to or otherwise acted in contradiction to the anti-bribery and corruption provisions of 18 U.S.C. § 201(b) and (c) or any regulations or rules promulgated thereunder (the “Anti-Kickback Statutes”).  Neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority of, or been investigated by any Governmental Authority with respect to, any violation by the Company, any Subsidiary of the Company or any employee of the Company or any of its Subsidiaries of the Anti-Kickback Statutes and no such investigation has been threatened or is pending.
(b)       (i) the Company and its Subsidiaries are in compliance with the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”), except where the failure to so comply would not result in a material liability to or limitation on the Company or any of its Subsidiaries, taken as a whole, and (ii) since January 1, 2012, the Company and its Subsidiaries have not been investigated by any Governmental Authority with respect to, or been given written notice by a Governmental Authority of, any violation by the Sellers, the Company or its Subsidiaries of the FCPA.
(c)       Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries have, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, established or maintained a secret or unrecorded fund, participated in or co-operated with an international boycott as defined in Section 999 of the Code, violated any provision of the FCPA, or made any bribe, rebate, payoff, influence payment, kickback, or other similar unlawful payment to any officer or employee of any Governmental Authority, a member of a foreign political party, or a candidate for political office in a foreign country, for the purpose of influencing any act or decision of any such Person acting in his or her official capacity or inducing the Person to do or omit to do any action in violation of his or her lawful duty, inducing such Person to use his or her influence with any government to affect or influence any act or decision of such government or instrumentality, in order to assist the Company or any of its Subsidiaries to obtain or retain business for or with, or in directing business to, any Person.

2.31     Books and Records. The Company has provided or made available to Buyer true, correct, and complete copies of (a) all documents identified in the Disclosure Schedules, (b) the Organizational Documents, (c) the Company Subsidiary Organizational Documents, (d) the minute books containing records of all proceedings, consents, actions, and meetings by the managers, members, boards of directors, or similar governing body of the Company and its Subsidiaries, committees of the boards of directors of the Company and its Subsidiaries, and stockholders or other equity holders of the Company and its Subsidiaries, as applicable, in each case, since January 1, 2012, and (e) the stock ledger, journal, and other records of the equity ownership of the Company and its Subsidiaries.  The foregoing books and records of the Sellers, the Company and its Subsidiaries are true, correct and complete in all material respects.
2.32    Restrictions on Business Activities.  Except as set forth on Schedule 2.32, there is no Contract or Order binding upon the Company or any of its Subsidiaries, which has or would reasonably be expected to have, whether before or after consummation of the Transactions, the effect of prohibiting or impairing any current or presently proposed business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries, the conduct of business by the Company or any of its Subsidiaries as currently conducted or as presently proposed to be conducted by the Company or any of its Subsidiaries.
2.33    No Other Representations or Warranties.  SELLERS ACKNOWLEDGE AND AGREE THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY BUYER THAT ARE EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING THE DISCLOSURE SCHEDULES) OR IN ANY TRANSACTION DOCUMENT, BUYER EXPRESSLY DISCLAIMS AND MAKES NO, AND SHALL NOT BE DEEMED TO HAVE MADE ANY, REPRESENTATION OR WARRANTY OF ANY KIND (WHETHER EXPRESS OR IMPLIED) TO SELLERS OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT, NONE OF SELLERS, ANY OF THEIR AFFILIATES, NOR ANY OTHER PERSON ACTING ON BEHALF OF SELLERS MAKES ANY REPRESENTATION OR WARRANTY TO BUYER (WHETHER EXPRESS OR IMPLIED) WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Sellers as follows:
3.01    Good Standing.  Buyer is a corporation existing and in good standing under the laws of the State of Nevada.
3.02    Power and Authority; Authorization.  Buyer has all requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.  The execution, delivery and performance of the Transaction Documents by Buyer and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Buyer, and no other corporate proceedings on Buyer’s part are necessary to authorize the execution, delivery or performance of the Transaction Documents to which Buyer is a party.
3.03    Enforceability.  This Agreement has been duly executed and delivered by Buyer, and assuming that this Agreement is a valid and binding obligation of Sellers, this Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of equitable remedies.  Each other Transaction Document to which the Buyer is a party, has been (or are being in connection with the execution and delivery of this Agreement) duly executed and delivered by Buyer, and assuming that such other Transaction Documents are valid and binding obligations of the other parties thereto, each such Transaction Document constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Legal Requirements affecting creditors’ rights and general principles of equity affecting the availability of equitable remedies.
3.04    No Conflicts.  Except as set forth on Schedule 3.04, the execution, delivery and performance by Buyer of the Transaction Documents to which it is a party and the consummation of the Transactions do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien upon any assets of Buyer, or require any authorization, consent, approval or other action by or notice to any Governmental Authority or other third party that has not been obtained, under the provisions of Buyer’s certificate of incorporation or bylaws, or any Contract or other instrument to which Buyer is bound, or any Legal Requirement to which Buyer is subject.
3.05    Litigation.  There are no Proceedings pending against or affecting Buyer or its Subsidiaries at law or in equity, by or before any Governmental Authority, or arbitration or mediation authority, which would reasonably be expected to adversely affect Buyer’s performance under any Transaction Document to which Buyer is a party or the consummation of the Transactions.
3.06    Brokerage.  There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or other Contract made by or on behalf of Buyer, except those that will be satisfied or otherwise borne by Buyer (and not satisfied or otherwise borne by Sellers or any of their owners or Affiliates).

3.07    No Other Representations or Warranties.  BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLERS THAT ARE EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING THE DISCLOSURE SCHEDULES) OR IN ANY TRANSACTION DOCUMENT, SELLERS EXPRESSLY DISCLAIM AND MAKE NO, AND SHALL NOT BE DEEMED TO HAVE MADE ANY, REPRESENTATION OR WARRANTY OF ANY KIND (WHETHER EXPRESS OR IMPLIED) TO BUYER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS AGREEMENT OR IN ANY TRANSACTION DOCUMENT, NONE OF BUYER, ANY OF ITS AFFILIATES, NOR ANY OTHER PERSON ACTING ON BEHALF OF BUYER MAKES ANY REPRESENTATION OR WARRANTY TO SELLERS (WHETHER EXPRESS OR IMPLIED) WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.
ARTICLE 4
ADDITIONAL AGREEMENTS
4.01     Tax Matters.
(a)        Buyer shall prepare or cause to be prepared all Tax Returns of the Company and its Subsidiaries required to be filed after the Closing Date for all Pre-Closing Periods and all Straddle Periods (collectively, the “Buyer Prepared Returns”), other than income Tax Returns and any amendments thereto required under Legal Requirements to be filed by any Seller and the Company’s Form 1120S for the period up to the date immediately prior to the Closing Date (or through the end of the Closing Date if a Section 338(h)(10) Election is made) and for any prior periods (the “Seller Prepared Returns”), preparation of which will be the responsibility of the Sellers.  The Buyer Prepared Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Legal Requirements.  Not later than 15 days prior to the due date (including extensions) for filing any Buyer Prepared Return (other than a Tax Return relating to sales, use, or payroll Taxes that are required to be filed contemporaneously with, or promptly after, the close of a Tax period), Buyer shall deliver a copy of such Buyer Prepared Return, together with all supporting documentation and workpapers, to Sellers for their review and reasonable comment.  Buyer will cause each Buyer Prepared Return to be timely filed and will provide a copy thereof to Sellers.  Not later than five days prior to the due date for the payment of Taxes with respect to any Buyer Prepared Return, Sellers shall pay or cause to be paid to Buyer the amount of any Seller Taxes with respect to such Buyer Prepared Return.  Not later than 15 days prior to the due date (including extensions) for filing any Seller Prepared Return, Sellers shall deliver a copy of such Seller Prepared Return, together with all supporting documentation and workpapers, to Buyer for its review and reasonable comment.  Sellers will cause each Seller Prepared Return to be timely filed, pay any Taxes owed for the period covered by such Seller Prepared Return and provide a copy thereof to Buyer.
(b)        In completing any Seller Prepared Returns for the relevant Tax period and for any Straddle Period, the Indebtedness and Transaction Expenses paid at or prior to the Closing by the Company or its Subsidiaries will, to the extent properly deductible by Sellers for federal or applicable state and local income tax purposes, be allocated to Sellers.  For the avoidance of doubt, any accrued liabilities taken into account in computing the “aggregate deemed sale price” pursuant to Treasury Regulation Section 1.338-4 and Section 6.01 (i) below will, to the extent properly deductible by Sellers for federal or applicable state and local income tax purposes, be allocated to such pursuant to Treasury Regulations Sections 1.461-4(d)(5) and 1.338-4(d).  The parties will not make an election under Treasury Regulation Section 1.1502-76(b)(2)(ii) (or any corresponding or similar provision of applicable state, local or foreign income Tax law) to ratably allocate the 2018 income and loss of the Company and its Subsidiaries.

(c)        Except as otherwise required by applicable law (including in connection with a voluntary disclosure agreement), Buyer will not amend (or cause to be amended) any Tax Return of the Company or its Subsidiaries, for any Pre-Closing Period or Straddle Period, or make (or cause to be made) any Tax filing or election that has retroactive effect to any Pre-Closing Period or Straddle Period (other than the Section 338(h)(10) Election), in each case without the prior written consent of the Sellers which consent will not be unreasonably withheld, conditioned or delayed; provided that such prior written consent shall not be required if such Tax Return is required by law to be amended or if such Tax filing or election is required by law to be made (including in connection with a voluntary disclosure agreement).
(d)         Buyer and the Sellers shall attempt in good faith to resolve any disagreements regarding any Buyer Prepared Return and any Seller Prepared Return prior to the filing due date (including applicable extensions).  In the event that Buyer and Sellers are unable to resolve any dispute with respect to such Buyer Prepared Return or Seller Prepared Return, such dispute shall be resolved by an independent accounting firm mutually acceptable to both Buyer and Sellers. The fees and expenses of such accounting firm shall be borne equally by Sellers, on the one hand, and Buyer on the other.  If any dispute with respect to a Buyer Prepared Return or a Seller Prepared Return is not resolved prior to the applicable filing due date (including applicable extensions), such Buyer Prepared Return or Seller Prepared Return shall be filed in the manner that Buyer deems correct and consistent with this Agreement; provided, however, that such Buyer Prepared Return or Seller Prepared Return shall be amended to the extent necessary to reflect the subsequent resolution of any such dispute by the independent accounting firm.
(e)         In the case of such Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that is attributable to the portion of the period ending on the Closing Date shall be:
(i)     in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the Tax period of the Company and its Subsidiaries ended with (and included) the Closing Date; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period; and

(ii)    in the case of Taxes that are imposed on a periodic basis with respect to the assets or capital of the Company or any Subsidiary, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire period.
(f)       Buyer and Sellers shall cooperate fully as and to the extent reasonably requested by the other party in connection with the filing of Tax Returns and any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the assets, operations or activities of the Company and its Subsidiaries.  Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Each of the Sellers and Buyer agrees, upon request of the other, to use commercially reasonable efforts to obtain any certificate or other documentation from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on the Buyer, the Company or any Subsidiary or Sellers, including, but not limited to, with respect to the transactions contemplated hereby.  The Company and its Subsidiaries and Sellers shall (i) retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries, or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.  Notwithstanding the above, the control and conduct of any Tax Proceeding that is a third-party action shall be governed by Section 5.05.
(g)       Any Tax refunds that are received by Buyer or its Affiliates (including the Company after the Closing), and any amounts credited against Taxes to which Buyer or its Affiliates may become entitled, that relate to Seller Taxes for Pre-Closing Periods or portions thereof for any Straddle Period (other than any refund resulting from the carryback of a net operating loss or other Tax arising in a Tax period or portion thereof beginning after the Closing Date) will be for the account of Sellers, and Buyer will pay over to Sellers any such refund or credit within ten (10) days after receipt or entitlement thereto.  If any such refund or credit is subsequently disallowed, the Taxes payable by the Company in connection with the disallowance of such refund or credit will be treated as Seller Taxes subject to indemnification or escrow recovery under Section 5.04.
(h)       All transfer, documentary, sales, use, stamp, registration or other similar Taxes imposed on the Company or any of its Subsidiaries or the Sellers as a result of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) and any penalties or interest with respect to the Transfer Taxes will be borne fifty percent (50%) by Sellers and fifty percent (50%) by Buyer.  The Buyer will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.  Buyer and Sellers will cooperate in the filing of any returns with respect to the Transfer Taxes, including promptly supplying information in their possession that is reasonably necessary to complete such Tax Returns.  Buyer and Sellers shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(i)       If a Section 338(h)(10) Election is made, Buyer shall provide Sellers with an allocation of the Purchase Price and the liabilities of the Company and Subsidiaries for which such election is made (plus other relevant items) among the assets of such Company and Subsidiaries pursuant to section 338 of the Code and the regulations thereunder and consistent with the principles set forth on Schedule 1.06 (the “Tax Allocation”).  Buyer shall adjust the Tax Allocation to reflect any adjustments to the Purchase Price hereunder and shall provide Seller with a copy of the revised Tax Allocation. Sellers and Buyer shall, and shall cause their Affiliates to, report consistently with the Tax Allocation in all Tax Returns, including IRS Form 8594, which Buyer and Sellers shall timely file with the IRS, and neither Sellers nor Buyer shall take any position in any Tax Return that is inconsistent with the Tax Allocation, as adjusted, in each case, unless required to do so by an Order, and Sellers and Buyer agree to promptly advise each other regarding the existence of any Tax audit, controversy, or other Proceeding relating to the Allocation.
(j)       Sellers agree that, if requested by Buyer not later than ninety (90) days after the Closing Date, Sellers will join Buyer in making a timely, irrevocable and effective Section 338(h)(10) Election.  To facilitate such election, at the Closing, Sellers shall deliver to Buyer IRS Forms 8023 or successor forms and any similar forms under state or local law (each a “Form 8023”) with respect to Buyer’s purchase of the Company Stock, which Forms 8023 shall have been duly executed by authorized persons on behalf of Sellers.  If Buyer elects to make one or more Section 338(h)(10) Elections, prior to the due date thereof, Buyer shall (i) cause the applicable Form 8023 to be duly executed by an authorized person for Buyer; (ii) complete the schedules required to be attached thereto (including providing appropriate information for each entity for which Buyer elects to make a Section 338(h)(10) Election); (iii) provide a copy of the executed Form 8023 and schedules to Sellers; (iv) deliver the Gross Up Payment to the Sellers in accordance with Section 1.06; and (v) duly and timely file the Form 8023 as prescribed by Treasury Regulation Section 1.338(h)(10)-1 or applicable provision under state or local law.  If Buyer elects to make one or more Section 338(h)(10) Elections, Buyer, the Company and Sellers will file all Tax Returns (such as IRS Form 8883 or any other forms or reports required to be filed pursuant to Section 338 of the Code or any comparable provisions of state or local law) and information reports in a manner consistent with the Tax Allocation, as finally determined, except as otherwise required by a final determination as defined in Section 1313 of the Code.
4.02    Further Assurances.  From time to time from and after the Closing, as and when reasonably requested by the other party, each Seller and its Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as Buyer may reasonably deem necessary to evidence and effectuate the Transactions, including, if requested by Buyer or its Affiliates, assistance with respect to any claim by Buyer (or one of its Affiliates) under the R&W Policy.

4.03    Release.
(a)      Effective as of the Closing, each Seller on its behalf and on behalf of each member of the Seller Group, hereby finally, unconditionally, irrevocably and absolutely forever releases, acquits, remises and discharges, to the fullest extent permitted by applicable Legal Requirements, each member of the Company Group, both individually and in their official capacities, from any and all claims that any member of the Seller Group may now have, has ever had or that might subsequently accrue to such member of the Seller Group, including any claims (i) that may be asserted derivatively whether on behalf of the Company or otherwise against any current or former officer, director, partner, member, manager or employee of any member of the Company Group, including with respect to the negotiation, execution and delivery of this Agreement or any Transaction Document, (ii) arising on account of or arising out of any matter, cause or event related to such Seller’s direct or indirect, record or beneficial, ownership of the Company Stock or other securities of any member of the Company Group, (iii) relating to breach of fiduciary duty, (iv) relating to breach of the organizational documents of any member of the Company Group, (v) relating to slander, libel or disparagement of such Seller or of his family members by any member of the Company Group occurring prior to the date hereof, (vi) relating to requests for information or any failure to provide required reports or complete or correct information to such Seller, or any officers, directors or managers of any member of the Company Group, (vii) relating to the operation or management of any member of the Company Group by the partners, officers, directors, managers and Affiliates of such member of the Company Group, (viii) relating to any failure of any member of the Company Group to offer such Seller the right to acquire any additional securities of any member of the Company Group or any violation of any preemptive rights of such Seller, or (ix) relating to such Seller’s employment by any member of the Seller Group or the termination thereof (the “Seller Released Claims”); provided, however, that the foregoing release and discharge shall not apply to any (x) rights and claims arising from or in connection with this Agreement or any Transaction Document (including claims arising after the Closing under the Related Party Leases), (y) compensation for services rendered and reimbursement of expenses payable to such Seller in such Seller’s capacity as an employee or officer of the Company in the ordinary course of business relating to the pay period in which the Closing occurs, or (z) rights and claims arising from a Seller’s employment relationship with the Company Group for any period beginning after the Closing.
(b)     THE RELEASE IN SECTION 4.03(a) IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED OR PROVEN THAT ALL OR SOME OF THE CLAIMS OR DAMAGES RELEASED WERE SOLELY AND COMPLETELY CAUSED BY ANY ACTS OR OMISSIONS, WHETHER NEGLIGENT, GROSSLY NEGLIGENT, INTENTIONAL OR OTHERWISE, OF OR BY (AND WHETHER DIRECTLY OR INDIRECTLY BY AGENTS OR REPRESENTATIVES OF) THE COMPANY GROUP.
(c)      Each Seller represents and warrants that it has not transferred, pledged, assigned or otherwise hypothecated to any other Person all or any portion of any Seller Released Claims (or any claims that would constitute Seller Released Claims but for any such transfer, pledge or assignment) or any rights or entitlements with respect thereto.

(d)      Each Seller acknowledges that the provisions of Section 4.03(a) are valid, fair, adequate and reasonable and were agreed to with its full knowledge and consent, were not procured through fraud, duress or mistake and have not had the effect of misleading, misinforming or failing to inform such Seller. Each Seller further acknowledges that, in signing the release set forth in Section 4.03(a), it has not relied on any promises or representations, express or implied, that are not referred to herein.
(e)      Each Seller, on its own behalf and on behalf of each member of the Seller Group, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, or assisting any party in the commencement of any action, proceeding, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) of any kind against any member of the Company Group based upon any Seller Released Claims purported to be released hereby. Each Seller understands that it is, on its own behalf and on behalf of each member of the Seller Group, expressly waiving all claims against the Company Group covered by the release set forth in Section 4.03(a), including those claims that he, she or it may not know of or suspect to exist, that, if known, may have materially affected the decision to provide the release set forth in Section 4.03(a), and each Seller is, on its own behalf and on behalf of each member of the Seller Group, expressly waiving any rights under applicable Legal Requirements that provide to the contrary.  Each Seller agrees that if it violates any provision of this Section 4.03, it shall pay all costs and expenses of defending against any related or resulting suit or other proceeding incurred by the applicable member of the Company Group released hereunder, including reasonable attorneys’ fees.
4.04    Restrictive Covenants.  In (i) consideration for Buyer’s acquisition of the Company Stock and the transfer of the goodwill associated therewith, (ii) order to protect the goodwill obtained by Buyer and transferred by the Sellers as a result of the Transactions, and (iii) order to satisfy certain conditions to the consummation of the Transactions and as a material inducement and express incentive for Buyer to enter into this Agreement, each Seller expressly agrees to the provisions of this Section 4.04.
(a)          Covenant Not To Compete. Each Seller covenants and agrees that, during the Restricted Period, except as set forth on Schedule 4.04(a), such Seller shall not, and shall not permit any Affiliate of such Seller or any Person acting at such Seller’s direction (collectively, a “Seller Party”) to, directly or indirectly, own, invest in (except for passive investment, not exceeding 4.9% percent ownership, of any public company), manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a partner, consultant or otherwise with, or permit such Seller’s or other Person’s names to be used by or in connection with, any business or organization (other than Buyer or any of Buyer’s Affiliates) that engages in the Restricted Business. For the avoidance of doubt, for purposes of this Section 4.04(a), the Restricted Business shall not be deemed to include (i) activities in respect of owned warehouses and the provision of public warehousing services in relation to those warehouses, (ii) activities normally associated with ownership, operation, management, control, and financing of tractor and/or trailer dealerships affiliated with original equipment manufacturers (“OEM”) (including without limitation the ownership that certain Landmark Navistar dealership in which the Sellers or their Affiliates formerly had ownership), whether through acquisition or start-up, and including in such activities new and used tractor and trailer sales and leasing that are consistent with OEM dealer activities and not in violation of Section 4.04(b) or 4.04(c) hereof, or (iii) the passive ownership of or investment in trailers or pass-through entities that own trailers and collection of rents therefrom without any material participation in the control, management, marketing, or operation of the leasing operations. The restrictions set forth in the previous sentence shall apply on Sellers’ (and its Affiliates and other applicable Person’s) activities throughout the lower 48 contiguous United States (the “Restricted Territory”).

(b)          Non-Solicitation of Employees, Consultants, Independent Contractors.  During the Restricted Period, no Seller shall, and each Seller shall cause its respective Affiliates not to, without the prior written consent of Buyer, directly or indirectly, cause, solicit, induce or encourage to leave the employment or engagement of the Company or any of its Subsidiaries or of Buyer or any of its Affiliates, or solicit, hire or employ, or cause any other Person to solicit, hire, engage or employ, any Person (including any consultants or independent contractors) retained or employed by the Company or any of its Subsidiaries or by Buyer or any of its Affiliates as of the Closing or as of any time following the Closing unless such employee’s, consultant’s or independent contractor’s retention or employment had ceased for the preceding 12 months; provided that (i) general advertising (including general Internet advertising) not targeted at a particular employee or consultant or independent contractor (or group thereof) shall not be deemed a breach hereof, nor shall hiring or retaining any Person who responds to such a general advertisement not targeted at a particular employee or consultant or independent contractor (or group thereof), and (ii) nothing in this Agreement shall prohibit any Seller or any other Person from engaging any professional services firm or other third party advisor that provides consulting services to multiple clients.
(c)          No Interference with Customers, Suppliers or Others.  Each Seller agrees that, during the Restricted Period, each Seller shall not, and shall not permit any Affiliate of such Seller or any Person acting at such Seller’s direction or with such Seller’s encouragement to, directly or indirectly: (i) solicit, encourage, support, cause or attempt to cause any Supplier to cease or lessen such Supplier’s business with the Company or any of its Subsidiaries or with Buyer or any of its Affiliates; or (ii) solicit any Customer regarding Restricted Business in the Restricted Territory. For purposes of this Agreement, the term “Customer” means any shipper, carrier, client or other customer of the Company or any of its Subsidiaries or Buyer or any of its Affiliates as of the Closing or during the Restricted Period. For purposes of this Agreement, the term “Supplier” means any carrier or other supplier of goods or services to the Company or any of its Subsidiaries as of the Closing or during the Restricted Period.
(d)          Non-Disparagement.  Each Seller agrees that, during the Restricted Period, such Seller shall not, shall cause its Affiliates not to, and shall not permit any Person acting at such Seller’s direction or with such Seller’s encouragement to, directly or indirectly, make, publish, communicate or take any action, or cause or induce or encourage any Person to make, publish, communicate or take any action, to disparage Buyer or any of its Affiliates (including the Company and its Subsidiaries) or their respective direct or indirect officers, directors, employees, equityholders, members, agents, products or services.
(e)          Sellers’ Acknowledgements and Representations.  Each Seller expressly acknowledges and agrees that the restrictions set forth herein are reasonable in all respects and are no greater than necessary to protect Buyer’s and its Affiliates’ (including the Company’s) legitimate business interests, including the preservation of trade secrets, valuable confidential and professional information, substantial relationships with prospective and existing customers, and the goodwill that the Sellers are conveying to Buyer under this Agreement.  Each Seller further acknowledges and agrees that the Restricted Territory represents a reasonable geographic area and that the Company and Buyer do business throughout the Restricted Territory as of the Closing Date.  Further, each Seller acknowledges that Buyer would not proceed with the Closing without receiving the full scope of the protections provided for hereunder and that any lesser geographic restriction would not adequately protect Buyer.

(f)      Reformation; Severability of Provisions.  The parties expressly acknowledge and agree that the restrictions contained herein are reasonable and no greater than necessary to protect the legitimate interests of Buyer and its Affiliates.  However, if any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be reformed and interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable.  The invalidity or unenforceability of any particular provision (or part thereof) of this Agreement shall not affect the other provisions hereof (or parts thereof), which shall continue in full force and effect.  Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states, and each political subdivision thereof, within the Restricted Territory.
(g)     Injunctive Relief.  Each Seller acknowledges that (a) the provisions of this Section 4.04 are reasonable and necessary to protect the legitimate interests of Buyer, and (b) any violation of this Section 4.04 will result in irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to Buyer for such a violation.  Accordingly, each Seller agrees that if a Seller violates the provisions of this Section 4.04, Buyer, in addition to all other remedies which may be available to it at law or in equity, shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages. Such relief will not be exclusive, but will be in addition to all other relief available to Buyer and its Affiliates, at law and equity.
4.05    Employee Matters.
(a)       Service Credit. For purposes of determining eligibility to participate and vesting in the employee benefit, plans and programs of Buyer or the applicable employing Affiliate of Buyer in which those employees of the Company immediately prior to the Closing Date who continue to be employees of the Company or Buyer or an Affiliate of Buyer after the Closing Date may be eligible to participate, such employees will be credited with their years of service with the Company and any predecessors to the extent such service was recognized for corresponding purposes of an analogous Plan, except to the extent doing so would create a duplication of benefits for the same period of service.
(i)     Sellers plan to make certain payments to certain existing employees of the Company and Subsidiaries after Closing as more particularly set forth in a certain side letter from the Sellers to Buyer dated as of the date hereof (“Specified Employee Payments”).  The Sellers agree to pay all Specified Employee Payments and associated payroll taxes (employer and employee sides), and neither Buyer nor the Company or any Subsidiary shall be liable or responsible to make any of the Specified Employee Payments.

(b)        No Third Party Beneficiaries; No Amendments.  The provisions of this Section 4.05 are solely for the benefit of the parties hereto and nothing in this Section 4.05, express or implied, shall confer upon any employee (including any Business Employee), or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement.  Nothing in this Section 4.05, express or implied, shall be (i) deemed an amendment of any Plan, Benefit Program or Agreement or any employee benefit plan maintained by Buyer or its Affiliates, or (ii) construed to prevent Buyer, the Company or any of their respective Affiliates from terminating or modifying to any extent or in any respect any employee benefit plan that Buyer, the Company or any of their respective Affiliates may establish or maintain.
4.06      Use of Certain Names.  Within 60 days following the Closing, the Sellers shall and shall cause their Affiliates to cease using the term “Landair” and any other word, expression or identifiers of source confusingly similar thereto or constituting an abbreviation, derivation or extension thereof (the “Company Marks”), including removing, or causing to be removed, all such names, marks or logos from wherever they may appear on a Seller’s assets and disposing of any unused stationery and literature of the Sellers bearing the Company Marks, and thereafter, Sellers shall not, and shall cause their respective Affiliates not to, use the Company Marks or any other logos, trademarks, trade names similar thereto or other Intellectual Property belonging to the Company or any Affiliate thereof (including the Buyer), and each Seller acknowledges that it, and its Affiliates have no rights whatsoever to use such Intellectual Property.
4.07      R&W Policy.  Buyer has obtained a buyer-side transaction risk insurance policy underwritten by VALE Insurance Partners, LLC as managing general agent for PartnerRe Ireland Insuance dac, which is effective at Closing (the “R&W Policy”), insuring Buyer for certain Losses due to certain breaches of representations and warranties of the Sellers under Article 2, such policy in form reasonably satisfactory to Sellers. Notwithstanding anything in this Agreement to the contrary, Buyer and the Sellers shall each pay 50% of all costs and expenses related to the R&W Policy, including the total premium, underwriting costs, brokerage commissions, and Taxes related to such policy and fees and expenses of such policy.
4.08      Financial Statements.  Sellers shall use commercially reasonable efforts to provide to Buyer, as promptly as practicable following Closing and in any event no later than 60 days following Closing, (a) financial statements for the Company and its Subsidiaries for the fiscal year ended December 31, 2017, audited by Coulter & Justus, P.C. and otherwise complying with the requirements of the SEC (including requirements of Regulation S-X), and (b) a written consent of Coulter & Justus, P.C. to the use of such audited financial statements in Buyer’s filings with the SEC under the Securities Act and the Exchange Act.  All costs in relation to such items shall be paid by the Buyer.

ARTICLE 5
INDEMNIFICATION
5.01      Survival.  All of the representations and warranties contained in Article 2 or Article 3 shall survive the Closing and remain in full force and effect until the date that is 18 months following the Closing Date; provided, however, that, notwithstanding anything in this Agreement to the contrary, the representations and warranties contained in Article 2 will remain operative and in full force and effect until the third anniversary of the Closing Date with respect to any Excess R&W Claims (the “Excess R&W Claim Expiration Date”); provided, further, that the representations and warranties in Section 2.21 (Environmental Matters) will remain operative and in full force and effect until the first anniversary of the Closing Date; provided, further, that the representations set forth in Section 2.01 (Organization; Power and Authority), Section 2.02 (Enforceability), Section 2.03(a) and (b) (Authorization), Section 2.04 (Title), Section 2.05 (Brokerage and Expenses), Section 2.09 (Equity Securities), and Section 2.14 (Taxes) (collectively, the “Fundamental Representations”) will remain operative and in full force and effect until the later of (a) the sixth anniversary of the Closing Date and (b) expiration of the applicable statute of limitations plus a period of 30 days (each such date of expiration, as applicable, the “Survival Date”). Subject to the foregoing, all representations, warranties, covenants and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing until fully performed (or until the expiration of the applicable statute of limitations plus a period of 30 days, if such shorter period is required by applicable Legal Requirements). Notwithstanding anything to the contrary in this Agreement, no expiration of any representation, warranty, covenant or obligation in this Agreement or any other certificate or document delivered pursuant to this Agreement shall affect the rights of any Buyer Indemnitee under this Article 5 or otherwise to seek recovery of Losses arising out of any, fraud or willful breach of any representation or warranty.
5.02      Indemnification.
(a)        From and after the Closing (but subject to the provisions of this Article 5), the Sellers shall, severally and not jointly, indemnify Buyer, the Company, and each of Buyer’s and the Company’s respective Affiliates and representatives (all such foregoing persons, collectively, the “Buyer Indemnitees”), and defend and hold the Buyer Indemnitees harmless from any Losses, directly or indirectly, whether or not due to a third-party claim, incurred or sustained by or imposed upon a Buyer Indemnitee, to the extent arising out of, based upon, relating to, incurred in connection with, resulting from or with respect to or by reason of any of the following:
(i)     any breach or inaccuracy of any representation or warranty made by any Seller in this Agreement or the Disclosure Schedules, or contained in any certificate delivered to Buyer pursuant to any provision of this Agreement;
(ii)    any breach of the covenants, obligations or agreements made by any Seller in this Agreement;
(iii)   the Excluded Liabilities; and

(iv)    any liability of the Company or the Sellers relating to any Environmental Claim, Environmental Law or Environmental Permits, or any Release of Hazardous Substances to the extent arising out of facts or circumstances in existence prior to the Closing.
(b)      The indemnification provided for in Section 5.02(a) shall be subject to each of the following principles or qualifications:
(i)      All payments under this Section 5.02 shall be treated by the parties as an adjustment to the proceeds received by the indemnifying Seller pursuant to Article 1;
(ii)     The Sellers shall not have any liability with respect to the indemnification obligations under Section 5.02(a)(i) other than (A) the possible loss of the funds in the Escrow Account and (B) an additional amount equal to the aggregate Excess R&W Claim Amount actually recovered from the R&W Policy (if any), except, in each case, in respect of (x) fraud or willful breach of any representation or warranty, or (y) breach of a Fundamental Representation;
(iii)    Notwithstanding anything to the contrary in this Agreement, (A) except for Losses arising from fraud or willful breach, in no event shall Sellers be liable for aggregate Losses resulting from breaches or inaccuracies of any of the representations and warranties contained in Article 2 in excess of the Purchase Price, and (B) in no event shall Sellers be liable for aggregate Losses under Section 5.02(a)(iv) in excess of $5,000,000, nor shall any individual be liable for aggregate Losses under Section 5.02(a)(iv) in excess of $2,500,000;
(iv)    With the exception of Losses arising from a breach of or inaccuracy in any of the Fundamental Representations or fraud or willful breach, no Losses shall be recoverable pursuant to Section 5.02(a)(i) or Section 5.02(a)(iv) unless the aggregate amount of all Losses for which claims are made pursuant to Section 5.02(a)(i) and/or Section 5.02(a)(iv) exceeds $500,000, in which case the Buyer Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Losses (and not merely the portion of such Losses exceeding such amount);
(v)     With the exception of Losses arising from a breach of or inaccuracy in any of the Fundamental Representations or fraud or willful breach, no Losses shall be recoverable pursuant to Section 5.02(a)(i) or Section 5.02(a)(iv) for any claim relating to a single matter or series of related or similar matters unless such claim involves Losses exceeding $20,000;
(vi)    Notwithstanding anything to the contrary in this Agreement, for purposes of determining whether there has been a breach of or inaccuracy in any representation, warranty, or covenant in this Agreement or for purposes of calculating any Losses with respect to a breach of or inaccuracy in any representation, warranty, or covenant in this Agreement, if any such representation, warranty or covenant is qualified by the use of the term “Material Adverse Effect” or by the word “material” or by any word formed from such words, then such representation or warranty shall be construed as if the word “material” (and such words formed therefrom) or the term “Material Adverse Effect” were not included in such representation, warranty or covenant;

(vii)    Each Buyer Indemnitee shall use commercially reasonable efforts to mitigate all Losses of which Buyer has knowledge for which such Buyer Indemnitee is entitled to indemnification under this Agreement.  With respect to any claim for any breach of or inaccuracy in any of the representations and warranties of the Sellers pursuant to Section 5.02(a)(i), except in respect of fraud or willful breach of any representation or warranty, the Buyer shall Indemnitees shall first pursue recovery from the Escrow Account and under the R&W Policy, to the extent coverage is available, prior to seeking recovery from any Seller.  A Buyer Indemnitee’s obligation to first pursue recovery from the R&W Policy for any claim by a Buyer Indemnitee for any breach of or inaccuracy in any of the Fundamental Representations pursuant to Section 5.02(a)(i) (a “Fundamental Representation Claim”) or any claim pursuant to Section 5.02(a)(iv) (an “Environmental Indemnity Claim”, and any Fundamental Representation Claim or Environmental Indemnity Claim, a “Specified Claim”)), shall be subject to the following conditions in the case of claims made at any time on or prior to the third anniversary of the Closing Date: each Seller must first post his respective share of cash, irrevocable letter of credit, or other collateral, in each case in form and substance reasonably acceptable to Buyer (any such collateral, “Excess R&W Claim Collateral”), in an amount equal to the lesser of (x) the aggregate amount of Losses subject to such claim, and (y) the aggregate amount of the policy limit under the R&W Policy that remains available to satisfy Losses at the time of such claim (any such amount, an “Excess R&W Claim Amount”), in which case Buyer will thereafter pursue the claim under the R&W Policy prior to seeking recovery from any Seller (it being understood that the irrevocable letter of credit described in clause (ix) below constitutes the Excess R&W Claim Collateral for any Environmental Indemnity Claim, and in no event will Sellers be required to post any collateral or make any payment in excess of such amount with respect to any Environmental Indemnity Claim). In addition to, and not in limitation of, the Buyer Indemnitees’ other rights to indemnification pursuant to this Article 5 (including with respect to Fundamental Representation Claims), in the event that a Buyer Indemnitee obtains any recovery from the R&W Policy with respect to any Specified Claim made prior to the Excess R&W Claim Expiration Date, the Buyer Indemnitees shall be entitled to indemnification from Sellers pursuant to Section 5.02(a)(i) for any claims other than Fundamental Representation Claims to the extent made by a Buyer Indemnitee on or prior to the Excess R&W Claim Expiration Date (any such claim, an “Excess R&W Claim”), subject to the limitation set forth in Section 5.02(b)(ii). Any Excess R&W Claim Collateral shall be available to compensate the Buyer Indemnitees for Losses pursuant to this Article 5. Any Excess R&W Claim Collateral that does not become subject to an Excess R&W Claim on or before the Excess R&W Claim Expiration Date shall thereafter be returned to Sellers. The amount of any Loss that is subject to indemnification under this Article 5 shall be calculated net of the amount of any proceeds pursuant to a third-party insurance policy or from any indemnity, contribution or similar payment from a third-party, in each case to the extent actually received by Buyer with respect to such Loss (net of all amounts that are self-insured and the amount of any deductibles, co-payments, retro-premium obligations and premium increases attributable thereto, and all reasonable out-of-pocket costs of collection of any such proceeds). If a Buyer Indemnitee receives such insurance proceeds or indemnity, contribution or similar payments after being indemnified under this Article 5 with respect to some or all of such Losses, such Buyer Indemnitee shall pay to the applicable Seller the lesser of (A) the amount of such insurance proceeds or indemnity, contribution or similar payment (net of all amounts that are self-insured and the amount of any deductibles, co-payments, retro-premium obligations and premium increases attributable thereto, and all reasonable out-of-pocket costs of collection of any such proceeds), and (B) the aggregate amount paid by such Seller to any Buyer Indemnitee with respect to such Loss. Buyer shall be obligated to use commercially reasonable efforts (consistent with the efforts it would use to obtain insurance proceeds on its own behalf) to obtain available insurance coverage with respect to any Losses; provided, however, that Buyer shall not be obligated to file suit or initiate litigation, mediation or any other proceeding with respect to such insurance coverage.  For the avoidance of doubt, Buyer shall have no obligation to seek recovery from any Person, other than insurance providers as discussed in the previous sentence;

(viii)    Without limiting the generality of the foregoing, the right to indemnification based on any representations, warranties, covenants, or obligations or agreements will not be affected by (A) any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or agreement, or (B) knowledge of the inaccuracy of any, such representations, warranties, covenants, or agreements by the Buyer; and
(ix)      Within 14 days following the Closing Date, each Seller shall post an irrevocable letter of credit in form and substance reasonably satisfactory to Buyer and in the amount of $2,500,000, to secure his indemnification obligations under Section 5.02(a)(iv).
5.03     Escrow.
(a)       The Escrow Account shall be available to compensate the Buyer Indemnitees for Losses pursuant to the indemnification obligations set forth in this Article 5.
(b)        In accordance with the terms of the Escrow Agreement, on the date that is three Business Days following the date that is 18 months following the Closing Date, the Escrow Agent shall pay and distribute out of the Escrow Account (provided, that the Escrow Agent has received joint written instructions from Buyer and Sellers), by wire transfer to the Sellers, an aggregate amount equal to the Escrow Amount (together with any interest that may be earned thereon), less (x) any amounts which have been distributed from the Escrow Account prior to such date and (y) any amounts for which Buyer Indemnitees shall have made a claim pursuant to the procedures set forth in this Article 5 and for which recovery shall not have been satisfied from the Escrow Account (the “Outstanding Escrow Claims”).
(i)     As between the parties to this Agreement, if any term or provision of the Escrow Agreement conflicts with any term or provision of this Agreement, then the term or provision of this Agreement will control.  Buyer and the Sellers will each pay for 50% of the administrative fees of the Escrow Agent at the Closing.  All payments made from the Escrow Account shall be treated by the parties as an adjustment to the proceeds received by Sellers pursuant to Article 1 hereof.

(ii)     In the event that Buyer is determined to be entitled to recovery of a Loss from the Escrow Account, Sellers agree to execute and deliver, at Buyer’s request, to the Escrow Agent joint written instructions within three Business Days after the determination with respect to such Loss is made, instructing the Escrow Agent to distribute to Buyer an amount equal to the lesser of (A) the amount of such Loss and (B) the amount remaining in the Escrow Account, in accordance with such joint written instructions.
5.04    Expiration of Claims. The ability of the Buyer Indemnitees to receive indemnification under Section 5.02(a)(i) shall terminate on the applicable Survival Date, unless a Buyer Indemnitee shall have incurred or reasonably expects to incur a Loss and makes either a written claim for indemnification pursuant to Section 5.02 or a written claim for receipt of proceeds from the Escrow Account pursuant to Section 5.03, as applicable, on or prior to the applicable Survival Date.  If a Buyer Indemnitee has made either a written claim for indemnification pursuant to Section 5.02 or a written claim for receipt of proceeds from the Escrow Account pursuant to Section 5.03, as applicable, on or prior to the applicable Survival Date, such claim, if then unresolved, shall not be extinguished by the passage of the applicable Survival Date.
5.05    Procedures Relating to Indemnification.
(a)      In order for a Buyer Indemnitee (such Buyer Indemnitee, the “Claiming Party”) to be entitled to indemnification under this Agreement in respect of a claim or demand made by any Person against the Claiming Party (a “Third Party Claim”), such Claiming Party shall promptly notify the Sellers (the “Defending Party”) in writing of the Third Party Claim after receipt by such Claiming Party of notice of the Third Party Claim; provided that failure to give such notification on a timely basis shall not affect the indemnification obligations of the Sellers provided hereunder except to the extent the Defending Party shall have been actually and materially prejudiced as a result of such failure.  Thereafter, the Claiming Party shall promptly deliver to the Defending Party after the Claiming Party’s receipt thereof, copies of all material notices and documents (including court papers) received by the Claiming Party from the Person making the Third Party Claim.
(b)      If a Third Party Claim is made against a Claiming Party, the Defending Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with recognized counsel selected by the Defending Party and approved by the Claiming Party (such approval not to be unreasonably withheld, conditioned or delayed), so long as the requirements of this Section 5.05(b) remain true: (i) the Defending Party notifies the Claiming Party within 15 days after the Claiming Party has given written notice of a Third Party Claim to the Defending Party that the Defending Party is assuming the defense of such Third Party Claim; and (ii) the Defending Party conducts the defense of the Third Party Claim in an active and diligent manner; provided that the Defending Party shall not be entitled to assume the defense (unless otherwise agreed to in writing by the Claiming Party) if (x) the Third Party Claim relates to any criminal proceeding, action, indictment, allegation or investigation

(y) the Third Party Claim seeks any relief other than monetary damages in an amount not in excess of the amount then remaining in the Escrow Account as to which no Outstanding Escrow Claims are pending or the insurer under the R&W Policy has accepted defense. Notwithstanding the foregoing, a Defending Party shall not be entitled to assume the defense of a Third Party Claim unless it has acknowledged in writing the Claiming Party’s right to reimbursement and indemnification hereunder for Losses with respect to such Third Party Claim.  Should a Defending Party so elect to assume the defense of a Third Party Claim, the Defending Party shall not be liable to the Claiming Party for legal expenses subsequently incurred by the Claiming Party in connection with the defense thereof unless (i) the employment of separate counsel shall have been authorized in writing by the Defending Party in connection with the defense of such Third Party Claim or (ii) the Claiming Party’s counsel shall have advised the Claiming Party in writing, with a copy delivered to the Defending Party, that there is a conflict of interest that would make it inappropriate under applicable standards of professional conduct to have common counsel.  If the Defending Party assumes such defense, the Claiming Party shall have the right to participate in the defense thereof and to employ counsel, at the Defending Party’s expense, separate from the counsel employed by the Defending Party, it being understood, however, that the Defending Party shall control such defense (including any settlement with respect thereto); provided, however, that the Defending Party shall obtain the prior written consent of the Claiming Party (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement, compromise,  admission or acknowledgement of the validity of the Third Party Claim if such resolution would involve anything other than the payment of monetary damages in an amount not in excess of the amount then remaining in the Escrow Account as to which no Outstanding Escrow Claims are pending or if such resolution does not include an unconditional provision whereby the plaintiff or claimant in the matter releases the Claiming Party and all of its Affiliates and representatives from all liability with respect thereto.  If the Defending Party chooses to defend any Third Party Claim, then all the parties hereto shall cooperate in the defense or prosecution of such Third Party Claim, including by retaining and (upon the Defending Party’s request) providing to the Defending Party all records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder; provided, that such cooperation will not unduly disrupt the operations of the business of such Claiming Party or any of its Affiliates or cause such Claiming Party to waive any statutory or common law privileges, breach any confidentiality obligations owed to third parties or otherwise cause any confidential information of such Claiming Party or any of its Affiliates to become public to any greater extent than if the Claiming Party or the R&W Insurer handled such defense (and the parties agree to enter into a customary “common defense” or similar agreement if necessary).  For the avoidance of doubt, if Sellers assume the defense of a Third Party Claim pursuant to this Section 5.05 as the Defending Party, all costs and expenses incurred by Sellers in connection with the defense of such Third Party Claim shall be borne by Sellers and shall not be reimbursed from the Escrow Account.  Whether or not Sellers shall have assumed the defense of a Third Party Claim as the Defending Party, neither Buyer nor any of its Affiliates shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of Sellers (which shall not be unreasonably withheld, conditioned or delayed), except with respect to any Third Party Claim (i) that seeks the issuance of an injunction, the specific election of an obligation or similar remedy, (ii) that seeks damages in excess of the amount then remaining in the Escrow Account as to which no Outstanding Escrow Claims are pending, or (iii) the subject matter of which relates to the ongoing business of the Claiming Party or any of its Affiliates, which Third Party Claim, if decided against such Claiming Party, would materially affect the ongoing business or reputation of such Claiming Party or any of its Affiliates, which Third Party Claims the Claiming Party will be entitled to settle in its sole discretion.

(c)       In any case in which a Buyer Indemnitee seeks indemnification under this Agreement not arising out of a Third Party Claim, the Buyer Indemnitee shall notify Sellers reasonably promptly in writing of any Losses that such Buyer Indemnitee claims are subject to indemnification under the terms of this Agreement.  The notice shall describe the indemnification sought in reasonable detail to the extent known, and shall indicate the amount (estimated, if necessary, and if then estimable) of the Loss that has been or may be suffered.  Subject to the limitations set forth in Section 5.02(b) and the provisions of this Section 5.05, the failure of such Buyer Indemnitee to exercise promptness in such notification shall not amount to a waiver of such claim unless and only to the extent that the resulting delay actually materially and adversely prejudices the position of the Sellers with respect to such claim.
5.06    Determination of Loss Amount.  No Person shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity hereunder more than once in respect of any one Loss or related group of Losses.
5.07    Resolution of Objections to Claims.
(a)       If Sellers raise bona fide good faith objections in writing to any claim or claims by a Buyer Indemnitee made pursuant to Section 5.05 within 30 days of Sellers’ receipt of notice of such claim, Buyer and Sellers shall attempt in good faith for 30 days after Buyer’s receipt of such written objection to resolve such objection.  If Buyer and Sellers shall so agree and Buyer has elected to collect reimbursement for such claim from the Escrow Account, joint written instructions setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent.  The Escrow Agent shall be entitled to conclusively rely on any such memorandum and the Escrow Agent shall distribute immediately available funds from the Escrow Account in accordance with the terms of such joint written instructions.
(b)       If no such agreement can be reached during the 30 day period for good faith negotiation, but in any event upon the expiration of such 30 day period, either Buyer or Sellers may bring suit to resolve the matter in accordance with Section 7.12.
5.08    Sole and Exclusive Remedy. Except as specifically provided elsewhere in this Agreement (including in Section 1.02 and Section 4.01), this Article 5 shall be the sole and exclusive remedy for monetary damages of Buyer under this Agreement, whether arising under or based upon any law or otherwise (including any right to seek indemnification, contribution, cost recovery, damages, or any other recourse or remedy, including as may arise under common law).  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the liability of any Seller under this Article 5 will be in addition to, and not exclusive of, (a) any other liability that such Person may have at law or equity due to the fraud or willful misconduct of such Person; and (b) any equitable relief to which a Person may be entitled relating to the breach of any covenant or agreement contained in this Agreement or the other Transaction Documents.

ARTICLE 6
DEFINITIONS
6.01          Definitions.
For purposes hereof, the following terms, when used herein with initial capital letters, shall have the following meanings.
(a)          “ACA” has the meaning set forth in Section 2.18(e)(iii).
(b)          “Accounts Receivable” has the meaning set forth in Section 2.11.
(c)          “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control, directly or indirectly, with such particular Person, where control may be by either management authority or equity interest.
(d)          “Affiliated Transactions” has the meaning set forth in Section 2.22.
(e)           “Aggregate Closing Consideration” has the meaning set forth in Section 1.02(a).
(f)            “Agreement” has the meaning set forth in the Preamble.
(g)           “Anti-Kickback Statutes” has the meaning set forth in Section 2.30.
(h)           “Benefit Program or Agreement” has the meaning set forth in Section 2.18(a)(ii).
(i)            “Business” means (i) any material business conducted by the Company or any of its Subsidiaries as of the Closing Date (other than as described in clauses (i)-(iii) of Section 4.04(a)) or in the three years preceding the Closing Date and (ii) expedited team dry van and temperature-controlled truckload, solo dry van truckload, refrigerated truckload, flatbed and heavy haul truckload, truckload and less-than-truckload brokerage, less-than-truckload consolidation, flatbed and heavy haul brokerage, truckload and less-than-truckload receivables factoring, dedicated truckload and dedicated contract carriage, distribution center management, transportation management and brokering, final mile services, third-party logistics services, pop-up dedicated fleets (i.e. owner-operator fleets provided to customers), trucking fuel sales and fuel discount program aggregation, intermodal and brokerage of intermodal (TOFC and COFC), used tractor and trailer sales and new and used tractor and trailer leasing (and active management of tractor and trailer sales and leases of any type), and transportation services to and from any warehouses owned, leased or operated by the Sellers.
(j)           “Business Day” means any day, other than a Saturday, a Sunday or any other day on which banks located in Chattanooga, Tennessee are closed for business as a result of federal, state or local holiday.
(k)           “Business Employees” has the meaning set forth in Section 2.24(a).

(l)          “Buyer” has the meaning set forth in the Preamble.
(m)        “Buyer Indemnitees” has the meaning set forth in Section 5.02.
(n)         “Buyer Prepared Returns” has the meaning set forth in Section 4.01(a).
(o)         “Carrier Selection Requirements” has the meaning set forth in Section 2.27(b).
(p)         “Cash on Hand” means, as of a particular time of determination, the Company’s and its Subsidiaries’ cash (but not including cash deposited as collateral for letters of credit, customer or employee deposits or other restricted cash) and cash equivalents reflected on the general ledger of the Company, which will include deposits in transit and the amount of checks received and deposited that have been removed from accounts receivable for which cash has not been credited pending the bank check clearance process, less any bank overdrafts as well as any outstanding checks and ACH and other proper reconciling items, all as determined in accordance with GAAP.
(q)          “Claiming Party” has the meaning set forth in Section 5.05(a).
(r)           “Closing” has the meaning set forth in Section 1.03.
(s)          “Closing Date” has the meaning set forth in Section 1.03.
(t)          “Closing Statement” has the meaning set forth in Section 1.02(c).
(u)          “Code” means the Internal Revenue Code of 1986, as amended.
(v)          “Commonly Controlled Entity” has the meaning set forth in Section 2.18(c).
(w)          “Company” has the meaning set forth in the Recitals.
(x)          “Company Group” means the Company, its Subsidiaries, and each of their respective individual, joint or mutual, past, present and future officers, directors, stockholders, members, managers, joint venturers, partners and employees, and all of the foregoing persons’ predecessors, successors, assigns, agents and representatives (in each case, other than Sellers).
(y)          “Company Intellectual Property” has the meaning set forth in Section 2.16(b).
(z)           “Company Marks” has the meaning set forth in Section 4.06.
(aa)        “Company Services” has the meaning set forth in Section 4.04(c).
(bb)       “Company Software” means all proprietary computer programs designed, created, developed, or modified by or on behalf of Company or its Subsidiaries, including any and all software implementation of algorithms, models and methodologies (whether in source code, object code or other form), databases, compilations, descriptions, flow-charts and other work product to design, plan,  organize and develop any of the foregoing screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons, and icons, and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(cc)          “Company Stock” has the meaning set forth in the Recitals.
(dd)          “Company Subsidiary Organizational Documents” has the meaning set forth in Section 2.08(b).
(ee)          “Computer Systems” means computers and related equipment including central processing units and other processors (e.g. microprocessors and embedded processors), controllers, modems, communications and telecommunications equipment (e.g. voice, data, video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the input, output, storage, communication and retrieval of information and data.
(ff)           “Contract” means any written or oral agreement, contract, instrument, commitment, obligation, promise or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent, and purchase orders) that is legally binding, whether express or implied.
(gg)         “CSA Scores” has the meaning set forth in Section 2.27(a).
(hh)         “Customer” has the meaning set forth in Section 4.04(c).
(ii)           “Customer Contracts” has the meaning set forth in Section 2.15(c).
(jj)           “Defending Party” has the meaning set forth in Section 5.05(a).
(kk)         “Disclosure Schedules” means the disclosure schedules delivered by Sellers concurrently with the execution and delivery of this Agreement.
(ll)           “Electronic Delivery” has the meaning set forth in Section 7.16.
(mm)       “Environmental Claim” means any claim, order, directive, decree, proceeding, loss, cost, expense, liability, penalty or damage arising, incurred or otherwise asserted pursuant to any Environmental Law.
(nn)        “Environmental Indemnity Claim” has the meaning set forth in Section 5.02(b)(vii).
(oo)        “Environmental Law” means any and all Legal Requirements pertaining to prevention of pollution, protection of the environment (including natural resources), remediation of contamination or restoration of environmental quality, or workplace health and safety.
(pp)        “Environmental Permit” means any permit, license, registration, approval or other similar form of authorization required pursuant to Environmental Laws.
(qq)        “ERISA” has the meaning set forth in Section 2.18(a)(i).

(rr)          “Escrow Account” has the meaning set forth in Section 1.01(b)(i)(B).
(ss)         “Escrow Agent” means First Tennessee Bank, in its capacity as escrow agent.
(tt)          “Escrow Agreement” has the meaning set forth in Section 1.01(b)(i)(B).
(uu)        “Escrow Amount” has the meaning set forth in Section 1.01(b)(i)(B).
(vv)        “Estimated Aggregate Closing Consideration” has the meaning set forth in Section 1.02(b).
(ww)       “Excess R&W Claim” has the meaning set forth in Section 5.02(b)(vii).
(xx)          “Excess R&W Claim Amount” has the meaning set forth in Section 5.02(b)(vii).
(yy)         “Excess R&W Claim Collateral” has the meaning set forth in Section 5.02(b)(vii).
(zz)          “Excess R&W Claim Expiration Date” has the meaning set forth in Section 5.01.
(aaa)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(bbb)      “Excluded Liabilities” means all of the following:
(i)     any amounts required to pay any Indebtedness not paid at or prior to the Closing and not taken into account in determining the amount of Indebtedness in the calculation of Final Aggregate Closing Consideration pursuant to Section 1.02;
(ii)     any and all Seller Taxes (including those that are related to U.S. federal income Taxes or that arise out of the sale of the Company Stock by Sellers pursuant to this Agreement),
(iii)     any Losses arising out of, based upon, incurred in connection with, resulting from or with respect to or by reason of any of the following:
(A)    any fraud or willful breach of any representation, warranty, covenant or agreement;
(B)    any matter related to the Affiliated Transactions (other than post-Closing obligations under the Related Party Leases) to the extent the amount in question does not result in an actual adjustment to Final Aggregate Closing Consideration; and
(C)    any matter set forth on Schedule 5.02(a)-1.
(ccc)          “FCPA” has the meaning set forth in Section 2.30(b).
(ddd)          “FHWA” has the meaning set forth in Section 2.27.

(eee)          “Final Aggregate Closing Consideration” has the meaning set forth in Section 1.02(g).
(fff)            “Financial Statements” has the meaning set forth in Section 2.10(a).
(ggg)         “FMCSA” has the meaning set forth in Section 2.27.
(hhh)         “Form 8023” has the meaning set forth in Section 4.01(j).
(iii)             “Fundamental Representation Claim” has the meaning set forth in Section 5.02(b)(vii).
(jjj)             “Fundamental Representations” has the meaning set forth in Section 5.01.
(kkk)          “GAAP” means accounting principles generally accepted in the United States.
(lll)            “Governmental Authority” means any federal, state, tribal, local, municipal or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental, arbitration or regulatory authority, body or instrumentality.
(mmm)      “Gross-Up Payment” has the meaning set forth in Section 1.06.
(nnn)       “Hazardous Substance” means and includes each substance or material defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, pollutant, contaminant or toxic substance under any Environmental Law, and any petroleum or petroleum products that have been Released into the environment.
(ooo)          “Indebtedness” means, without duplication, any of the following and whether or not then due and payable:  (i) the unpaid principal amount, together with any related unpaid accrued interest and prepayment premiums or penalties (and other penalties, fees, expenses and breakage costs), of all indebtedness of the Company and its Subsidiaries, whether or not represented by bonds, debentures, notes or other securities, (ii) all deferred obligations of the Company and its Subsidiaries for the payment of the purchase price of property or capital assets purchased, (iii) obligations of the Company and its Subsidiaries to pay rent or other payment amounts under a lease of real or personal property which is classified and accounted for as a capital lease in the Company’s historical financial statements, (iv) any outstanding reimbursement obligation of the Company and its Subsidiaries with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company or a Subsidiary thereof pursuant to which the applicable bank or similar entity has paid thereunder obligations for which the Company or a Subsidiary thereof is required to repay, (v) any payment obligation of the Company and its Subsidiaries under any currency, commodity or interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (vi) all indebtedness secured by any Lien existing on property owned by the Company or a Subsidiary thereof, whether or not indebtedness secured thereby shall have been assumed, (vii) all guaranties, endorsements, assumptions and other contingent obligations of the Company and its Subsidiaries in respect of, or to purchase or to otherwise acquire, indebtedness of others the repayment of which is guaranteed by the Company or a Subsidiary thereof, (viii) all other short-term and long-term liabilities of the Company and its Subsidiaries for borrowed money, (ix) all premiums, penalties and change of control or similar payments required to be paid or offered in respect of any of the foregoing as a result of the Transactions, (x) all loans to the Company or any of its Subsidiaries by any member of the Company and (xi) all Transaction Expenses. Anything to the contrary in this Agreement notwithstanding, any lease accounted for as an operating lease in the historical financial statements of the Company shall not be deemed to be Indebtedness for any purpose, regardless of whether such lease should have been accounted for as a capital lease under GAAP.

(ppp)          “Independent Accountants” means the Nashville office of Deloitte LLP or such other independent accountants as Sellers and Buyer may mutually agree.
(qqq)          “Insurance Policies” has the meaning set forth in Section 2.19.
(rrr)             “Intellectual Property” means any or all intellectual property arising under the laws of any jurisdiction or international treaty, and all rights arising out of or association therewith, throughout the world, including:  (i) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisional, continuations and continuations-in-part thereof, including any design patents, industrial designs, and equivalent or similar statutory rights in inventions (whether patentable or not), invention disclosures, or improvements; (ii) trade secrets, know-how, and rights in proprietary information including methods, processes, technology, technical data and customer lists; (iii) all copyrights, copyright registrations and applications therefor, database rights and all other rights in works of authorship, including moral rights; and (iv) all trade names, trademarks and service marks, trademark and service mark registrations and applications therefor, trade dress, protectable product configuration, domain names, logos, slogans, and other identifiers of source, whether at common law or statutory, and all goodwill associated with any of the foregoing items.
(sss)          “Interim Financial Statements” has the meaning set forth in Section 2.10(a).
(ttt)            “Key Employees” has the meaning set forth in Section 1.04(j).
(uuu)         “Latest Balance Sheet” has the meaning set forth in Section 2.10(a).
(vvv)         “Legal Requirements” means any federal, state, tribal, foreign, local, municipal or other law (including common law), statute, constitution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Authority and any Orders applicable to the Company, its Subsidiaries, or to any of their assets, properties, or businesses.
(www)       “Leased Real Property” has the meaning set forth in Section 2.13(b).
(xxx)           “Liens” means any charge, claim, community or other marital property interest, lien, license, option, mortgage, deed of trust, security interest, pledge, right of way, easement, encroachment, servitude, encumbrance, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

(yyy)          “Loss” means any loss, liability, obligation, claim, action, suit, proceeding, hearing, investigation, charge, complaint, demand, Order, ruling, damages (including incidental and consequential damages to the extent they are a reasonably foreseeable result of the underlying breach or other matter), dues, penalty, fine, sanction, costs (including the allocable portion of an indemnitee’s internal costs and investigation, remedial and corrective action costs), Orders, amounts paid in settlement, expense (including costs of investigation and defense and reasonable attorneys’ fees, accountants’ fees and fees of other professional advisors and of expert witnesses), tax or lien whether or not involving a third-party claim; provided, that “Loss” shall not include punitive or exemplary damages except to the extent payable to a third party.
(zzz)           “Material Adverse Effect” means any fact, circumstance, event, change, effect or occurrence that, individually or in the aggregate with all other facts, circumstances, events, changes, effects and occurrences has had, or reasonably would be expected to be materially adverse to the condition (financial or otherwise), prospects, assets (including intangible assets), liabilities (taken together), business or results of operations of such Person and its Subsidiaries, taken as a whole, but shall exclude any change, effect or occurrence to the extent primarily arising or resulting from any change in general business or economic conditions, or in the industry in which the Company operates, that does not disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other Persons in such industry, but will exclude any change, effect, or occurrence to the extent arising or resulting from:  (i) national or international political or social conditions, including engagement by the United States in hostilities, whether or not pursuant to a declaration of a national emergency or war, or any escalation thereof, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment, or personnel of the United States, (ii) changes in GAAP, (iii) changes in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), or (iv) changes in Legal Requirements or any interpretation thereof (except, in the case of the foregoing clauses (i), (ii), (iii) and (iv), to the extent there is a disproportionate effect on the Company and its Subsidiaries as compared to comparable Persons in the industry).
(aaaa)          “Material Contract” has the meaning set forth in Section 2.15(a).
(bbbb)         “Net Working Capital” means the amount calculated by subtracting the current liabilities of the Company determined in accordance with the methodology set forth in Schedule 6.01(a), from the current assets of the Company determined in accordance with the methodology set forth in Schedule 6.01(a), as of 11:59 p.m. on the day prior to the Closing Date. For the avoidance of doubt: (i) current assets shall exclude Cash on Hand, and (ii) current liabilities shall exclude Indebtedness and any negative Cash on Hand.  Net Working Capital will not include any purchase accounting adjustments required under GAAP.  To the extent any Transaction Expenses are incurred or paid by or on behalf of the Company or its Subsidiaries after 11:59 p.m. on the day prior to the Closing Date, such items in the amount incurred or paid by or on behalf of the Company or its Subsidiaries shall be included as Indebtedness as of 11:59 p.m. on the day prior to the Closing Date, it being the intent of the parties that no component of Indebtedness or Transaction Expenses be duplicated in the calculation of Aggregate Closing Consideration. Net Working Capital shall be calculated consistent with the methodology set forth in Schedule 6.01(a) and consistent in all material respects with the methodology used in the preparation of the Financial Statements, consistently applied. For the avoidance of doubt, no adjustment described on Schedule 2.10(a)(z) shall be applied in the calculation of Net Working Capital.

(cccc)          “Net Working Capital Deficit Threshold” means an amount equal to (a) the Net Working Capital Target minus (b) $600,000.
(dddd)         “Net Working Capital Surplus Threshold” means an amount equal to (a) the Net Working Capital Target plus (b) $600,000.
(eeee)          “Net Working Capital Target” means an amount equal to $9,100,000.
(ffff)             “Niswonger” has the meaning set forth in the Preamble.
(gggg)         “Notice of Disagreement” has the meaning set forth in Section 1.02(d).
(hhhh)         “Offer Letters” has the meaning set forth in Section 1.04(j).
(iiii)              “Open Source Code” shall mean free or open source software and includes those components of software which qualify as public domain software or are licensed as Shareable freeware or open source software.  “Shareable freeware” is copyrighted computer software which is made available to the general public for use free of charge, for an unlimited time, without restrictions on field of use or redistribution.  “Open source software” includes software licensed or distributed under a license that, as a condition of use, modification, or distribution of the software:  (i) requires that such software or other software distributed or combined with the software be disclosed or distributed in source code form, licensed for the purpose of making derivative works, or redistributable at no charge, or (ii) otherwise imposes a limitation, restriction, or condition on the right of the Company or its Affiliates to use, modify, or distribute all or part of a proprietary software program or to enforce an Intellectual Property right of the Company or its Affiliates.  Open Source Code includes software code that is licensed under any license that conforms to the Open Source Initiative’s definition of open source software in effect as of the date of this Agreement, and any versions of the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, MIT License, Artistic License, Sub Community Source License or similar license.
(jjjj)              “Options” means all options, warrants, or other rights to acquire equity interests of the Company or any of its Subsidiaries.
(kkkk)          “Order” means any award, decision, injunction, judgment, settlement, writ, order, ruling, or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.
(llll)              “Organizational Documents” has the meaning set forth in Section 2.08(a).
(mmmm)      “Outstanding Escrow Claims” has the meaning set forth in Section 5.03(b).

(nnnn)          “Overpayment” has the meaning set forth in Section 1.02(h).
(oooo)          “Owned Intellectual Property” has the meaning set forth in Section 2.16(a).
(pppp)          “Payoff Letters” has the meaning set forth in Section 1.04(f).
(qqqq)          “Permit” means any permit, license, registration, consent, certification, exemption, variance, filing, approval or other authorization required under any Legal Requirement or issued by any Governmental Authority.
(rrrr)             “Person” means an individual, a partnership, a corporation, a limited liability company, an association or a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.
(ssss)           “Plan” has the meaning set forth in Section 2.18(a)(i).
(tttt)             “Pre‑Closing Period” means any Tax period ending on or before the Closing Date.
(uuuu)         “Proceeding” means any action, suit (whether civil, criminal, administrative, investigative or informal), proceeding, litigation, audit, claim (including cargo claims), complaint, charge, inquiry, hearing, investigation, arbitration, or mediation before or by a Governmental Authority or any arbitrator or arbitration panel or any mediator or mediation panel or otherwise formally made or ongoing.
(vvvv)          “Pro Rata Amount” means, (i) with respect to Niswonger, 50%, and (ii) with respect to Tweed, 50%.
(wwww)       “Purchase Price” has the meaning set forth in Section 1.02(a).
(xxxx)            “R&W Policy” has the meaning set forth in Section 4.07.
(yyyy)          “Real Property Leases” has the meaning set forth in Section 2.13(b).
(zzzz)             “Registered Intellectual Property” has the meaning set forth in Section 2.16(a).
(aaaaa)          “Related-Party Leases” has the meaning set forth in Section 1.04(i).
(bbbbb)         “Related-Party Real Property” has the meaning set forth in Section 2.13(d).
(ccccc)          “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping, or disposing.
(ddddd)          “Restricted Business” means, (i) with respect to Niswonger, the Business, and (ii) with respect to Tweed, the Business and any other business that Tweed leads on behalf of Buyer or any of its Affiliates after the Closing Date.

(eeeee)      “Restricted Period” means, (i) with respect to Niswonger, five years following the Closing Date, and (ii) with respect to Tweed, the longer of (A) two years following the first date that Tweed is no longer employed by any of the Buyer, the Company, or any of their Affiliates, and (B) five years following the Closing Date.
(fffff)          “Restricted Territory” has the meaning set forth in Section 4.04(a).
(ggggg)     “Rolling Stock” means all tractors and trailers owned or leased by the Company or any of its Subsidiaries from third-parties for use in the business of the Company or any of its Subsidiaries.
(hhhhh)     “SEC” means the Securities and Exchange Commission.
(iiiii)           “Section 338(h)(10) Election” has the meaning set forth in Section 1.06.
(jjjjj)           “Securities Act” means the Securities Act of 1933, as amended.
(kkkkk)      “Seller” or “Sellers” has the meaning set forth in the Preamble.
(lllll)           “Seller Group” means Sellers and their heirs, executors, administrators and beneficiaries, controlled Affiliates, each of the respective individual, joint or mutual past, present, and future officers, directors, shareholders, members, managers and partners of any of the foregoing persons, and all of the foregoing persons’ predecessors, successors, assigns, agents and representatives.
(mmmmm)    “Seller Released Claims” has the meaning set forth in Section 4.03(a).
(nnnnn)       “Seller Taxes” means any and all Taxes of the Company or any Subsidiary of the Company imposed on Buyer, the Company or any Subsidiary of the Company or for which Buyer, the Company, or any Subsidiary of the Company may otherwise be liable (a) for any Pre-Closing Period and for the portion of any Straddle Period ending on the Closing Date (as determined under Section 4.01); (b) resulting from a breach by Sellers of the representations and warranties set forth in Section 2.14 (determined without regard to any materiality or knowledge qualifiers or any scheduled items) or the covenants set forth in Section 4.01; (c) of any member of any consolidated group of which the Company or any Subsidiary of the Company (or any predecessor of the Company or Subsidiary) is or was a member on or prior to the Closing Date by reason of Treasury Regulation Section 1.1502-6(a) or any analogous or similar foreign, state, or local Legal Requirements; (d) of any other Person for which the Company or any Subsidiary is or has been liable as a transferee or successor, by contract or otherwise (other than pursuant to customary Tax indemnification provisions in commercial contracts, agreements or arrangements entered into in the ordinary course of business consistent with past practices that are not primarily related to Taxes), which Taxes relate to an event or transaction occurring prior to the Closing; (e) that are social security, Medicare, unemployment or other employment or withholding Taxes owed as a result of any payments of Specified Employee Payments, or Aggregate Closing Consideration hereunder or distributions made to the Sellers on or prior to the Closing Date; provided, that no such Tax will constitute a Seller Tax to the extent (x) it was paid prior to the Closing, or (y) it was taken into consideration in the calculation of Final Aggregate Closing Consideration and (unless it constituted a working capital liability incurred in the ordinary course of business consistent with past practices addressed under Section 1.02)  resulted in an actual adjustment to Final Aggregate Closing Consideration.

(ooooo)          “Sellers’ Knowledge” or words of similar import means the actual knowledge, and the knowledge they would reasonably be expected to obtain after diligent inquiry, of each Seller and Brande Tweed.
(ppppp)          “Specified Employee Payments” has the meaning set forth in Section 4.05(a)(i).
(qqqqq)          “Specified Claim” has the meaning set forth in Section 5.02(b)(vii).
(rrrrr)              “Straddle Period” means any Tax period beginning before and ending after the Closing Date.
(sssss)           “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such partnership’s, limited liability company’s, association’s or other business entity’s gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, limited liability company, association or other business entity.  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.
(ttttt)               “Supplier” has the meaning set forth in Section 4.04(c).
(uuuuu)          “Survival Date” has the meaning set forth in Section 5.01.
(vvvvv)          “Tax” or “Taxes” means (i) any taxes, assessments, fees, unclaimed property and escheat obligations and other governmental charges imposed by or under Legal Requirements, including income, profits, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty or addition thereto; and (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of a consolidated group for any period; and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of the operation of law or any express or implied obligation to indemnify any other person.

(wwwww)       “Tax Allocation” has the meaning set forth in Section 4.01(i).
(xxxxx)              “Tax Proceeding” has the meaning set forth in Section 4.01(f).
(yyyyy)           “Tax Returns” means any return, declaration, claim for refund, report, information return or other document relating to Taxes (including Form 1099 and Form 1096), including any schedule or attachment thereto, and including any amendment thereof.
(zzzzz)              “Technology” means all the prototypes, devices, drawings, specifications, lab notebooks, manuals, databases, equipment, files, technical memoranda, invention disclosures, patent application files, research studies, testing data, plans, files, formulas, computer programs, data and information, quality control records and procedures, research and development files containing, embodying or revealing trade secrets, know-how or other Intellectual Property.
(aaaaaa)            “TEL” has the meaning set forth in Section 4.04(c).
(bbbbbb)         “Third Party Claim” has the meaning set forth in Section 5.05(a).
(cccccc)           “Transaction Documents” means each of this Agreement, the Escrow Agreement, the Offer Letters and each other agreement, certificate, instrument and document referred to herein or therein or delivered pursuant hereto or thereto.
(dddddd)         “Transaction Expenses” means the aggregate fees and expenses incurred by the Company, the Subsidiaries of the Company, and the Sellers in connection with the negotiation of this Agreement, the performance of their obligations hereunder, and the consummation of the Transactions to the extent payable by the Company or any of its Subsidiaries and unpaid as of Closing and whether or not accrued before or after Closing, including, without limitation, (i) all investment banking, financial advisory, legal, accounting, management, consulting and other fees and expenses of third parties, (ii) all compensation and other payments paid to or for the benefit of any employee or other Person as a result of the Transactions (including the Specified Employee Payments), (iii)  any severance, retention, change in control or similar compensatory payments paid in connection with the Transactions (but not any retention amounts (other than Specified Employee Payments) that may be paid pursuant to programs established and implemented by Buyer at or following the Closing, which shall not be deemed Transaction Expenses and otherwise not be recorded as current liabilities in the determination of Net Working Capital), (iv) the employer portion of any payroll and employment Taxes associated with payments under clauses (ii) and (iii) above, and (v) 50% of the R&W Policy costs and expenses in accordance with Section 4.07.
(eeeeee)          “Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.
(ffffff)              “Transfer Taxes” has the meaning set forth in Section 4.01(h).
(gggggg)        “Tweed” has the meaning set forth in the Preamble.
(hhhhhh)        “Underpayment” has the meaning set forth in Section 1.02(g).

(iiiiii)                 “USDOT” has the meaning set forth in Section 2.23.
(jjjjjj)                 “Vendor Contracts” has the meaning set forth in Section 2.15(d).
6.02          Other Definitional Matters.  All references in this Agreement to Exhibits, Schedules, Articles, Sections and subsections refer to the corresponding Exhibits, Schedules, Articles, Sections and subsections of or to this Agreement, unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections and subsections of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the intent of the parties hereto.  The Schedules to this Agreement are incorporated herein by this reference.  The word “including” (in its various forms) means including without limitation.  The word “or” is not exclusive and the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole and not to the particular provision in which such words appear.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all rules and regulations promulgated thereunder and shall refer to such statute, law, rules and regulations as amended from time to time and includes any successor legislation thereto; provided that, for the purposes of the representations and warranties set forth herein, with respect to any violation or alleged violation of any statute, law, rules and regulations, the reference to such law, rules or regulations means such, law, rules or regulations as in effect at the time of such violation or alleged violation.  References to any Contract, instrument or document means such Contract, instrument or document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement.  The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Whenever this Agreement indicates that Sellers have or the Company has “made available” any document or other item to Buyer, such statement will mean that such document or other item was made available for viewing in the electronic data room for “Project Checker” as such materials were posted to the electronic data room at least three Business Days prior to the Closing Date and not removed or altered on or prior to the Closing Date.
ARTICLE 7
MISCELLANEOUS
7.01          Press Releases and Announcements.  No public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of the Company or the Sellers without the prior written consent of Buyer.  Buyer may issue a press release and/or investor presentation in substantially the form previously provided to Sellers.  The Sellers agree to keep the terms of this Agreement confidential, except to the extent required by applicable Legal Requirements or for financial reporting purposes, and to the extent disclosed by Buyer.  For the avoidance of doubt, Buyer or any of its Affiliates may disclose the terms of this transaction, including in any of their Securities Act filings and reports and filings made pursuant to the Securities Exchange Act of 1934, as amended.

7.02          Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including Transaction Expenses, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the negotiation of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions (whether consummated or not) shall be paid by the party incurring such costs and expenses.  In the event of a dispute between any of the parties hereto in connection with any Transaction Document or the Transactions, each of the parties agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any such action or proceeding.
7.03          Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been delivered (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) or electronic mail to the number set out below if the sender sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except, if not a Business Day, then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service for next day delivery, or (d) the fifth Business Day following the day on which the same is sent by certified or registered mail, postage prepaid.  Notices, demands and communications shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:
Notices to Buyer (and, after the Closing, the Company):

Covenant Transportation Group, Inc.
P.O. Box 2297
Chattanooga, TN 37422
Attention:  Richard Cribbs and James Heartfield
Email: rcribbs@covenanttransport.com; jheartfield@covenanttransport.com with a copy to (which shall not constitute delivery of notice):

Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, TX 75201
Facsimile:  214-999-7857
Attention:  Alan Bogdanow
Email: abogdanow@velaw.com
Notices to Sellers:

John A. Tweed
129 Glenfield Trail
Greeneville, TN 37745
Email:  jtweed@landair.com

&

Scott M. Niswonger
1508 Crestwood Dr.
Greeneville, TN 37745
Email:  sniswonger@landair.com

with a copy to (which shall not constitute delivery of notice):

Scudder Law Firm, P.C., L.L.O.
411 S. 13th St. #200
Lincoln, NE 68508
Facsimile:  402-435-4239
Attention: Mark Scudder
Email:  mscudder@scudderlaw.com
7.04          Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but with it being understood that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto; provided, however, that Buyer may assign any or all of its rights pursuant to this Agreement, the Escrow Agreement and any other Transaction Document to one or more of its Affiliates, provided, that Buyer will nonetheless remain liable for all of its obligations hereunder and thereunder.  Notwithstanding the foregoing, Buyer may assign any or all of its rights pursuant to this Agreement, the Escrow Agreement and any other Transaction Document to any of its lenders as collateral security without the consent of any of the other parties hereto.
7.05          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.  Upon such a determination, Buyer and Sellers shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
7.06          Construction and Disclosure.  Buyer and Sellers each acknowledge and agree that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties hereto, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.  The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Schedules is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Schedules in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement.  The information contained in this Agreement and in the Disclosure Schedules hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Legal Requirements or breach of contract).  Disclosure of an item on one Schedule shall be deemed disclosure on another Schedule if it is reasonably apparent from the fact of such disclosure that the disclosed contract, event, fact, circumstance or other matter relates to the representations or warranties covered by such other Schedule. If there is any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception set forth in the Disclosure Schedules and reasonably apparent from its content), the statements in the body of this Agreement will control. The mere listing (or inclusion of a copy) of a document or other item in a Disclosure Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless (a) the representation or warranty only pertains to the existence of the document or other item itself or (b) the exception would be readily apparent to a reasonable buyer that reviewed the representation or warranty and the referenced document or other item. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement.  Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

7.07          Captions.  The captions used in this Agreement and descriptions of the Disclosure Schedules are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no such caption or description had been used in this Agreement.
7.08          Amendment and Waiver.  This Agreement may be amended only in a writing executed and delivered by each of Buyer and Sellers.  Any provision of this Agreement may be waived only in a writing signed by the party against whom such waiver is to be enforced.  No waiver of any provision hereunder or any breach or default hereunder shall extend to or affect in any way any other provision or prior or subsequent breach or default.
7.09          Complete Agreement.  This Agreement, the Escrow Agreement, the Transaction Documents and any other agreements referred to herein or therein and executed and delivered on or after the date hereof in connection herewith or therewith, contain the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or between such parties, written or oral, which may have related to the subject matter hereof in any way.
7.10          Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

7.11          Governing Law.  All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Tennessee, without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Tennessee.
7.12          JURISDICTION; VENUE; SERVICE OF PROCESS. SUBJECT TO THE PROVISIONS OF SECTION 1.02 (WHICH SHALL GOVERN ANY DISPUTE ARISING THEREUNDER), THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY SEEKING RELIEF UNDER OR PURSUANT TO THIS AGREEMENT SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL COURT (OR, IF SUCH FEDERAL COURT DOES NOT HAVE JURISDICTION OVER SUCH SUIT, ACTION OR PROCEEDING, IN A STATE COURT) IN HAMILTON COUNTY, TENNESSEE.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING.  THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.  THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.
7.13          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
7.14          No Third Party Beneficiaries.  Except for the Buyer Indemnities under Article 5, no Person other than the parties hereto shall have any rights, remedies, or benefits under any provision of this Agreement.
7.15          Payments Under Agreement.  Each party agrees that all amounts required to be paid hereunder shall be paid in United States currency and, except as otherwise expressly set forth in this Agreement, without discount, rebate or reduction and subject to no counterclaim or offset, on the dates specified herein.

7.16          Electronic Delivery.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms hereof or thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first written above.
BUYER:

Covenant Transportation Group, Inc.

By:	/s/ David R. Parker
Name:	David R. Parker
Title:	CEO

SIGNATURE PAGE TO PURCHASE AGREEMENT

SELLERS:

/s/ John A. Tweed
John A. Tweed

/s/ Scott M. Niswonger
Scott M. Niswonger

SIGNATURE PAGE TO PURCHASE AGREEMENT

COMPANY:

Landair Holdings, Inc.

By:	/s/ John A. Tweed
Name:	John A. Tweed
Title:	President

SIGNATURE PAGE TO PURCHASE AGREEMENT

EXHIBIT A

ESCROW AGREEMENT

This Escrow Agreement is made and entered into as of July 3, 2018 (the “Effective Date”), by and between Covenant Transportation Group, Inc., a Nevada corporation (“Buyer”), Scott M. Niswonger, a resident of the state of Tennessee (“Niswonger”), and John A. Tweed, a resident of the state of Tennessee (“Tweed”, and each of Niswonger and Tweed individually a “Seller”, and collectively the “Sellers”), and First Tennessee Bank, N.A., as escrow agent (the “Escrow Agent”).  Buyer and Sellers are referred to herein individually as an “Escrow Party” and collectively as the “Escrow Parties.”  The Escrow Parties and the Escrow Agent are referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, reference is made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated of even date herewith by and among Buyer, Sellers, and certain other parties thereto;
WHEREAS, the Purchase Agreement provides that a portion of the Purchase Price shall be deposited by Buyer into escrow to be held and distributed by the Escrow Agent in accordance with the terms of this Escrow Agreement; and
WHEREAS, the execution and delivery of this Escrow Agreement is a condition to the parties’ obligations under the Purchase Agreement.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.
Defined Terms.  All capitalized terms used in this Escrow Agreement but not otherwise defined herein are given the meaning set forth in the Purchase Agreement, provided, however, that the Escrow Agent will not be responsible to determine or to make inquiry into any term, capitalized or otherwise, not defined herein.

2.
Appointment of the Escrow Agent.  The Escrow Parties hereby appoint, constitute and designate First Tennessee Bank, N.A. as their Escrow Agent for the purposes set forth herein, and the Escrow Agent accepts the agency created under this Escrow Agreement and agrees to perform the obligations imposed hereby.

3.
Deposit to the Escrow Account; Establishment of the Escrow Fund.  Pursuant to the terms of the Purchase Agreement, the Buyer shall deposit on or about the Effective Date $1,000,000 by wire transfer of immediately available funds into an Escrow Account (the “Escrow Account”) designated by and maintained under the sole custody and control of the Escrow Agent.  The amount deposited, together with any additional deposits and earned income, shall constitute the “Escrow Fund”.  The Escrow Agent makes no representation as to the amount(s) to be deposited hereunder.

1

4.	Investment of the Escrow Fund.

4.1
The Escrow Agent shall have no investment discretion over the Escrow Account. The Escrow Agent shall invest (and reinvest as appropriate) the Escrow Fund as specifically directed in writing by the Escrow Parties and accepted by the Escrow Agent.

4.2
The Escrow Agent shall have the right to make withdrawals from any deposits or liquidate any investments held to provide funds necessary to make required payments under this Escrow Agreement at such time or times as determined by the Escrow Agent in its sole discretion.  The Escrow Agent shall have no liability for any loss sustained as a result of any investment made pursuant to the instructions of the Escrow Parties or as a result of any liquidation of any investment prior to its maturity, or, except in the event of the Escrow Agent’s gross negligence, bad faith, or willful misconduct, for any investment made by the Escrow Agent in the absence of instructions from the Escrow Parties. Purchases of mutual fund shares and other securities will be made in accordance with the Escrow Agent’s standard procedures in effect from time to time. At any time that the Escrow Fund is invested in a mutual fund, the Escrow Parties hereby instruct Escrow Agent to vote all proxies in accordance with the proxy policy in effect from time to time for the Escrow Agent unless specifically instructed jointly by the Escrow Parties.

4.3
The Escrow Parties agree among themselves that, for U.S. federal income Tax purposes: (a) while the Escrow Fund is held by the Escrow Agent, Buyer will be treated as the owner of the Escrow Fund, and all earnings with respect to the Escrow Account will be treated as earned by Buyer; and (b) upon the release of any amount from the Escrow Account to Sellers, a portion of the amount so released will be treated as a payment of interest to Sellers (and Buyer will be entitled to a corresponding interest deduction), in accordance with the Code and the Treasury Regulations promulgated thereunder.  The Parties agree among themselves that for U.S. federal income Tax purposes, the Parties intend that the Escrow Account will be eligible for the “installment method” under Section 453 of the Code.  The Parties agree among themselves not to take any position for U.S. federal income Tax purposes that is inconsistent with this Section 4.3, except as otherwise required by (i) a final and non-appealable decision or other order by any court of competent jurisdiction, (ii) a final closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or (iii) any change in applicable law after the Closing Date.

5.	Disbursement of the Escrow Fund. The Escrow Agent shall hold and disburse the Escrow Fund according to the following:

2

5.1
If at any time the Escrow Parties give the Escrow Agent joint written instructions (“Joint Instructions”) or the Escrow Agent receives from one of the Escrow Parties a final and non-appealable order of a court of competent jurisdiction (“Final Order”) as to the disposition of all or a portion of the Escrow Fund, the Escrow Agent will, within two (2) Business Days of receipt, disburse the Escrow Fund (or such portion thereof) in accordance with the Joint Instructions or Final Order.

5.2
No later than two (2) Business Days prior to the Escrow Distribution Date (as defined below), Buyer may give written notice(s) (the “Claim Notice”) to the Escrow Agent and Sellers with respect to any Outstanding Escrow Claims (as defined in the Purchase Agreement).  The Claim Notice shall (a) explain in reasonable detail the nature of the Outstanding Escrow Claim(s) and the parties known to be involved, and shall specify the amount thereof, if known, and if not known, a good faith estimate of the amount of the Outstanding Escrow Claim(s), and (b) certify that the Outstanding Escrow Claim(s) is pursuant to Article 5 of the Purchase Agreement. On the date that is three (3) Business Days following the date that is eighteen (18) months after the Effective Date (the “Escrow Distribution Date”) (i) the Escrow Agent shall promptly disburse the balance of the Escrow Fund less the amount specified in the Claim Notice in respect of any Outstanding Escrow Claims (collectively, the “Retained Escrow Amount”) to Sellers in accordance with each Seller’s Pro Rata Amount and (ii) the Escrow Fund shall continue until a determination of liability is made with respect to such Outstanding Escrow Claims, and during such continuance, the Escrow Agent shall continue to hold the Retained Escrow Amount.  The Retained Escrow Amount, or any portion thereof, shall only be distributed by the Escrow Agent pursuant to (x) Joint Instructions or (y) a Final Order.

6.	Escrow Account Statements.

6.1
During the term of this Escrow Agreement, the Escrow Agent shall provide each of the Escrow Parties with monthly statements containing the beginning balance in the Escrow Account as well as all principal and income transactions for the statement period (“Periodic Account Statements”).  The Escrow Parties shall be responsible for reconciling the Periodic Account Statements.  In the absence of the Escrow Agent’s gross negligence, bad faith or willful misconduct, the Escrow Agent shall be forever released and discharged from all liability with respect to the accuracy of the Periodic Account Statements and the transactions listed therein, except with respect to any such act or transaction as to which any of the Escrow Parties shall, within ninety (90) days after the Escrow Agent makes the Periodic Account Statement available, file written objections with the Escrow Agent.

3

6.2
The Periodic Account Statements shall include a listing of all securities transactions, receipts and disbursements during the statement period, together with a current listing of the assets held in the Escrow Account.

7.	Rights, Responsibilities and Liabilities of the Escrow Agent.

7.1
The Escrow Agent shall act hereunder as an escrow agent only, and it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any document furnished to the Escrow Agent or any asset deposited with it.

7.2
The Escrow Agent may rely and shall be protected in acting or refraining from acting upon (and shall incur no liability for following the instructions contained therein) any written notice, instruction or request furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall have no duty to solicit any payments which may be due to be paid into the Escrow Fund by any party.

7.3
The Escrow Agent shall not be liable for any action taken or omitted by it unless a court of competent jurisdiction determines that the Escrow Agent’s gross negligence, bad faith or willful misconduct was a cause of any loss.  In the administration of the Escrow Fund hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, including in-house counsel, accountants and other skilled persons to be selected and retained by it.

7.4
The Escrow Agent shall not make, be required to make, or be liable in any manner for its failure to make, any determination under any agreement or document any of the Escrow Parties may be parties to or responsible for (except for the Escrow Agreement), even if same is referenced herein, including any determination whether any party thereto has complied with its terms or is entitled to payment or to any other right or remedy thereunder.

7.5	The Escrow Agent is authorized, in its sole discretion, to comply with any order issued or process entered by any court of competent jurisdiction with respect to the Escrow Fund.

7.6
If, at any time, the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrow Fund or the Escrow Agent's proper actions with respect to its obligations hereunder, or should any dispute arise between or involving the Parties, it is understood and agreed that the Escrow Agent may petition (by means of an interpleader or any other appropriate measure) any court of competent jurisdiction for instructions with respect to such uncertainty or dispute. The Escrow Agent shall be entitled to reimbursement for all reasonable attorneys’ fees and court costs incurred pursuant to this Section 7 or Section 8, except in the case of Escrow Agent’s gross negligence, bad faith or willful misconduct.

4

8.	Resignation/Removal of the Escrow Agent.
8.1
The Escrow Agent may resign at any time by giving thirty (30) days written notice of such resignation to the Escrow Parties.  If no successor Escrow Agent has been named by the Escrow Parties at the expiration of the thirty (30) day period, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as a depository.  Upon notification by the Escrow Parties of the appointment of a successor, the Escrow Agent shall, upon payment of any and all fees and expenses due to Escrow Agent, promptly deliver the Escrow Fund and all materials in its possession relating to the Escrow Fund to such successor, and the duties of the resigning Escrow Agent shall thereupon in all respects terminate, and the resigning Escrow Agent shall be released and discharged from all further obligations hereunder.

8.2
The Escrow Agent may be discharged from its duties as Escrow Agent under this Escrow Agreement upon thirty (30) days written notice from the Escrow Parties and upon payment of any and all fees due to the Escrow Agent.  In such event, the Escrow Agent shall be entitled to rely on Joint Instructions as to the disposition and delivery of the Escrow Fund.

9.	Compensation of the Escrow Agent. The fees of the Escrow Agent for its services hereunder shall be as set forth on Schedule 1. Such fees shall be payable 50% by Buyer and 50% by Sellers.

10.
Information to be Provided to the Escrow Agent.  The Escrow Parties shall provide the Escrow Agent with such information as the Escrow Agent shall reasonably require in order to permit the Escrow Agent to comply with its obligations under the USA Patriot Act (the “Patriot Act”).

11.	Notices and Phone Calls.
(a)
All notices and communications hereunder shall be (i) given to the Party at the address below, (ii) in writing, and (iii) delivered to the Party by registered mail (return receipt requested), certified mail (postage prepaid), personal delivery, delivery by overnight delivery service (with receipt thereof), facsimile transmission (with evidence of receipt) or electronic mail (with confirmation of receipt).  All notices shall be effective upon receipt; provided, however any instruction, direction, approval, consent, or similar communication from an Escrow Party with respect to the Escrow Account (“Instruction”) given to Escrow Agent by facsimile transmission or electronic mail shall not be effective, and the Escrow Agent shall not be obligated to act upon such Instruction, until the Escrow Agent has confirmed to the sending Escrow Party that the Instruction has been received and accepted by the Escrow Agent.  Instructions sent by electronic mail shall be deemed signed by the sending Escrow Party (or a person authorized to act on behalf of such Escrow Party if authorized under this Escrow Agreement) if sent from an e-mail address provided to Escrow Agent by such Escrow Party or authorized person.  Telephone, telephone voice messaging, and other forms of telephonic or oral communication shall not constitute written Instructions.  Notwithstanding the foregoing, the Escrow Agent may, in its sole discretion, rely and act upon any form of Instruction which it believes in good faith to be genuine.

5

(b)
For the purposes of this Escrow Agreement, the Parties’ addresses and other contact information shall be as set forth below, or at such other address or contact information of which each Party shall notify the other Parties in accordance with this Section:

If to Buyer:

 Covenant Transportation Group, Inc.
P.O. Box 2297
Chattanooga, TN 37422
Phone: (423) 463-3331
Attention:  Richard Cribbs and James Heartfield
Email: rcribbs@covenanttransport.com; jheartfield@covenanttransport.com
If to Sellers:

 John A. Tweed
129 Glenfield Trail
Greeneville, TN 37745
Phone: (423) 620-9568
Email:  Tweedj5@gmail.com
&
Scott M. Niswonger
1508 Crestwood Dr.
Greeneville, TN 37745
Phone: (423) 620-2017
Email:  sniswonger@niswongerfoundation.org

If to Escrow Agent:

First Tennessee Bank
800 S. Gay St. 5th Floor
Knoxville, TN 37929
Attention: Amber Young, Vice President & Trust Officer
Phone: (865) 971-2136
Facsimile: (865) 971-2742
E-mail: amyoung@ftb.com

6

12.	Miscellaneous.

12.1
All signatories to this Escrow Agreement warrant that they have full and complete authority to enter into and sign this Escrow Agreement on behalf of themselves and/or the entity on whose behalf they are signing.

12.2
The rights or interests of any Party in this Escrow Agreement or in the Escrow Fund or any portion thereof, shall not be assignable or transferrable (other than by operation of law) except with the prior written consent of all the Parties.  Notwithstanding the foregoing, any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any entity succeeding to all or a substantial portion of the escrow business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution by or filing of any document with any Escrow Party or any further act on the part of any of the Escrow Parties, except where an instrument of transfer or assignment is required by applicable law to effect such succession.

12.3
This Escrow Agreement shall be binding upon and inure to the benefit of and be enforceable by, the respective heirs, legal representatives, and permitted successors and assigns of the Parties, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity (other than the Buyer Indemnitees) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement.

12.4	This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to its conflict of laws principles.

12.5
‘Business Day’ shall mean every day other than Saturday, Sunday and any other day on which the Escrow Agent is not open for business for carrying on substantially all of the Escrow Agent’s business functions.  If the date on which any disbursement or notice is to be made under the terms of this Escrow Agreement is not a Business Day, then the disbursement or notice shall be made on the following Business Day.

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12.6
This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The exchange of copies of this Escrow Agreement and of signature pages by facsimile or by electronic image scan transmission (such as .pdf format) shall constitute effective execution and delivery of this Escrow Agreement as to the Parties and may be used in lieu of the original Escrow Agreement for all purposes.

12.7
This Escrow Agreement constitutes the entire agreement between the Escrow Agent and the Escrow Parties relating to the holding, investment and disbursement of the Escrow Fund and sets forth in its entirety the obligations and duties of the Escrow Agent with respect to the Escrow Fund.  This Escrow Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each Party hereto, or in the case of a waiver, by a Party (for whose benefit compliance is intended) waiving compliance, and any such waiver will be effective only in the specific instance and for the purpose for which given.

12.8	The headings in this Escrow Agreement are for convenience of reference only and shall neither be considered as part of this Escrow Agreement, nor limit or otherwise affect the meaning hereof.

12.9
Each of the Parties hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any dispute that arises or is related to the negotiation, execution, performance or non-performance, interpretation, termination or construction of this Escrow Agreement, and any other document or instrument delivered pursuant hereto, and all matters based upon, arising out of or related to the foregoing (whether in contract, tort, equity, law or statute).

[Signature Page Follows]

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IN WITNESS WHEREFORE, this Escrow Agreement has been executed as of the day and year set forth above.

Covenant Transportation Group, Inc.

By:
Name:	David R. Parker
Title:	CEO

John A. Tweed

Scott M. Niswonger

FIRST TENNESSEE BANK, N.A.

By:
Name:	Amber Young
Title:	Vice President & Trust Officer

Schedule 1
Fees
[See Attached]

FIRST TENNESSEE

Escrow Fee Schedule
Effective January 1, 2013
Acceptance Fee
•     $3,000 flat fee due at inception

Annual Maintenance Charge
•     25 basis points on the account's market value, to be assessed quarterly, in arrears, with no pro-ration.

Minimum Annual Fee

•     $3,000, exclusive of the Acceptance Fee.

Included in this fee is one disbursement per quarter.  The account will be charged $100 for each additional disbursement.
Federal Express or comparable overnight delivery charges will be assessed to the account at the Escrow Agent’s discounted rate.
Fees will be billed quarterly in arrears to the designated parties.

EXHIBIT B

AMENDED AND RESTATED COMMERCIAL LEASE

THIS AMENDED AND RESTATED COMMERCIAL LEASE (“Lease”), effective as of July 3, 2018 (the “Effective Date”), is by and between (i) SCOTT M. NISWONGER, an individual, and  TWEED ENTERPRISES, LLC, a Tennessee limited liability company, DBA WLC PROPERTIES (together, “Landlord”), (ii) LANDAIR TRANSPORT, INC., a Tennessee corporation (“Tenant”), and (iii) COVENANT TRANSPORTATION GROUP, INC., a Nevada corporation, in its capacity as guarantor (“CTG”).

WHEREAS, Tenant currently leases from Landlord, and Landlord leases to Tenant, certain real property located in Greeneville, Tennessee, as set forth below, pursuant to that certain Lease Agreement dated December 31, 2017 (the “Original Lease”);

WHEREAS, Landlord and Tenant now desire to amend and restate the Original Lease in its entirety to reflect modifications of certain terms thereof, pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the covenants contained herein and under the terms and conditions set forth herein, Landlord and Tenant hereby agree that the Original Lease is hereby amended and restated in its entirety as follows:

1.          PREMISES.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain Premises commonly known as 1 Landair Way, Greeneville, TN 37743 and further described in Exhibit A, which is attached hereto and incorporated herein by this reference (the “Premises”).

2.          TERM.  The initial term of this Lease (the “Initial Term”) will be from the Effective Date through and ending at 11:59:59 p.m. Eastern Time on the day immediately preceding the fifth anniversary of the Effective Date. Tenant has the right, privilege, and option to renew and extend the Initial Term of this Lease (“Renewal Option”) for up to two additional periods of three years each (each, a “Renewal Term”), subject to the provisions and conditions of this Lease. Tenant may exercise a Renewal Option by providing written notice to Landlord of its intent to exercise a Renewal Option no later than nine (9) months prior to the expiration of the then-current term. As used in this Lease, “Term” means both the Initial Term and, to the extent a Renewal Option has been exercised, the applicable Renewal Term(s).

3.          MONTHLY RENT.

3.1.          Initial Term. During the Initial Term, Tenant will pay to the Landlord at Landlord’s address specified in Section 16 below, or at such other place as the Landlord may hereinafter designate in a written notice to Tenant, on or before the first day of each calendar month, without offset or deduction the following amounts as rent for the Premises: Fourteen Thousand Dollars ($14,000) per month.  The prorated first month’s rent will be paid upon execution of this Lease.

3.2.          Renewal Terms. Monthly rent shall be adjusted prior to the start of each year of any Renewal Term.  Such monthly rent for each year of any Renewal Term shall be obtained by multiplying the monthly rent provided for in Section 3.1, by a fraction, the numerator of which is the most recent monthly index number published prior to the start of such year in the Renewal Term in the Consumer Price Index for all Urban Consumers (index base: 1982-1984 = 100,  U.S. City Average) published monthly by the Bureau of Labor Statistics of the United States Department of Labor (said table being herein referred to as the “CPI-U”), and the denominator of which is the index number published for the first full month of the Initial Term of this Lease in the CPI-U. Notwithstanding the foregoing calculation, the monthly rent as adjusted each year pursuant to this Section shall in no event be less than the monthly rent payable in the year immediately preceding such adjustment.

4.          QUIET ENJOYMENT.  Landlord covenants that Tenant, upon paying the basic rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, will quietly have and enjoy the Premises during the Term without hindrance by anyone claiming by or through Landlord.

5.          UTILITIES.  Tenant will pay promptly when due directly to the applicable utility provider all charges for water, sewer, garbage disposal, telephone, electricity, cable, heat, gas, power, and any other utilities or services and like charges, including any fire protection charge, furnished to or consumed upon the Premises.  Landlord will not be liable for any failure or interruption of utility service to the Premises, unless such failure or interruption results from Landlord’s gross negligence or willful misconduct, in which event monthly rent and Tenant’s costs (defined below) shall be abated with respect to the portion of the Premises in which Tenant’s use and enjoyment  is impaired for its normal conduct of business from the date of commencement of such interference until the date Tenant’s use and enjoyment of such portion of the Premises is restored.

6.          TAXES AND ASSESSMENTS.

6.1.          Tenant’s Costs. In addition to the rent provided in Section 3 above, and commencing on the date of commencement specified in Section 2 above, Tenant agrees to pay to Landlord, as additional rent (referred to as “Tenant’s costs”), an amount equal to Landlord’s insurance premiums for fire, extended coverage, general commercial liability, property and other insurance that Landlord reasonably deems necessary upon the Premises and, in each instance, that are customarily maintained by owners of similar buildings in the market where the Premises are located.  If Tenant’s costs in any calendar year shall increase more than 5% over Tenant’s costs in the prior calendar year and Tenant is not satisfied with the amount of such increase over 5%, Tenant has the option to procure its own insurance for fire, extended coverage, general commercial liability, property and other insurance that Landlord reasonably deems necessary upon the Premises, in each case, upon terms reasonably acceptable to Landlord. Landlord shall notify Tenant as soon as reasonably practicable of any increase in Tenant’s costs prior to renewal of Landlord’s insurance policies in order to afford Tenant a reasonable opportunity to obtain replacement coverage.  If Tenant procures its own insurance, the obligation to pay Tenant’s costs to Landlord shall cease.

6.2.          Billing of Charges.  The Tenant will pay to the Landlord the Tenant’s costs described above within thirty (30) days of billing for said costs by the Landlord.

6.3.          Records.  Landlord or its agents will keep records in reasonable detail showing all expenditures made for the items enumerated in subparagraph 6.1 above, which records will be available for inspection by Tenant at any reasonable time.  If any such inspection reveals that Tenant has been overcharged, Landlord agrees to pay the amount of such overcharge to Tenant within thirty (30) days following delivery of written notice thereof and supporting documentation thereto.

6.4.          Real Estate Taxes. Tenant shall timely pay when due all real estate taxes and assessments accruing against the Premises which become due and payable during the Term or any extension or renewal thereof. Tenant shall either, at Landlord’s discretion, (i) pay such amounts directly to the appropriate taxing authorities and provide proof of payment to Landlord promptly after such payment or (ii) pay such amounts to Landlord within thirty (30) days of Landlord’s written request therefor. Tenant’s portion of such taxes and assessments will be prorated for any partial calendar year of the Term.  For purposes of determining the amount of the taxes and assessments accruing on the Premises, Tenants shall be responsible for 75% of the taxes and assessments levied on the tax parcel that contains the Premises.  In no event will Tenant be responsible for any federal, state, or local income, payroll, gift, transfer, estate, or inheritance taxes of Landlord (collectively, “Excluded Taxes”).

6.5.          Additional Taxes. Should there presently be in effect or should there be enacted during the Term any law, statute, or ordinance levying any tax or assessment (other than any Excluded Tax) directly or indirectly, in whole or in part, upon the Premises, or increasing any tax Tenant is required to pay under Section 6.4, Tenant will reimburse Landlord in twelve (12) monthly installments (or such fewer number of months remaining in the Term), as additional rent, at the same time as monthly rental payments are due hereunder, for the actual amount of all such taxes paid.
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7.	REPAIRS, MAINTENANCE AND CONDITION OF PREMISES.

7.1.          Condition of Premises.  Tenant accepts the Premises “AS IS” in their current condition.  No warranties or representations concerning the condition or suitability of the Premises for intended uses have been made, except as are expressly set forth herein.

7.2.          Tenant’s Obligation to Repair.  Tenant will, at its own expense, at all times keep the Premises in good repair and adequately maintained, normal wear and tear excepted and damages covered by insurance excepted.  Tenant’s repair and maintenance obligation includes, without limitation, gardening and landscaping; interior and exterior painting; lighting; lamp replacement; window replacement; door repair and/or replacement; routine parking lot maintenance and repair (including, without limitation, sealing, sweeping, patching, and snow removal); routine maintenance and repair of all electrical, plumbing, heating and air conditioning equipment, telephone and other utility systems and routine roof maintenance and repair, provided however that Tenant shall not be required to make major repairs to Structural Elements (as hereinafter defined).   Landlord and Tenant will cooperate in good faith to determine whether any major repairs or replacements are required to the structural elements of the Premises consisting of the roof structure, heating, ventilation, and air conditioning systems, foundation, parking lot, and load-bearing walls (collectively, the “Structural Elements”), and if the parties determine that such major repairs or replacements are required, then Landlord will make such repairs or replacements at Landlord’s own expense.  Notwithstanding the foregoing, Tenant shall be responsible for any repairs or replacements to Structural Elements that become necessary due to damage caused by Tenant, its employees or agents.  If the Tenant fails to maintain the Premises in accordance with this Section, or fails to make the repairs required by this Section, Landlord may make repairs on fifteen (15) days’ notice to the Tenant, and Tenant will pay the reasonable cost thereof, as additional rent, within thirty (30) days of demand therefor from Landlord.  The right of Landlord to make such repairs will be without prejudice to any rights it may have because of Tenant’s failure to make such repairs.

7.3.          Alterations.  After prior written consent of Landlord, Tenant, at its sole cost and expense, may make alterations, additions and improvements in the Premises; provided, that Tenant will not be required to obtain Landlord’s consent for any alterations, additions or improvements that cost less than $100,000 in the aggregate for any project.  In the performance of such work, Tenant will hold Landlord harmless from any damage, loss or expense, and will comply in all material respects with all laws, ordinance, rules and regulations of any public authority, obtaining all necessary permits, approvals or authorizations.  Tenant will not allow any liens to be filed against the Premises; in the event of filing of a lien claim Tenant will promptly take such action as may be required to remove the lien, including, without limitation, obtaining a bond, if required.  All such alterations, additions and improvements to the Premises (except trade fixtures) will be the property of Landlord, and will be surrendered with the Premises upon the expiration, cancellation, or prior termination of this Lease.  Upon demand by Landlord given at least thirty (30) days prior to the end of the Term, Tenant will remove any alterations, additions or improvements made by Tenant, designated by Landlord to be removed, at Tenant’s sole cost and expense, unless such alterations, additions or improvements had previously been consented to by Landlord.  In such event, Tenant will repair any damage to the Premises caused by such removal, and return the Premises to their condition prior to making of any such alterations, improvements or additions.

At the expiration, cancellation, or prior termination of this Lease, Tenant will have the right to remove all trade fixtures located on the Premises which were installed by the Tenant prior to or after the Effective Date.  However, in such event, Tenant will repair all damage caused to the Premises by such installation and removal, returning the Premises to their condition prior to installation of such trade fixtures.

Trade fixtures will not be deemed to include any heating, air conditioning, ventilation, plumbing or electrical equipment, or other fixtures relating primarily to general usage of the building or Premises, as opposed to fixtures specifically used for the operation of the Tenant’s particular type of business or that were installed by Tenant prior to or after the Effective Date.
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7.4.          Entry and Inspection.  Tenant will permit Landlord or its agents to enter the Premises at reasonable times and after prior notice of not less than 24 hours (excluding emergencies) to inspect, clean, or repair the Premises, or to show the Premises to prospective purchasers or tenants.

8.          USE OF PREMISES.

8.1.          Permitted Use.  Tenant shall be entitled to use the Premises for general industrial and warehouse uses for the purposes of providing a truck terminal for Tenant’s trucks and drivers and general office use, and for no other purposes except as Landlord may approve in writing.  Without written permission from the Landlord, no industrial, manufacturing, or processing activity may be conducted in the Premises, except as provided in the preceding sentence.

8.2.          Hazardous Substances.  Tenant agrees to comply in all material respects with all applicable air and water pollution control and prevention laws and regulations, in each case, from and after the Effective Date.  Tenant agrees to comply in all material respects with all federal and state laws and regulations regarding hazardous waste or substances (“Environmental Laws”) from and after the Effective Date.  In the event of any discharge by Tenant or Tenant’s agents of hazardous or toxic substances on or to the Premises on or after the Effective Date in violation of applicable Environmental Laws, Tenant will promptly notify Landlord thereof, and remediate such violation in accordance with all applicable Environmental Laws.  After the expiration, cancellation, or prior termination of this Lease for any reason, Tenant will remove from the Premises all hazardous and toxic materials and containers for those materials, in each case, that Tenant brought onto the Premises after the Effective Date.

8.3.          Disposal of Non-Hazardous Waste Materials.  All non-hazardous waste materials will be disposed of by Tenant properly and in accordance in all material respects with all applicable laws and regulations.

8.4.          Compliance with Law.  Tenant will not use the Premises or permit anything to be done in or about the Premises which will in any material way conflict with any law, statute, zoning restriction, ordinance or governmental rule or regulation or requirements of duly constituted public authorities now in force or which may hereafter be enacted or promulgated.  With respect to its use of the Premises, Tenant will at its sole cost and expense promptly comply in all material respects with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force.

9.          INSURANCE; INDEMNITY.

9.1.          Public Liability Insurance.  Tenant, at its own expense, will procure and maintain in effect commercial general liability insurance coverage with limits of not less than Three Million Dollars ($3,000,000.00) combined single limits, which coverage may be provided by a combination of basic and umbrella policies; insuring against any and all liability of Tenant with regard to the Premises or use or occupancy thereof.  In no event will the limits of said policies be considered as limiting the liabilities of Tenant under this Lease.

9.2.          Casualty Insurance.  Landlord will maintain property insurance on the Premises covering the full replacement cost of the Premises, which such insurance shall not include a deductible more than $5,000, and will charge Tenant for such insurance in accordance with Section 6.1 above.  However, Tenant understands and acknowledges that such insurance does not cover the personal property of Tenant located on the Premises, and may not cover fixtures installed by Tenant.  Tenant, at its expense, will maintain fire and extended coverage insurance covering all inventory, equipment and other personal property located on the Premises, together with trade fixtures and improvements installed in or made by Tenant to the Premises.  Upon request by Landlord, Tenant will provide proof of such insurance.  Landlord will have no liability whatsoever for any loss or damage to property of Tenant, except where such loss or damage was caused by the gross negligence or willful misconduct of Landlord, its agents or employees.
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9.3.          Automobile Liability Insurance.  Tenant, at its expense, shall maintain a policy of automobile liability insurance, including coverage for owned, non-owned, leased, or hired vehicles providing a minimum limit for bodily injury and property damage of One Million Dollars ($1,000,000) per occurrence per combined single limit of bodily injury and property damage liability each accident

9.4.          Worker’s Compensation.  Tenant shall maintain employer’s liability insurance and/or worker’s compensation insurance in compliance with applicable law.

9.5.          Umbrella/Excess Liability.  Tenant, at its expense, will maintain umbrella/excess liability insurance on an occurrence basis in excess of the underlying insurance described in Sections 9.1, 9.3, and the employers liability requirement of 9.4. Such insurance will provide coverage of Fifteen Million Dollars ($15,000,000) per occurrence and in the aggregate.

9.6.          Insurance Policies; Self Insurance.  All insurance policies Tenant is required to maintain under Section 9 will name Landlord as an additional insured, will be with reputable insurance companies doing business in the state where the Premises are located, and will contain loss-payable clauses reasonably satisfactory to Landlord, and copies of policies or certificates evidencing such insurance, including an acknowledgement of waiver of subrogation as required in Section 9.7, will be delivered to Landlord by Tenant.  No such policy will be cancelable or amendable except after thirty (30) days’ written notice to Landlord. Notwithstanding anything herein to the contrary, Tenant shall have the right and option, upon notice to Landlord, to self-insure against the risks described in this Section 9 which are required to be maintained by Tenant, provided that Tenant shall be responsible for the payment of at least the same coverage and benefits to Landlord as the insurance described in Section 9 in the event of any occurrence that would otherwise give rise to a claim under such insurance policies. Tenant’s right to self-insure is personal to Tenant. and any other consolidated subsidiary of Covenant Transportation Group, Inc. to which this Lease is transferred in accordance with Section 11, and shall not apply to any other assignee or subtenant hereunder, unless otherwise approved in writing by Landlord, which approval may be withheld in Landlord’s sole discretion.

9.7.          Waiver of Subrogation.  Landlord and Tenant mutually agree to waive their right of recovery against each other, and their respective officers, employees or agents, for losses or damages occurring to the Premises, improvements, contents, other property of the waiving party or under its control, or business interruptions related to the loss or damage to such property.  However, this waiver will not apply to losses which are not covered under reasonable fire and extended coverage insurance acquired by Landlord, or to the extent of reasonable deductibles or co-insurance provisions within Landlord’s policy.  Permission to grant this waiver is to be included in the provisions of the insurance policies now carried by both Landlord and Tenant.  The continuation of this mutual waiver of subrogation is subject to the insurance continuing to grant this option on renewal policies.

9.8.          Indemnification.  From and after the Effective Date, Tenant agrees to indemnify, defend, and hold harmless Landlord, its parent companies, and their respective affiliates, officer, agents, and employees from any and all demands, claims, causes of action, fines, penalties, damages (except any consequential, punitive, incidental, special, indirect, or exemplary damages, including loss of future revenue or income, loss of business reputation or opportunity, diminution of value, or any damages based on any type of multiple (except, in each case, to the extent payable in connection with a third-party claim)), liabilities, judgments and expenses, including reasonable attorney’s fees and costs, and litigation-related expenses (collectively, “Damages”) arising out of (a) any injury or damage, however occurring, on or about the Premises, attributable to circumstances first existing on or after the Effective Date, except to the extent such claims or expenses are caused by the gross negligence or willful misconduct of Landlord, its agents or employees, (b) the use or occupancy or manner of use or occupancy of the Premises, attributable to circumstances first existing on or after the Effective Date, by Tenant or any person claiming under Tenant, or (c)  any breach, violation or non-performance of any provision in this Lease, attributable to circumstances first existing on or after the Effective Date, by Tenant or any person claiming under Tenant.  From and after the Effective Date, Landlord agrees to indemnify, defend, and hold harmless Tenant, its parent companies, and their respective affiliates, officers, agents, and employees from any and all Damages arising out of (x) any breach, violation or non-performance of any provision in this Lease by Landlord or any person claiming under Landlord, or (y) any injury or damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees. The provisions of this Section shall survive the expiration, cancellation, or prior termination of this Lease.  If any action or proceeding is brought against Landlord or its employees or agents by reason of any such claims for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, shall defend the same at Tenant’s expense with counsel approved by Landlord.  The limits of Tenant’s insurance coverage with respect to the Premises shall in no way imply any limitation to Tenant’s indemnification obligations hereunder.
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9.9.          Waiver and Release.  From and after the Effective Date, Landlord and its employees and agents will not be liable for any loss or injury to persons or damage to property, in or about the Premises, from any cause, which at any time may be suffered by Tenant or by its invitees or employees or agents, except to the extent said damage is caused by or resulting solely from the gross negligence or willful misconduct of Landlord, its agents or employees without contributory negligence on the part of Tenant or any other lessees or occupants of the Premises.  Tenant, as a material part of the consideration to Landlord for this Lease, by this Section waives and releases all claims against Landlord, its employees and agents and each of their respective affiliates, with respect to all matters for which such parties have disclaimed liability pursuant to the provisions of this Lease, in each case, to the extent arising from and after the Effective Date.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

10.          RECONSTRUCTION AND RESTORATION.

10.1.          Minor Damage.  If during the Term, the Premises are damaged by fire or other perils covered by the fire and extended coverage insurance on the Premises, and such damage is not substantial, Landlord will promptly repair such damage at Landlord’s expense after the application of all insurance proceeds, and this Lease will continue in full force and effect.

10.2.          Substantial Damage.  If during the Term, the Premises are destroyed or damaged by fire or other perils covered by the insurance, and if such damage is substantial, or if damaged by an uninsured peril where the estimated cost of repair exceeds six (6) months’ rent, Landlord may at its option either (a) promptly repair such damage at Landlord’s expense, in which event this Lease will continue in full force and effect, or (b) cancel this Lease as of the date of such damage, by giving Tenant written notice of its election within ten (10) days after the date Tenant notifies Landlord of such damage.  If Landlord elects option (a), Landlord will include in the notice a good faith estimate of the time Landlord expects to complete such repairs.  If (x) the estimated completion date for the repairs is more than one hundred eighty (180) days after the date Tenant notifies Landlord of such damage or (y) the remaining portion of the Premises not destroyed or damaged is of such size or configuration that it is not commercially reasonable for Tenant to conduct its business in the Premises, Tenant will have an option to cancel this Lease by giving Landlord written notice of its election to do so within thirty (30) days after the date Tenant receives the notice from Landlord as to the expected date of completion of the repair work, which cancellation will be effective at such date specified by Tenant, which such date shall be no later than ninety (90) days after the date Tenant receives the notice from Landlord as to the expected date of completion of the repair work.  For purposes of this Section 10, the term “substantial” shall mean damage to the Premises (measured by the estimated cost of restoration) that is (A) greater than 50% of its then replacement cost above the foundation, or (B) more than 25% of the square feet of the Premises and that renders the Premises untenantable for more than one hundred eighty (180) days after the date Tenant notifies Landlord of the damage.
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Notwithstanding any other provision in this Section 10, if damage to the Premises is caused by the willful misconduct or negligence of Tenant, and such damage is not subject to waiver of subrogation under Section 9.7, then Tenant will be responsible for repair and rent will not abate during the repair period.

10.3.          Abatement of Rent.  If the Premises are destroyed or damaged (including minor damage under Section 10.1 and substantial damage under Section 10.2), the rent payable hereunder for the period during which such damage, repair or restoration continues will be abated in proportion to the proportion of usable Premises space compared to the total Premises space.  Tenant will have no claim against Landlord for any damage suffered by Tenant by reason of such damage, destruction, repair or restoration, unless such damage or destruction is caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

11.          ASSIGNMENT AND SUBLETTING; RIGHT OF FIRST REFUSAL; PURCHASE OPTION; SALE BY LANDLORD.

11.1.          Assignment and Subletting. Except as provided in this Section, Tenant will not be permitted to sublease all or any portion of the Premises or assign this Lease without Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.  If Tenant is a corporation or association, the sale or assignment of any stock or interest in such corporation or association (for other than security purposes) in the aggregate in excess of fifty percent (50%) in any two-year period, will be deemed an assignment within the meaning and provisions of this Section; provided, this sentence will not apply if Tenant’s stock or ownership interests is listed on a recognized securities exchange or if at least eighty percent (80%) of Tenant’s stock or ownership interests is owned by an entity whose stock or ownership interests is listed on a recognized securities exchange.  Tenant agrees to reimburse Landlord for Landlord’s reasonable out-of-pocket costs and attorney’s fees incurred with the documentation of such assignment or other transfer of this Lease or Tenant’s interest in and to the Premises.  No assignment or sublease by Tenant will serve to relieve Tenant, or any guarantor of Tenant’s obligations under this Lease, from continuing liability under this Lease, unless Landlord expressly releases any such person from liability in writing. Notwithstanding anything herein to the contrary, the following transfers will not require Landlord’s consent: (a) any transfer to a subsidiary, parent, affiliate, division, or entity controlling, controlled by, or under common control with Tenant or (b) any successor to Tenant as a result of merger, consolidation, reorganization, sale of all or substantially all of Tenant’s stock or ownership interests or assets, provided such successor entity has a net worth equal to or greater than Tenant’s as of the date of this Lease.

11.2.          Right of First Refusal.  Tenant is hereby granted a right of first refusal (“ROFR”) to purchase the Premises for the same price and on substantially the same terms and conditions as Landlord is prepared to accept from a third party at any time during the Term. Landlord will notify Tenant of the receipt of any offer to purchase the Premises (the “Offer”) from any third party during the Term that Landlord is prepared to accept, prior to accepting the same, and Tenant will have twenty (20) days after the receipt thereof to notify Landlord in writing that Tenant elects to exercise its ROFR and purchase the Premises on the terms and conditions contained in the Offer. In the event Tenant declines to exercise its ROFR, or fails to timely deliver to Landlord written notice of Tenant’s election to exercise its ROFR, Landlord will be permitted to sell the Premises to the third party offeror on the same terms and conditions contained in the Offer. If the sale to such third party offeror is not consummated on the same terms and conditions contained in the offer within nine (9) months after the date on which Tenant declines to exercise its ROFR or fails to timely deliver to Landlord written notice of Tenant’s election to exercise its ROFR, then Tenant will again have the ROFR with respect to any other Offers received by Landlord during the Term.

11.3.          Option to Purchase.  Tenant shall have an option to purchase the Premises (the “Purchase Option”) under the terms and conditions set forth in Exhibit B attached hereto.

11.4.          Sale and Assignment by Landlord. Subject to the ROFR as set forth in Section 11.2 and the Purchase Option set forth in Section 11.3, Landlord shall at all times during the Term have the right to sell, transfer, or convey the Premises and in connection therewith, to assign Landlord's rights and obligations under this Lease to the purchaser or transferee thereof, in Landlord’s sole discretion; provided, any such sale, transfer, or conveyance from any Landlord party to any affiliated company or entity shall not trigger the ROFR. Tenant’s rights under the ROFR shall not be affected by any such transfer to an affiliated company or entity.  The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of title to the Premises, and in the event of any transfer or transfers of title to the Premises, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of the transfer.
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12.          CONDEMNATION.

12.1.          Entire or Substantial Taking.  If the entire Premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Tenant’s business (notwithstanding restoration by Landlord as herein provided) will be taken under the power of eminent domain, this Lease will automatically terminate on the date the condemning authority takes possession.

12.2.          Partial Taking.  In the event of any taking under the power of eminent domain which does not so result in a termination of this Lease, the monthly rental payable hereunder will be reduced, effective on the date the condemning authority takes possession, in the same portion as the value of the Premises after the taking relates to the value of the Premises prior to the taking.  Landlord will promptly, at its sole expense, restore the portion of the Premises not taken to as near its former condition as is reasonably possible, and this Lease will continue in full force and effect; provided, that if there is a taking of twenty-five percent (25%) or more of the Premises or if the remaining portion of the Premises is of such size or configuration that it is not commercially reasonable for Tenant to conduct its business in the Premises, then Tenant shall have the right to terminate this Lease upon notice to Landlord given within thirty (30) days after the date of the vesting of title in the condemning authority, which termination will be effective at such date specified by Tenant within the ninety (90) days after the vesting of title in the condemning authority.

12.3.          Awards.  Any award for taking of all or any part of the Premises under the power of eminent domain will be the property of the Landlord, whether such award will be made as compensation for diminution in value of the leasehold or for taking of the fee.  Nothing herein, however, will be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to or cost of removal of Tenant’s trade fixtures and removable personal property, or for damages for cessation or interruption of Tenant’s business.

13.          LIENS AND ENCUMBRANCES.  Except as expressly provided in this Lease, Tenant agrees that it will pay all costs for work done or caused to be done by it on the Premises, and Tenant will keep the Premises free and clear of all mechanic’s and other liens on account of work done for Tenant or persons claiming under Tenant.  Should any claim of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action will promptly give the other party written notice thereof.  In the event a dispute between Tenant and a third party having lien rights arising from work performed for Tenant results in litigation to enforce such lien right in which Landlord or any party deriving rights from Landlord is named a party defendant, defense of such action will, at Landlord’s option, and using counsel reasonably approved by Landlord, immediately be assumed by Tenant.  Tenant will appear and defend Landlord and any parties deriving interest through Landlord or will pay reasonable out-of-pocket costs and attorney’s fees incurred by Landlord or parties deriving interest through Landlord in respect to their own defenses to such action and will indemnify and hold Landlord and parties deriving interest through Landlord harmless from any judgment arising out of such litigation.

14.          SURRENDER OF PREMISES.

14.1.          Surrender of Premises.  Tenant will promptly surrender possession of the Premises to Landlord upon the expiration, cancellation, or prior termination of this Lease.  The Premises will be surrendered in the same condition as they were at the commencement of the Term, normal wear and tear and damages caused by casualty or condemnation excepted.

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14.2.          Holding Over.  Any holding over by Tenant after the expiration, cancellation, or prior termination of this Lease will be construed to be a tenancy at will, terminable at any time by Landlord.  Tenant shall pay to Landlord one hundred and ten percent (110%) of the rental amount for the month immediately preceding the expiration, cancellation, or prior termination of this Lease, and in addition thereto, without limiting the liability of Tenant for its unauthorized occupancy of the Premises, Tenant shall indemnify, defend and hold harmless Landlord and any replacement tenant of the Premises for any loss, cost, liability, expenses, or damages suffered by Landlord or the replacement tenant (including reasonable attorneys’ fee) resulting from Tenant’s failure timely to vacate the Premises.  The provisions of this section shall not exclude Landlord’s right of re-entry or any other right hereunder.

14.3.          Sub-Tenancies.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, will terminate all and any existing subtenancies, or may, at the option of Landlord, operate as an assignment to it of any and all such subtenancies.

15.          DEFAULT BY TENANT.

15.1.          Default.  The occurrence of any one or more of the following events will constitute breach of this Lease by Tenant:

15.1.1.          Failure to Pay Rent.  The failure by Tenant to make any payment of monthly rent, Tenant’s costs, or any other payment required to be made by Tenant hereunder, within five (5) business days of receiving written notice from Landlord that the same is past-due; provided, Landlord shall only be required to  give Tenant two (2) such notice and cure periods during any twelve (12) month period, and after two such notices, any subsequent failure by Tenant to timely make any payment of monthly rent, Tenant’s costs, or any other payment required to be made by Tenant hereunder when due within the following twelve (12) month period shall be a default without notice or cure period.

15.1.2.          Failure to Perform.  The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than payment of rent, where such failure will continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if cure would reasonably require more than thirty (30) days to complete, if Tenant fails to commence performance within the thirty (30) day period and fails to diligently pursue such cure to completion.

15.1.3.          Bankruptcy.  The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or by the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days after appointment of said trustee or receiver, or the filing of a petition for the appointment of the same, whichever will first occur.

15.1.4.          Vacating the Premises.  The vacating or abandonment of the Premises by Tenant without the delivery of prior notice thereof to Landlord.  Tenant will be conclusively deemed to have abandoned the Premises upon removal of all or substantially all personal property of Tenant from the Premises (unless prior written notice was given to Landlord explaining the basis for such removal and that occupancy was intended to be re-commenced within thirty (30) days).
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15.2.           Remedies in Default.  In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

15.2.1.          Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease will terminate and Tenant will immediately surrender possession of the Premises to Landlord.  In such event Landlord will be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including but not limited to:

(i)	the out-of-pocket cost of recovering possession of the Premises; and

(ii)	reasonable expenses of reletting the Premises, including necessary renovation and alteration of the Premises; and

(iii)
reasonable attorneys’ fees, any real estate commission actually paid, and that portion of the leasing commission, if any, paid by Landlord with respect to this Lease, applicable to the unexpired Term; and

(iv)
all unpaid rent due at the time of award by the court having jurisdiction thereof, plus interest as provided below; plus the worth at the time of the award of all unpaid rent and other charges required herein for the balance of the Term after the time of such award, except to the extent that Tenant proves such amount can reasonably be avoided by reletting the Premises; and

(v)
if Landlord has financed any Tenant Improvements and the cost of such improvements is being amortized over a period of time during the Term, Landlord may accelerate and declare the entire unreimbursed balance of financed Tenant improvement costs immediately due and payable.

Unpaid installments of rent or other sums will bear interest from the date due at the rate of seven percent (7%) per annum (or the maximum legal rate if lesser and applicable).  In the event Tenant will have abandoned the Premises, Landlord will have the option of (1) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 15.2.1, or (2) proceeding under Section 15.2.2.  As used in this paragraph, “the worth at the time of award” is to be computed by discounting by the amount of the discount rate of seven percent (7%).

15.2.2.          Maintain Tenant’s right to possession, in which case this Lease will continue in effect whether or not Tenant will have abandoned the Premises.  In such event, Landlord will be entitled to all of Landlord’s rights and remedies under this Lease including the right to recover the rent as it becomes due hereunder.

15.2.3.          Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

15.3.           Late Charges.  In addition to all other remedies available for nonpayment, if the amount due from the Tenant is not received by the Landlord on or before the tenth (10th) day following the date upon which such amount is due and payable (beyond any notice and cure period), a late charge of five percent (5%) of said amount owed will become due and payable as additional rent hereunder, which represents a fair and reasonable estimate of the processing and accounting costs that Landlord will incur by reason of such late payment.

15.4.          Mitigation of Damage.  Following a breach of this Lease by Tenant, Landlord shall use reasonable efforts to mitigate damages to the extent required by applicable law.
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16.          NOTICES.  Any notice, consent, approval or other communication required or permitted pursuant to this Lease shall be in writing and shall be deemed to have been given (i) when delivered by hand, (ii) when delivered by first class registered or certified mail, postage prepaid, return receipt requested, (iii) when delivered by a nationally recognized overnight courier with written proof of delivery, in any case addressed to the parties at the address below:

If to Landlord:	Tweed Enterprises, LLC
P.O. Box 2285
Greeneville, TN 37744
Attn: John Tweed

and

Niswonger Foundation
P.O. Box 5112
Greeneville, TN 37743
Attn: Scott Niswonger

If to Tenant:	Landair Transport, Inc.
P.O. Box 2297
Chattanooga, TN 37422
Attn: Joey Hogan

Either Landlord or Tenant may change its address for purposes of this provision by giving written notice of such change to the other party in the manner stated herein.

17.          LANDLORD’S FINANCING.  This Lease will automatically be subordinate to any deed of trust, mortgage and other security instruments now existing or hereafter placed on the Premises or any part thereof by the Landlord and all advances made or to be made thereunder.  Within ten (10) days of presentation, Tenant will execute, acknowledge, and deliver to Landlord (i) any commercially reasonable subordination or nondisturbance agreement or other instrument that Landlord may require to carry out the provisions of this Section, provided that such agreement will provide that as long as Tenant is not in default after notice and the expiration of any applicable cure period, the holder of such deed of trust, mortgage or other security instrument will not disturb or impair Tenant’s possession of the Premises and its rights under this Lease and (ii) any estoppel certificate requested by Landlord, with any such mortgagee or beneficiary certifying in writing, if such be true, that Tenant will be in occupancy and that the Lease is in full force and effect, and the dates to which the rent and other charges will have been paid, and that there will be no rental offsets or claims.

18.          SIGNAGE.  Tenant will not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials, other than those existing as of the Effective Date or replacement thereof in the same location, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant will observe and comply with the requirements of all laws applicable to signage.

19.          MISCELLANEOUS.

19.1.          Waivers.  No waiver by Landlord of any provision of this Lease will be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval will not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant, whether or not similar to the act so consented to or approved.

19.2.          Interest on Past Due Obligations.  Any amount due from Tenant to Landlord hereunder which is not paid when due will bear interest at the rate of one percent (1%) per month, or the highest legal rate, if applicable, from the date due until paid, but the payment of such interest will not excuse or cure any default by Tenant.
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19.3.          Construction.

19.3.1.          This Lease will be construed and governed by the laws of the State of Tennessee;

19.3.2.          The invalidity or unenforceability of any provision hereof will not affect or impair any other provisions hereof;

19.3.3.          This Lease constitutes the entire agreement of the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof.

19.3.4.          This Lease may not be modified or amended except by written agreement signed and acknowledged by both parties;

19.3.5.          Time is of the essence of this Lease in each and every provision hereof;

19.3.6.          Nothing contained herein will create the relationship of principal and agent or of partnership or of joint venture between the parties hereto and no provisions contained herein will be deemed to create any relationship other than that of Landlord and Tenant; and

19.3.7.          Tenant has had the opportunity to have this document reviewed by counsel of its choice.  Tenant agrees that no interpretation or construction will be made with respect to this document based on which party drafted the document.

19.4.           Successor.  Subject to any limitations on assignments herein, all of the provisions of this Lease will inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

19.5.          Costs and Attorneys’ Fees.  If by reason of any breach or default on the part of either party hereto it becomes necessary for the other party hereto to employ an attorney, then the non-breaching party will have and recover against the other party in addition to costs allowed by law, reasonable attorneys’ fees and litigation-related expenses.  The non-breaching party will be entitled to recover reasonable attorneys’ fees and costs and expenses, as provided above, regardless of whether litigation is actually commenced.

19.6.          Jurisdiction and Venue.  The parties hereto do hereby consent to jurisdiction and venue of the courts of Greene County in the State of Tennessee.

19.7.          Counterparts.  This document may be executed in one or more counterparts, each of which shall be deemed an original and both of which together will constitute one and the same instrument.

19.8.          Memorandum of Lease. The parties will, upon the request of either party, execute and record a memorandum of this Lease in the records of Greene County in the State of Tennessee, which will include notice of the ROFR and the Purchase Option.

19.9.          Guaranty. CTG hereby absolutely, irrevocably and unconditionally guaranties the punctual performance of all obligations of Tenant under this Lease.  CTG expressly waives any and all rights, benefits or defenses under (a) any defense to its obligation to provide the foregoing guaranty, other than the defense that Tenant has in fact fully and promptly performed all of its obligations under this Lease, and (b) any claim or circumstance that would legally or equitably discharge a guarantor or surety.

[Signature page follows.]

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EXECUTED TO BE EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.

TENANT:

Landair Transport, Inc.

By:
Name:	Richard Cribbs
Title:	Executive Vice President

STATE OF TENNESSEE	)
) ss.
COUNTY OF HAMILTON	)

I certify that I know or have satisfactory evidence that Richard Cribbs is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Executive Vice President of Landair Transport, Inc., a Tennessee corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	Theresa Ives
NOTARY PUBLIC in and for the State of
Tennessee residing in Hamilton Co.
My commission expires: 5/25/2020
(SEAL)

LANDLORD:

Tweed Enterprises, LLC

By:
Name:	John A. Tweed
Title:	Chief Manager

STATE OF TENNESSEE	)
) ss.
COUNTY OF GREENE	)

I certify that I know or have satisfactory evidence that John A. Tweed is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Chief Manager of Tweed Enterprises, LLC, a Tennessee limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:  July 3, 2018.

(Signature)
Name:	William G. Brown
NOTARY PUBLIC in and for the State of
Tennessee residing in Greene Co.
My commission expires: 4/26/20
(SEAL)

Scott M. Niswonger

STATE OF TENNESSEE	)
) ss.
COUNTY OF GREENE	)

I certify that I know or have satisfactory evidence that Scott M. Niswonger is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	William G. Brown
NOTARY PUBLIC in and for the State of
Tennessee residing in Greene Co.
My commission expires: 4/26/20
(SEAL)

CTG:

Covenant Transportation Group, Inc.

By:
Name:	R.H. Lovin, Jr.
Title:	Executive Vice President of Administration

STATE OF TENNESSEE	)
) ss.
COUNTY OF HAMILTON	)

I certify that I know or have satisfactory evidence that R.H. Lovin, Jr. is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Executive Vice President of Administration of Covenant Transportation Group, Inc,, a Nevada corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	Theresa Ives
NOTARY PUBLIC in and for the State of
Tennessee residing in Hamilton Co.
My commission expires: 5/25/2020
(SEAL)

EXHIBIT A
PREMISES
(Picture)

EXHIBIT B
PURCHASE OPTION

1.          Purchase Option.  Tenant shall have the right and option, exercisable by Tenant in its sole discretion by written notice to Landlord at any time during the Term (the “Option Notice”), to purchase the Premises from Landlord for a purchase price equal to the Option Price (as hereinafter defined).  Upon the determination of the Option Price, Landlord and Tenant (or an affiliate of Tenant) shall promptly and diligently negotiate and execute a definitive purchase and sale agreement in form and substance mutually acceptable to Landlord and Tenant (a “Definitive Agreement”) for the sale of the Premises to Tenant for a purchase price equal to Option Price, and shall thereafter close such sale in accordance with the terms of the Definitive Agreement.  The Definitive Agreement will allocate all closing costs and expenses, including without limitation, escrow costs, title insurance costs and premiums, documentary stamp, deed or transfer taxes, recording fees, and sales commissions, in a manner that is customary for the market in which the Premises are located.
2.          Option Price.  The Option Price shall be equal to (a) the Fair Market Value of the Premises (as defined in Section 5 of this Exhibit), as reduced by (b) the principal balance of, and any accrued but unpaid interest on, any indebtedness to be assumed by Tenant as part of its acquisition of the Premises.
3.          Continuing Rights. The Purchase Option shall be an ongoing and continuing right and option during the Term, and shall be binding upon any successor Landlord under this Lease.
4.          Termination of the Purchase Option.  The Purchase Option shall automatically expire and be of no further force or effect upon the expiration or earlier termination of the Lease.
5.          Fair Market Value.  “Fair Market Value” means the value of the Premises, as determined in accordance with the following protocols and procedures:
(a)      Landlord and Tenant shall initially attempt to agree upon a mutually-acceptable purchase price for the Premises.  If Landlord and Tenant are able to agree upon a purchase price for the Premises within thirty (30) days after Tenant’s delivery of the Option Notice, such agreed-upon price shall be deemed to be the Fair Market Value of the Premises for purposes of this Exhibit B.  If, however, Landlord and Tenant are unable to agree upon a purchase price within such 30-day period, the Fair Market Value of the Premises shall be determined by the appraisal process described in the remainder of this Section 5.
(b)     If the Fair Market Value of the Premises is to be determined by appraisal, within ten (10) days following the parties' failure to agree upon a purchase price, each of Landlord and Tenant shall select an appraiser who is a member of the Appraisal Institute or its successor (“MAI”), and who has at least five (5) years of experience in valuing commercial properties similar to the Premises in the market in which the Premises are located (a “Qualified Appraiser”).  If one party fails to name a Qualified Appraiser within such 10-day period, the other party may select a second Qualified Appraiser.  The two Qualified Appraisers so selected shall be instructed to promptly determine, independently of one another, the Fair Market Value of the Premises and provide an oral opinion of Fair Market Value within twenty (20) days, and an electronic summary appraisal report within thirty (30) days, after the appointment of the second Qualified Appraiser. If either Qualified Appraiser fails to deliver a report to the parties containing the Fair Market Value determined by such Qualified Appraiser within the applicable 30-day period, but the other Qualified Appraiser timely delivers his or her report, the determination of Fair Market Value of the Qualified Appraiser who has timely delivered his or her report shall be determinative of the Fair Market Value of the Premises, and final and binding on both Landlord and Tenant.

(c)   If the two Qualified Appraisers have made their determinations of Fair Market Value within the time period set forth in Section 5(b) above, and if the difference between the two amounts so determined is less than or equal to five percent (5%) of the lesser of such amounts, then the Fair Market Value of the Premises shall be the average of the fair market values determined by each of the two Qualified Appraisers.  If the difference between the two amounts exceeds five percent (5%) of the lesser of such amounts, then the two Qualified Appraisers shall, within five (5) business days after delivery of the second Qualified Appraiser’s report, select a third Qualified Appraiser.  If the two Qualified Appraisers appointed by the parties are unable to agree upon a third Qualified Appraiser within the applicable 5-business day period, the third Qualified Appraiser shall be selected by the president (or equivalent officer) of the local chapter of the MAI, or his or her designee or, if there is no such organization or if such individual declines to make such appointment, then either Party may request appointment of the third Qualified Appraiser by the American Arbitration Association.  The third Qualified Appraiser shall be instructed to determine the Fair Market Value of the Premises and deliver an oral opinion to the parties within twenty (20) days, and an electronic summary appraisal report to the parties within thirty (30) days, after his or her selection.  Of the three appraisals, the appraisal which differs most in terms of dollar amount from the other two appraisals shall be excluded, and the average of the remaining two appraisals shall be determinative of the Fair Market Value of the Premises, and final and binding upon both Landlord and Tenant.  Each party shall pay and bear the fees and expenses of the Qualified Appraiser selected by or on behalf of such party, and the parties shall share equally in the fees and expenses of the third Qualified Appraiser.  Each party shall have the right to submit such data and memoranda to each of the Qualified Appraisers in support of its respective positions as it may deem necessary or appropriate.

(d)    In determining the Fair Market Value of the Premises, the Qualified Appraisers shall conduct a comprehensive broker cap rate survey in accordance with USPAP standards.  The reports issued by the Qualified Appraisers shall be in full compliance with USPAP and the market standard definition of market value.  The typical standard shall be the definition from the Federal Register, Volume 55, 12 C.F.R. Part 34.42(g), page 34696, August 24, 1990, as amended at Federal Registers, Volume 57 Page 12202, April 9, 1992; Federal Register Volume 59 Page 29499, June 7, 1994.  The definition is:
The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:
(i)     The buyer and seller are typically motivated.
(ii)    Both parties are well informed or well advised, and acting in what they consider their own best interests.
(iii)   A reasonable time is allowed for exposure in the open market.

(iv)   Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.

(v)   The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

AMENDED AND RESTATED COMMERCIAL LEASE

THIS AMENDED AND RESTATED COMMERCIAL LEASE (“Lease”), effective as of July 3, 2018 (the “Effective Date”), is by and between (i) SCOTT M. NISWONGER, an individual, and  TWEED ENTERPRISES, LLC, a Tennessee limited liability company, DBA WLC PROPERTIES (together, “Landlord”), (ii) LANDAIR LOGISTICS, INC., a Tennessee corporation (“Tenant”), and (iii) COVENANT TRANSPORTATION GROUP, INC., a Nevada corporation, in its capacity as guarantor (“CTG”).
WHEREAS, Tenant currently leases from Landlord, and Landlord leases to Tenant, certain real property located in Greeneville, Tennessee, as set forth below, pursuant to that certain Lease Agreement dated December 31, 2017 (the “Original Lease”);
WHEREAS, Landlord and Tenant now desire to amend and restate the Original Lease in its entirety to reflect modifications of certain terms thereof, pursuant to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the covenants contained herein and under the terms and conditions set forth herein, Landlord and Tenant hereby agree that the Original Lease is hereby amended and restated in its entirety as follows:
1.          PREMISES.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain Premises commonly known as 310 Elmer Cox, Building 2, Greeneville, Tennessee and further described in Exhibit A, which is attached hereto and incorporated herein by this reference (the “Premises”).

2.          TERM.  The initial term of this Lease (the “Initial Term”) will be from the Effective Date through and ending at 11:59:59 p.m. Eastern Time on April 1, 2022. Thereafter, so long as a Customer Agreement (defined below) is in force and effect as of the date on which Tenant exercises a Renewal Option (defined below), Tenant has the right, privilege and option to renew and extend the Initial Term or any renewal term of this Lease (“Renewal Option”) to expire coterminously with the then-current term of such Customer Agreement (each, a “Renewal Term”), subject to the provisions and conditions of this Lease. Tenant may exercise a Renewal Option by providing written notice to Landlord of its intent to exercise a Renewal Option no later than six (6) months prior to the expiration of the then-current term. As used in this Lease, “Term” means both the Initial Term and, to the extent a Renewal Option has been exercised, the applicable Renewal Term(s).  As used in this Lease, “Customer Agreement” means that certain Warehouse Services Agreement between Tenant and John Deere Horicon Works, as it may be extended or renewed, and as it may be replaced by any other agreement with a customer (including a replacement contract with John Deere Horicon Works.) pursuant to which Tenant or the applicable customer performs or provides services from or at the Premises.

3.          MONTHLY RENT.

3.1.          Initial Term. During the Initial Term, Tenant will pay to the Landlord at Landlord’s address specified in Section 16 below, or at such other place as the Landlord may hereinafter designate in a written notice to Tenant, on or before the first day of each calendar month, without offset or deduction the following amounts as rent for the Premises: Twenty-Two Thousand Five Hundred Dollars ($22,500) per month.  The prorated first month’s rent will be paid upon execution of this Lease.

3.2.          Renewal Terms. Within thirty (30) days of Landlord’s receipt of a Renewal Notice, Landlord shall notify Tenant of its determination of the fair market rent for such Renewal Term (“FMV Rent”), and Tenant shall advise Landlord of any objection thereto within ten (10) days of receipt of the FMV Rent. Failure to respond within such 10-day period shall constitute Tenant’s acceptance of the FMV Rent for the Renewal Term. If Tenant objects to the FMV Rent, Landlord and Tenant shall commence negotiations to attempt to agree upon the FMV Rent within thirty (30) days of Landlord’s receipt of Tenant’s notice of objection. If the parties cannot agree within such thirty (30) day period, each acting in good faith but without any obligation to agree, then the Term shall not be extended and shall terminate on its then scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties’ failure to agree.

4.          QUIET ENJOYMENT.  Landlord covenants that Tenant, upon paying the basic rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, will quietly have and enjoy the Premises during the Term without hindrance by anyone claiming by or through Landlord.

5.          UTILITIES.  Tenant will pay promptly when due directly to the applicable utility provider all charges for water, sewer, garbage disposal, telephone, electricity, cable, heat, gas, power, and any other utilities or services and like charges, including any fire protection charge, furnished to or consumed upon the Premises.  Landlord will not be liable for any failure or interruption of utility service to the Premises, unless such failure or interruption results from Landlord’s gross negligence or willful misconduct, in which event monthly rent and Tenant’s costs (defined below) shall be abated with respect to the portion of the Premises in which Tenant’s use and enjoyment  is impaired for its normal conduct of business from the date of commencement of such interference until the date Tenant’s use and enjoyment of such portion of the Premises is restored.

6.          TAXES AND ASSESSMENTS.

6.1.          Tenant’s Costs. In addition to the rent provided in Section 3 above, and commencing on the date of commencement specified in Section 2 above, Tenant agrees to pay to Landlord, as additional rent (referred to as “Tenant’s costs”), an amount equal to Landlord’s insurance premiums for fire, extended coverage, general commercial liability, property and other insurance that Landlord reasonably deems necessary upon the Premises and, in each instance, that are customarily maintained by owners of similar buildings in the market where the Premises are located.  If Tenant’s costs in any calendar year shall increase more than 5% over Tenant’s costs in the prior calendar year and Tenant is not satisfied with the amount of such increase over 5%, Tenant has the option to procure its own insurance for fire, extended coverage, general commercial liability, property and other insurance that Landlord reasonably deems necessary upon the Premises, in each case, upon terms reasonably acceptable to Landlord. Landlord shall notify Tenant as soon as reasonably practicable of any increase in Tenant’s costs prior to renewal of Landlord’s insurance policies in order to afford Tenant a reasonable opportunity to obtain replacement coverage.  If Tenant procures its own insurance, the obligation to pay Tenant’s costs to Landlord shall cease.

6.2.          Billing of Charges.  The Tenant will pay to the Landlord the Tenant’s costs described above within thirty (30) days of billing for said costs by the Landlord.

6.3.          Records.  Landlord or its agents will keep records in reasonable detail showing all expenditures made for the items enumerated in subparagraph 6.1 above, which records will be available for inspection by Tenant at any reasonable time.  If any such inspection reveals that Tenant has been overcharged, Landlord agrees to pay the amount of such overcharge to Tenant within thirty (30) days following delivery of written notice thereof and supporting documentation thereto.

6.4.          Real Estate Taxes. Tenant shall timely pay when due all real estate taxes and assessments accruing against the Premises which become due and payable during the Term or any extension or renewal thereof. Tenant shall either, at Landlord’s discretion, (i) pay such amounts directly to the appropriate taxing authorities and provide proof of payment to Landlord promptly after such payment or (ii) pay such amounts to Landlord within thirty (30) days of Landlord’s written request therefor. Tenant’s portion of such taxes and assessments will be prorated for any partial calendar year of the Term.  In no event will Tenant be responsible for any federal, state, or local income, payroll, gift, transfer, estate, or inheritance taxes of Landlord (collectively, “Excluded Taxes”).

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6.5.          Additional Taxes. Should there presently be in effect or should there be enacted during the Term any law, statute, or ordinance levying any tax or assessment (other than any Excluded Tax) directly or indirectly, in whole or in part, upon the Premises, or increasing any tax Tenant is required to pay under Section 6.4, Tenant will reimburse Landlord in twelve (12) monthly installments (or such fewer number of months remaining in the Term), as additional rent, at the same time as monthly rental payments are due hereunder, for the actual amount of all such taxes paid.

7.	REPAIRS, MAINTENANCE AND CONDITION OF PREMISES.

7.1.          Condition of Premises.  Tenant accepts the Premises “AS IS” in their current condition.  No warranties or representations concerning the condition or suitability of the Premises for intended uses have been made, except as are expressly set forth herein.

7.2.          Tenant’s Obligation to Repair.  Tenant will, at its own expense, at all times keep the Premises in good repair and adequately maintained, normal wear and tear excepted and damages covered by insurance excepted.  Tenant’s repair and maintenance obligation includes, without limitation, gardening and landscaping; interior and exterior painting; lighting; lamp replacement; window replacement; door repair and/or replacement; routine parking lot maintenance and repair (including, without limitation, sealing, sweeping, patching, and snow removal); routine maintenance and repair of all electrical, plumbing, heating and air conditioning equipment, telephone and other utility systems and routine roof maintenance and repair, provided however that Tenant shall not be required to make major repairs to Structural Elements (as hereinafter defined).   Landlord and Tenant will cooperate in good faith to determine whether any major repairs or replacements are required to the structural elements of the Premises consisting of the roof structure, heating, ventilation, and air conditioning systems, foundation, parking lot, and load-bearing walls (collectively, the “Structural Elements”), and if the parties determine that such major repairs or replacements are required, then Landlord will make such repairs or replacements at Landlord’s own expense.  Notwithstanding the foregoing, Tenant shall be responsible for any repairs or replacements to Structural Elements that become necessary due to damage caused by Tenant, its employees or agents.  If the Tenant fails to maintain the Premises in accordance with this Section, or fails to make the repairs required by this Section, Landlord may make repairs on fifteen (15) days’ notice to the Tenant, and Tenant will pay the reasonable cost thereof, as additional rent, within thirty (30) days of demand therefor from Landlord.  The right of Landlord to make such repairs will be without prejudice to any rights it may have because of Tenant’s failure to make such repairs.

7.3.          Alterations.  After prior written consent of Landlord, Tenant, at its sole cost and expense, may make alterations, additions and improvements in the Premises; provided, that Tenant will not be required to obtain Landlord’s consent for any alterations, additions or improvements that cost less than $100,000 in the aggregate for any project.  In the performance of such work, Tenant will hold Landlord harmless from any damage, loss or expense, and will comply in all material respects with all laws, ordinance, rules and regulations of any public authority, obtaining all necessary permits, approvals or authorizations.  Tenant will not allow any liens to be filed against the Premises; in the event of filing of a lien claim Tenant will promptly take such action as may be required to remove the lien, including, without limitation, obtaining a bond, if required.  All such alterations, additions and improvements to the Premises (except trade fixtures) will be the property of Landlord, and will be surrendered with the Premises upon the expiration, cancellation, or prior termination of this Lease.  Upon demand by Landlord given at least thirty (30) days prior to the end of the Term, Tenant will remove any alterations, additions or improvements made by Tenant, designated by Landlord to be removed, at Tenant’s sole cost and expense, unless such alterations, additions or improvements had previously been consented to by Landlord.  In such event, Tenant will repair any damage to the Premises caused by such removal, and return the Premises to their condition prior to making of any such alterations, improvements or additions.

At the expiration, cancellation, or prior termination of this Lease, Tenant will have the right to remove all trade fixtures located on the Premises which were installed by the Tenant prior to or after the Effective Date.  However, in such event, Tenant will repair all damage caused to the Premises by such installation and removal, returning the Premises to their condition prior to installation of such trade fixtures.
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Trade fixtures will not be deemed to include any heating, air conditioning, ventilation, plumbing or electrical equipment, or other fixtures relating primarily to general usage of the building or Premises, as opposed to fixtures specifically used for the operation of the Tenant’s particular type of business or that were installed by Tenant prior to or after the Effective Date.

7.4.          Entry and Inspection.  Tenant will permit Landlord or its agents to enter the Premises at reasonable times and after prior notice of not less than 24 hours (excluding emergencies) to inspect, clean, or repair the Premises, or to show the Premises to prospective purchasers or tenants.

8.          USE OF PREMISES.

8.1.          Permitted Use.  Tenant shall be entitled to use the Premises for general industrial and warehouse uses for the purposes of providing a truck terminal for Tenant’s trucks and drivers and general office use, and for no other purposes except as Landlord may approve in writing.  Without written permission from the Landlord, no industrial, manufacturing, or processing activity may be conducted in the Premises, except as provided in the preceding sentence.

8.2.          Hazardous Substances.  Tenant agrees to comply in all material respects with all applicable air and water pollution control and prevention laws and regulations, in each case, from and after the Effective Date.  Tenant agrees to comply in all material respects with all federal and state laws and regulations regarding hazardous waste or substances (“Environmental Laws”) from and after the Effective Date.  In the event of any discharge by Tenant or Tenant’s agents of hazardous or toxic substances on or to the Premises on or after the Effective Date in violation of applicable Environmental Laws, Tenant will promptly notify Landlord thereof, and remediate such violation in accordance with all applicable Environmental Laws.  After the expiration, cancellation, or prior termination of this Lease for any reason, Tenant will remove from the Premises all hazardous and toxic materials and containers for those materials, in each case, that Tenant brought onto the Premises after the Effective Date.

8.3.          Disposal of Non-Hazardous Waste Materials.  All non-hazardous waste materials will be disposed of by Tenant properly and in accordance in all material respects with all applicable laws and regulations.

8.4.          Compliance with Law.  Tenant will not use the Premises or permit anything to be done in or about the Premises which will in any material way conflict with any law, statute, zoning restriction, ordinance or governmental rule or regulation or requirements of duly constituted public authorities now in force or which may hereafter be enacted or promulgated.  With respect to its use of the Premises, Tenant will at its sole cost and expense promptly comply in all material respects with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force.

9.          INSURANCE; INDEMNITY.

9.1.          Public Liability Insurance.  Tenant, at its own expense, will procure and maintain in effect commercial general liability insurance coverage with limits of not less than Three Million Dollars ($3,000,000.00) combined single limits, which coverage may be provided by a combination of basic and umbrella policies; insuring against any and all liability of Tenant with regard to the Premises or use or occupancy thereof.  In no event will the limits of said policies be considered as limiting the liabilities of Tenant under this Lease.

9.2.          Casualty Insurance.  Landlord will maintain property insurance on the Premises covering the full replacement cost of the Premises, which such insurance shall not include a deductible more than $5,000, and will charge Tenant for such insurance in accordance with Section 6.1 above.  However, Tenant understands and acknowledges that such insurance does not cover the personal property of Tenant located on the Premises, and may not cover fixtures installed by Tenant.  Tenant, at its expense, will maintain fire and extended coverage insurance covering all inventory, equipment and other personal property located on the Premises, together with trade fixtures and improvements installed in or made by Tenant to the Premises.  Upon request by Landlord, Tenant will provide proof of such insurance.  Landlord will have no liability whatsoever for any loss or damage to property of Tenant, except where such loss or damage was caused by the gross negligence or willful misconduct of Landlord, its agents or employees.
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9.3.          Automobile Liability Insurance.  Tenant, at its expense, shall maintain a policy of automobile liability insurance, including coverage for owned, non-owned, leased, or hired vehicles providing a minimum limit for bodily injury and property damage of One Million Dollars ($1,000,000) per occurrence per combined single limit of bodily injury and property damage liability each accident

9.4.          Worker’s Compensation.  Tenant shall maintain employer’s liability insurance and/or worker’s compensation insurance in compliance with applicable law.

9.5.          Umbrella/Excess Liability.  Tenant, at its expense, will maintain umbrella/excess liability insurance on an occurrence basis in excess of the underlying insurance described in Sections 9.1, 9.3, and the employers liability requirement of 9.4. Such insurance will provide coverage of Fifteen Million Dollars ($15,000,000) per occurrence and in the aggregate.

9.6.          Insurance Policies; Self Insurance.  All insurance policies Tenant is required to maintain under Section 9 will name Landlord as an additional insured, will be with reputable insurance companies doing business in the state where the Premises are located, and will contain loss-payable clauses reasonably satisfactory to Landlord, and copies of policies or certificates evidencing such insurance, including an acknowledgement of waiver of subrogation as required in Section 9.7, will be delivered to Landlord by Tenant.  No such policy will be cancelable or amendable except after thirty (30) days’ written notice to Landlord. Notwithstanding anything herein to the contrary, Tenant shall have the right and option, upon notice to Landlord, to self-insure against the risks described in this Section 9 which are required to be maintained by Tenant, provided that Tenant shall be responsible for the payment of at least the same coverage and benefits to Landlord as the insurance described in Section 9 in the event of any occurrence that would otherwise give rise to a claim under such insurance policies. Tenant’s right to self-insure is personal to Tenant. and any other consolidated subsidiary of Covenant Transportation Group, Inc. to which this Lease is transferred in accordance with Section 11, and shall not apply to any other assignee or subtenant hereunder, unless otherwise approved in writing by Landlord, which approval may be withheld in Landlord’s sole discretion.

9.7.          Waiver of Subrogation.  Landlord and Tenant mutually agree to waive their right of recovery against each other, and their respective officers, employees or agents, for losses or damages occurring to the Premises, improvements, contents, other property of the waiving party or under its control, or business interruptions related to the loss or damage to such property.  However, this waiver will not apply to losses which are not covered under reasonable fire and extended coverage insurance acquired by Landlord, or to the extent of reasonable deductibles or co-insurance provisions within Landlord’s policy.  Permission to grant this waiver is to be included in the provisions of the insurance policies now carried by both Landlord and Tenant.  The continuation of this mutual waiver of subrogation is subject to the insurance continuing to grant this option on renewal policies.

9.8.          Indemnification.  From and after the Effective Date, Tenant agrees to indemnify, defend, and hold harmless Landlord, its parent companies, and their respective affiliates, officer, agents, and employees from any and all demands, claims, causes of action, fines, penalties, damages (except any consequential, punitive, incidental, special, indirect, or exemplary damages, including loss of future revenue or income, loss of business reputation or opportunity, diminution of value, or any damages based on any type of multiple (except, in each case, to the extent payable in connection with a third-party claim)), liabilities, judgments and expenses, including reasonable attorney’s fees and costs, and litigation-related expenses (collectively, “Damages”) arising out of (a) any injury or damage, however occurring, on or about the Premises, attributable to circumstances first existing on or after the Effective Date, except to the extent such claims or expenses are caused by the gross negligence or willful misconduct of Landlord, its agents or employees, (b) the use or occupancy or manner of use or occupancy of the Premises, attributable to circumstances first existing on or after the Effective Date, by Tenant or any person claiming under Tenant, or (c)  any breach, violation or non-performance of any provision in this Lease, attributable to circumstances first existing on or after the Effective Date, by Tenant or any person claiming under Tenant.  From and after the Effective Date, Landlord agrees to indemnify, defend, and hold harmless Tenant, its parent companies, and their respective affiliates, officers, agents, and employees from any and all Damages arising out of (x) any breach, violation or non-performance of any provision in this Lease by Landlord or any person claiming under Landlord, or (y) any injury or damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees. The provisions of this Section shall survive the expiration, cancellation, or prior termination of this Lease.  If any action or proceeding is brought against Landlord or its employees or agents by reason of any such claims for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, shall defend the same at Tenant’s expense with counsel approved by Landlord.  The limits of Tenant’s insurance coverage with respect to the Premises shall in no way imply any limitation to Tenant’s indemnification obligations hereunder.

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9.9.          Waiver and Release.  From and after the Effective Date, Landlord and its employees and agents will not be liable for any loss or injury to persons or damage to property, in or about the Premises, from any cause, which at any time may be suffered by Tenant or by its invitees or employees or agents, except to the extent said damage is caused by or resulting solely from the gross negligence or willful misconduct of Landlord, its agents or employees without contributory negligence on the part of Tenant or any other lessees or occupants of the Premises.  Tenant, as a material part of the consideration to Landlord for this Lease, by this Section waives and releases all claims against Landlord, its employees and agents and each of their respective affiliates, with respect to all matters for which such parties have disclaimed liability pursuant to the provisions of this Lease, in each case, to the extent arising from and after the Effective Date.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

10.          RECONSTRUCTION AND RESTORATION.

10.1.          Minor Damage.  If during the Term, the Premises are damaged by fire or other perils covered by the fire and extended coverage insurance on the Premises, and such damage is not substantial, Landlord will promptly repair such damage at Landlord’s expense after the application of all insurance proceeds, and this Lease will continue in full force and effect.

10.2.          Substantial Damage.  If during the Term, the Premises are destroyed or damaged by fire or other perils covered by the insurance, and if such damage is substantial, or if damaged by an uninsured peril where the estimated cost of repair exceeds six (6) months’ rent, Landlord may at its option either (a) promptly repair such damage at Landlord’s expense, in which event this Lease will continue in full force and effect, or (b) cancel this Lease as of the date of such damage, by giving Tenant written notice of its election within ten (10) days after the date Tenant notifies Landlord of such damage.  If Landlord elects option (a), Landlord will include in the notice a good faith estimate of the time Landlord expects to complete such repairs.  If (x) the estimated completion date for the repairs is more than one hundred eighty (180) days after the date Tenant notifies Landlord of such damage or (y) the remaining portion of the Premises not destroyed or damaged is of such size or configuration that it is not commercially reasonable for Tenant to conduct its business in the Premises, Tenant will have an option to cancel this Lease by giving Landlord written notice of its election to do so within thirty (30) days after the date Tenant receives the notice from Landlord as to the expected date of completion of the repair work, which cancellation will be effective at such date specified by Tenant, which such date shall be no later than ninety (90) days after the date Tenant receives the notice from Landlord as to the expected date of completion of the repair work.  For purposes of this Section 10, the term “substantial” shall mean damage to the Premises that is (A) greater than 50% of its then replacement cost above the foundation (measured by the estimated cost of restoration), or (B) more than 25% of the square feet of the Premises and that renders the Premises untenantable for more than one hundred eighty (180) days after the date Tenant notifies Landlord of the damage.
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Notwithstanding any other provision in this Section 10, if damage to the Premises is caused by the willful misconduct or negligence of Tenant, and such damage is not subject to waiver of subrogation under Section 9.7, then Tenant will be responsible for repair and rent will not abate during the repair period.

10.3.          Abatement of Rent.  If the Premises are destroyed or damaged (including minor damage under Section 10.1 and substantial damage under Section 10.2), the rent payable hereunder for the period during which such damage, repair or restoration continues will be abated in proportion to the proportion of usable Premises space compared to the total Premises space.  Tenant will have no claim against Landlord for any damage suffered by Tenant by reason of such damage, destruction, repair or restoration, unless such damage or destruction is caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

11.          ASSIGNMENT AND SUBLETTING; RIGHT OF FIRST REFUSAL; PURCHASE OPTION; SALE BY LANDLORD.

11.1.          Assignment and Subletting. Except as provided in this Section, Tenant will not be permitted to sublease all or any portion of the Premises or assign this Lease without Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.  If Tenant is a corporation or association, the sale or assignment of any stock or interest in such corporation or association (for other than security purposes) in the aggregate in excess of fifty percent (50%) in any two-year period, will be deemed an assignment within the meaning and provisions of this Section; provided, this sentence will not apply if Tenant’s stock or ownership interests is listed on a recognized securities exchange or if at least eighty percent (80%) of Tenant’s stock or ownership interests is owned by an entity whose stock or ownership interests is listed on a recognized securities exchange.  Tenant agrees to reimburse Landlord for Landlord’s reasonable out-of-pocket costs and attorney’s fees incurred with the documentation of such assignment or other transfer of this Lease or Tenant’s interest in and to the Premises.  No assignment or sublease by Tenant will serve to relieve Tenant, or any guarantor of Tenant’s obligations under this Lease, from continuing liability under this Lease, unless Landlord expressly releases any such person from liability in writing. Notwithstanding anything herein to the contrary, the following transfers will not require Landlord’s consent: (a) any transfer to a subsidiary, parent, affiliate, division, or entity controlling, controlled by, or under common control with Tenant or (b) any successor to Tenant as a result of merger, consolidation, reorganization, sale of all or substantially all of Tenant’s stock or ownership interests or assets, provided such successor entity has a net worth equal to or greater than Tenant’s as of the date of this Lease.

11.2.          Right of First Refusal.  Tenant is hereby granted a right of first refusal (“ROFR”) to purchase the Premises for the same price and on substantially the same terms and conditions as Landlord is prepared to accept from a third party at any time during the Term. Landlord will notify Tenant of the receipt of any offer to purchase the Premises (the “Offer”) from any third party during the Term that Landlord is prepared to accept, prior to accepting the same, and Tenant will have twenty (20) days after the receipt thereof to notify Landlord in writing that Tenant elects to exercise its ROFR and purchase the Premises on the terms and conditions contained in the Offer. In the event Tenant declines to exercise its ROFR, or fails to timely deliver to Landlord written notice of Tenant’s election to exercise its ROFR, Landlord will be permitted to sell the Premises to the third party offeror on the same terms and conditions contained in the Offer. If the sale to such third party offeror is not consummated on the same terms and conditions contained in the offer within nine (9) months after the date on which Tenant declines to exercise its ROFR or fails to timely deliver to Landlord written notice of Tenant’s election to exercise its ROFR, then Tenant will again have the ROFR with respect to any other Offers received by Landlord during the Term.

11.3.          Option to Purchase.  Tenant shall have an option to purchase the Premises (the “Purchase Option”) under the terms and conditions set forth in Exhibit B attached hereto.
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11.4.          Sale and Assignment by Landlord. Subject to the ROFR as set forth in Section 11.2 and the Purchase Option set forth in Section 11.3, Landlord shall at all times during the Term have the right to sell, transfer, or convey the Premises and in connection therewith, to assign Landlord's rights and obligations under this Lease to the purchaser or transferee thereof, in Landlord’s sole discretion; provided, any such sale, transfer, or conveyance from any Landlord party to any affiliated company or entity shall not trigger the ROFR. Tenant’s rights under the ROFR shall not be affected by any such transfer to an affiliated company or entity.  The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of title to the Premises, and in the event of any transfer or transfers of title to the Premises, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of the transfer.

12.          CONDEMNATION.

12.1.          Entire or Substantial Taking.  If the entire Premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Tenant’s business (notwithstanding restoration by Landlord as herein provided) will be taken under the power of eminent domain, this Lease will automatically terminate on the date the condemning authority takes possession.

12.2.          Partial Taking.  In the event of any taking under the power of eminent domain which does not so result in a termination of this Lease, the monthly rental payable hereunder will be reduced, effective on the date the condemning authority takes possession, in the same portion as the value of the Premises after the taking relates to the value of the Premises prior to the taking.  Landlord will promptly, at its sole expense, restore the portion of the Premises not taken to as near its former condition as is reasonably possible, and this Lease will continue in full force and effect; provided, that if there is a taking of twenty-five percent (25%) or more of the Premises or if the remaining portion of the Premises is of such size or configuration that it is not commercially reasonable for Tenant to conduct its business in the Premises, then Tenant shall have the right to terminate this Lease upon notice to Landlord given within thirty (30) days after the date of the vesting of title in the condemning authority, which termination will be effective at such date specified by Tenant within the ninety (90) days after the vesting of title in the condemning authority.

12.3.          Awards.  Any award for taking of all or any part of the Premises under the power of eminent domain will be the property of the Landlord, whether such award will be made as compensation for diminution in value of the leasehold or for taking of the fee.  Nothing herein, however, will be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to or cost of removal of Tenant’s trade fixtures and removable personal property, or for damages for cessation or interruption of Tenant’s business.

13.          LIENS AND ENCUMBRANCES.  Except as expressly provided in this Lease, Tenant agrees that it will pay all costs for work done or caused to be done by it on the Premises, and Tenant will keep the Premises free and clear of all mechanic’s and other liens on account of work done for Tenant or persons claiming under Tenant.  Should any claim of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action will promptly give the other party written notice thereof.  In the event a dispute between Tenant and a third party having lien rights arising from work performed for Tenant results in litigation to enforce such lien right in which Landlord or any party deriving rights from Landlord is named a party defendant, defense of such action will, at Landlord’s option, and using counsel reasonably approved by Landlord, immediately be assumed by Tenant.  Tenant will appear and defend Landlord and any parties deriving interest through Landlord or will pay reasonable out-of-pocket costs and attorney’s fees incurred by Landlord or parties deriving interest through Landlord in respect to their own defenses to such action and will indemnify and hold Landlord and parties deriving interest through Landlord harmless from any judgment arising out of such litigation.
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14.          SURRENDER OF PREMISES.

14.1.          Surrender of Premises.  Tenant will promptly surrender possession of the Premises to Landlord upon the expiration, cancellation, or prior termination of this Lease.  The Premises will be surrendered in the same condition as they were at the commencement of the Term, normal wear and tear and damages caused by casualty or condemnation excepted.

14.2.          Holding Over.  Any holding over by Tenant after the expiration, cancellation, or prior termination of this Lease will be construed to be a tenancy at will, terminable at any time by Landlord.  Tenant shall pay to Landlord one hundred and ten percent (110%) of the rental amount for the month immediately preceding the expiration, cancellation, or prior termination of this Lease, and in addition thereto, without limiting the liability of Tenant for its unauthorized occupancy of the Premises, Tenant shall indemnify, defend and hold harmless Landlord and any replacement tenant of the Premises for any loss, cost, liability, expenses, or damages suffered by Landlord or the replacement tenant (including reasonable attorneys’ fee) resulting from Tenant’s failure timely to vacate the Premises.  The provisions of this section shall not exclude Landlord’s right of re-entry or any other right hereunder.

14.3.          Sub-Tenancies.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, will terminate all and any existing subtenancies, or may, at the option of Landlord, operate as an assignment to it of any and all such subtenancies.

15.          DEFAULT BY TENANT.

15.1.          Default.  The occurrence of any one or more of the following events will constitute breach of this Lease by Tenant:

15.1.1.          Failure to Pay Rent.  The failure by Tenant to make any payment of monthly rent, Tenant’s costs, or any other payment required to be made by Tenant hereunder, within five (5) business days of receiving written notice from Landlord that the same is past-due; provided, Landlord shall only be required to  give Tenant two (2) such notice and cure periods during any twelve (12) month period, and after two such notices, any subsequent failure by Tenant to timely make any payment of monthly rent, Tenant’s costs, or any other payment required to be made by Tenant hereunder when due within the following twelve (12) month period shall be a default without notice or cure period.

15.1.2.          Failure to Perform.  The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than payment of rent, where such failure will continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if cure would reasonably require more than thirty (30) days to complete, if Tenant fails to commence performance within the thirty (30) day period and fails to diligently pursue such cure to completion.

15.1.3.          Bankruptcy.  The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or by the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days after appointment of said trustee or receiver, or the filing of a petition for the appointment of the same, whichever will first occur.

15.1.4.          Vacating the Premises.  The vacating or abandonment of the Premises by Tenant without the delivery of prior notice thereof to Landlord.  Tenant will be conclusively deemed to have abandoned the Premises upon removal of all or substantially all personal property of Tenant from the Premises (unless prior written notice was given to Landlord explaining the basis for such removal and that occupancy was intended to be re-commenced within thirty (30) days).
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15.2.           Remedies in Default.  In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

15.2.1.          Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease will terminate and Tenant will immediately surrender possession of the Premises to Landlord.  In such event Landlord will be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including but not limited to:

(i)	the out-of-pocket cost of recovering possession of the Premises; and

(ii)	reasonable expenses of reletting the Premises, including necessary renovation and alteration of the Premises; and

(iii)
reasonable attorneys’ fees, any real estate commission actually paid, and that portion of the leasing commission, if any, paid by Landlord with respect to this Lease, applicable to the unexpired Term; and

(iv)
all unpaid rent due at the time of award by the court having jurisdiction thereof, plus interest as provided below; plus the worth at the time of the award of all unpaid rent and other charges required herein for the balance of the Term after the time of such award, except to the extent that Tenant proves such amount can reasonably be avoided by reletting the Premises; and

(v)
if Landlord has financed any Tenant Improvements and the cost of such improvements is being amortized over a period of time during the Term, Landlord may accelerate and declare the entire unreimbursed balance of financed Tenant improvement costs immediately due and payable.

Unpaid installments of rent or other sums will bear interest from the date due at the rate of seven percent (7%) per annum (or the maximum legal rate if lesser and applicable).  In the event Tenant will have abandoned the Premises, Landlord will have the option of (1) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 15.2.1, or (2) proceeding under Section 15.2.2.  As used in this paragraph, “the worth at the time of award” is to be computed by discounting by the amount of the discount rate of seven percent (7%).

15.2.2.          Maintain Tenant’s right to possession, in which case this Lease will continue in effect whether or not Tenant will have abandoned the Premises.  In such event, Landlord will be entitled to all of Landlord’s rights and remedies under this Lease including the right to recover the rent as it becomes due hereunder.

15.2.3.          Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

15.3.           Late Charges.  In addition to all other remedies available for nonpayment, if the amount due from the Tenant is not received by the Landlord on or before the tenth (10th) day following the date upon which such amount is due and payable (beyond any notice and cure period), a late charge of five percent (5%) of said amount owed will become due and payable as additional rent hereunder, which represents a fair and reasonable estimate of the processing and accounting costs that Landlord will incur by reason of such late payment.

15.4.          Mitigation of Damage.  Following a breach of this Lease by Tenant, Landlord shall use reasonable efforts to mitigate damages to the extent required by applicable law.
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16.          NOTICES.  Any notice, consent, approval or other communication required or permitted pursuant to this Lease shall be in writing and shall be deemed to have been given (i) when delivered by hand, (ii) when delivered by first class registered or certified mail, postage prepaid, return receipt requested, (iii) when delivered by a nationally recognized overnight courier with written proof of delivery, in any case addressed to the parties at the address below:

If to Landlord:	Tweed Enterprises, LLC
P.O. Box 2285
Greeneville, TN 37744
Attn: John Tweed

and

Niswonger Foundation
P.O. Box 5112
Greeneville, TN 37743
Attn: Scott Niswonger

If to Tenant:	Landair Logistics, Inc.
P.O. Box 2297
Chattanooga, TN 37422
Attn: Joey Hogan

Either Landlord or Tenant may change its address for purposes of this provision by giving written notice of such change to the other party in the manner stated herein.

17.          LANDLORD’S FINANCING.  This Lease will automatically be subordinate to any deed of trust, mortgage and other security instruments now existing or hereafter placed on the Premises or any part thereof by the Landlord and all advances made or to be made thereunder.  Within ten (10) days of presentation, Tenant will execute, acknowledge, and deliver to Landlord (i) any commercially reasonable subordination or nondisturbance agreement or other instrument that Landlord may require to carry out the provisions of this Section, provided that such agreement will provide that as long as Tenant is not in default after notice and the expiration of any applicable cure period, the holder of such deed of trust, mortgage or other security instrument will not disturb or impair Tenant’s possession of the Premises and its rights under this Lease and (ii) any estoppel certificate requested by Landlord, with any such mortgagee or beneficiary certifying in writing, if such be true, that Tenant will be in occupancy and that the Lease is in full force and effect, and the dates to which the rent and other charges will have been paid, and that there will be no rental offsets or claims.

18.          SIGNAGE.  Tenant will not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials, other than those existing as of the Effective Date or replacement thereof in the same location, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant will observe and comply with the requirements of all laws applicable to signage.

19.          MISCELLANEOUS.

19.1.          Waivers.  No waiver by Landlord of any provision of this Lease will be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval will not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant, whether or not similar to the act so consented to or approved.
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19.2.          Interest on Past Due Obligations.  Any amount due from Tenant to Landlord hereunder which is not paid when due will bear interest at the rate of one percent (1%) per month, or the highest legal rate, if applicable, from the date due until paid, but the payment of such interest will not excuse or cure any default by Tenant.

19.3.          Construction.

19.3.1.          This Lease will be construed and governed by the laws of the State of Tennessee;

19.3.2.          The invalidity or unenforceability of any provision hereof will not affect or impair any other provisions hereof;

19.3.3.          This Lease constitutes the entire agreement of the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof.

19.3.4.          This Lease may not be modified or amended except by written agreement signed and acknowledged by both parties;

19.3.5.          Time is of the essence of this Lease in each and every provision hereof;

19.3.6.          Nothing contained herein will create the relationship of principal and agent or of partnership or of joint venture between the parties hereto and no provisions contained herein will be deemed to create any relationship other than that of Landlord and Tenant; and

19.3.7.          Tenant has had the opportunity to have this document reviewed by counsel of its choice.  Tenant agrees that no interpretation or construction will be made with respect to this document based on which party drafted the document.

19.4.           Successor.  Subject to any limitations on assignments herein, all of the provisions of this Lease will inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

19.5.          Costs and Attorneys’ Fees.  If by reason of any breach or default on the part of either party hereto it becomes necessary for the other party hereto to employ an attorney, then the non-breaching party will have and recover against the other party in addition to costs allowed by law, reasonable attorneys’ fees and litigation-related expenses.  The non-breaching party will be entitled to recover reasonable attorneys’ fees and costs and expenses, as provided above, regardless of whether litigation is actually commenced.

19.6.          Jurisdiction and Venue.  The parties hereto do hereby consent to jurisdiction and venue of the courts of Greene County in the State of Tennessee.

19.7.          Counterparts.  This document may be executed in one or more counterparts, each of which shall be deemed an original and both of which together will constitute one and the same instrument.

19.8.          Memorandum of Lease. The parties will, upon the request of either party, execute and record a memorandum of this Lease in the records of Greene County in the State of Tennessee, which will include notice of the ROFR and the Purchase Option.

19.9.          Guaranty. CTG hereby absolutely, irrevocably and unconditionally guaranties the punctual performance of all obligations of Tenant under this Lease.  CTG expressly waives any and all rights, benefits or defenses under (a) any defense to its obligation to provide the foregoing guaranty, other than the defense that Tenant has in fact fully and promptly performed all of its obligations under this Lease, and (b) any claim or circumstance that would legally or equitably discharge a guarantor or surety.

[Signature page follows.]
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EXECUTED TO BE EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.

TENANT:

Landair Logistics, Inc.

By:
Name:	Richard Cribbs
Title:	Executive Vice President

STATE OF TENNESSEE	)
) ss.
COUNTY OF HAMILTON	)

I certify that I know or have satisfactory evidence that Richard Cribbs is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Executive Vice President of Landair Logistics, Inc., a Tennessee corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	Theresa Ives
NOTARY PUBLIC in and for the State of
Tennessee residing in Hamilton Co.
My commission expires: 5/25/2020
(SEAL)

LANDLORD:

Tweed Enterprises, LLC

By:
Name:	John A. Tweed
Title:	Chief Manager

STATE OF TENNESSEE	)
) ss.
COUNTY OF GREENE	)

I certify that I know or have satisfactory evidence that John A. Tweed is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Chief Manager of Tweed Enterprises, LLC, a Tennessee limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:  July 3, 2018.

(Signature)
Name:	William G. Brown
NOTARY PUBLIC in and for the State of
Tennessee residing in Greene Co.
My commission expires: 4/26/20
(SEAL)

Scott M. Niswonger

STATE OF TENNESSEE	)
) ss.
COUNTY OF GREENE	)

I certify that I know or have satisfactory evidence that Scott M. Niswonger is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	William G. Brown
NOTARY PUBLIC in and for the State of
Tennessee residing in Greene Co.
My commission expires: 4/26/20
(SEAL)

CTG:

Covenant Transportation Group, Inc.

By:
Name:	R.H. Lovin, Jr.
Title:	Executive Vice President of Administration

STATE OF TENNESSEE	)
) ss.
COUNTY OF HAMILTON	)

I certify that I know or have satisfactory evidence that R.H. Lovin, Jr. is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Executive Vice President of Administration of Covenant Transportation Group, Inc,, a Nevada corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	Theresa Ives
NOTARY PUBLIC in and for the State of
Tennessee residing in Hamilton Co.
My commission expires: 5/25/2020
(SEAL)

EXHIBIT A
PREMISES

(Picture)

EXHIBIT B
PURCHASE OPTION

1.          Purchase Option.  Tenant shall have the right and option, exercisable by Tenant in its sole discretion by written notice to Landlord at any time during the Term (the “Option Notice”), to purchase the Premises from Landlord for a purchase price equal to the Option Price (as hereinafter defined).  Upon the determination of the Option Price, Landlord and Tenant (or an affiliate of Tenant) shall promptly and diligently negotiate and execute a definitive purchase and sale agreement in form and substance mutually acceptable to Landlord and Tenant (a “Definitive Agreement”) for the sale of the Premises to Tenant for a purchase price equal to Option Price, and shall thereafter close such sale in accordance with the terms of the Definitive Agreement.  The Definitive Agreement will allocate all closing costs and expenses, including without limitation, escrow costs, title insurance costs and premiums, documentary stamp, deed or transfer taxes, recording fees, and sales commissions, in a manner that is customary for the market in which the Premises are located.
2.          Option Price.  The Option Price shall be equal to (a) the Fair Market Value of the Premises (as defined in Section 5 of this Exhibit), as reduced by (b) the principal balance of, and any accrued but unpaid interest on, any indebtedness to be assumed by Tenant as part of its acquisition of the Premises.
3.          Continuing Rights. The Purchase Option shall be an ongoing and continuing right and option during the Term, and shall be binding upon any successor Landlord under this Lease.
4.          Termination of the Purchase Option.  The Purchase Option shall automatically expire and be of no further force or effect upon the expiration or earlier termination of the Lease.
5.          Fair Market Value.  “Fair Market Value” means the value of the Premises, as determined in accordance with the following protocols and procedures:
(a)     Landlord and Tenant shall initially attempt to agree upon a mutually-acceptable purchase price for the Premises.  If Landlord and Tenant are able to agree upon a purchase price for the Premises within thirty (30) days after Tenant’s delivery of the Option Notice, such agreed-upon price shall be deemed to be the Fair Market Value of the Premises for purposes of this Exhibit B.  If, however, Landlord and Tenant are unable to agree upon a purchase price within such 30-day period, the Fair Market Value of the Premises shall be determined by the appraisal process described in the remainder of this Section 5.
(b)    If the Fair Market Value of the Premises is to be determined by appraisal, within ten (10) days following the parties' failure to agree upon a purchase price, each of Landlord and Tenant shall select an appraiser who is a member of the Appraisal Institute or its successor (“MAI”), and who has at least five (5) years of experience in valuing commercial properties similar to the Premises in the market in which the Premises are located (a “Qualified Appraiser”).  If one party fails to name a Qualified Appraiser within such 10-day period, the other party may select a second Qualified Appraiser.  The two Qualified Appraisers so selected shall be instructed to promptly determine, independently of one another, the Fair Market Value of the Premises and provide an oral opinion of Fair Market Value within twenty (20) days, and an electronic summary appraisal report within thirty (30) days, after the appointment of the second Qualified Appraiser. If either Qualified Appraiser fails to deliver a report to the parties containing the Fair Market Value determined by such Qualified Appraiser within the applicable 30-day period, but the other Qualified Appraiser timely delivers his or her report, the determination of Fair Market Value of the Qualified Appraiser who has timely delivered his or her report shall be determinative of the Fair Market Value of the Premises, and final and binding on both Landlord and Tenant.

(c)    If the two Qualified Appraisers have made their determinations of Fair Market Value within the time period set forth in Section 5(b) above, and if the difference between the two amounts so determined is less than or equal to five percent (5%) of the lesser of such amounts, then the Fair Market Value of the Premises shall be the average of the fair market values determined by each of the two Qualified Appraisers.  If the difference between the two amounts exceeds five percent (5%) of the lesser of such amounts, then the two Qualified Appraisers shall, within five (5) business days after delivery of the second Qualified Appraiser’s report, select a third Qualified Appraiser.  If the two Qualified Appraisers appointed by the parties are unable to agree upon a third Qualified Appraiser within the applicable 5-business day period, the third Qualified Appraiser shall be selected by the president (or equivalent officer) of the local chapter of the MAI, or his or her designee or, if there is no such organization or if such individual declines to make such appointment, then either Party may request appointment of the third Qualified Appraiser by the American Arbitration Association.  The third Qualified Appraiser shall be instructed to determine the Fair Market Value of the Premises and deliver an oral opinion to the parties within twenty (20) days, and an electronic summary appraisal report to the parties within thirty (30) days, after his or her selection.  Of the three appraisals, the appraisal which differs most in terms of dollar amount from the other two appraisals shall be excluded, and the average of the remaining two appraisals shall be determinative of the Fair Market Value of the Premises, and final and binding upon both Landlord and Tenant.  Each party shall pay and bear the fees and expenses of the Qualified Appraiser selected by or on behalf of such party, and the parties shall share equally in the fees and expenses of the third Qualified Appraiser.  Each party shall have the right to submit such data and memoranda to each of the Qualified Appraisers in support of its respective positions as it may deem necessary or appropriate.
(d)     In determining the Fair Market Value of the Premises, the Qualified Appraisers shall conduct a comprehensive broker cap rate survey in accordance with USPAP standards.  The reports issued by the Qualified Appraisers shall be in full compliance with USPAP and the market standard definition of market value.  The typical standard shall be the definition from the Federal Register, Volume 55, 12 C.F.R. Part 34.42(g), page 34696, August 24, 1990, as amended at Federal Registers, Volume 57 Page 12202, April 9, 1992; Federal Register Volume 59 Page 29499, June 7, 1994.  The definition is:
The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(i)        The buyer and seller are typically motivated.
(ii)       Both parties are well informed or well advised, and acting in what they consider their own best interests.
(iii)      A reasonable time is allowed for exposure in the open market.
(iv)      Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.
(v)      The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

AMENDED AND RESTATED COMMERCIAL LEASE

THIS AMENDED AND RESTATED COMMERCIAL LEASE (“Lease”), effective as of July 3, 2018 (the “Effective Date”), is by and between (i) SCOTT M. NISWONGER, an individual, and  TWEED ENTERPRISES, LLC, a Tennessee limited liability company, DBA WLC PROPERTIES (together, “Landlord”), (ii) LANDAIR LOGISTICS, INC., a Tennessee corporation (“Tenant”), and (iii) COVENANT TRANSPORTATION GROUP, INC., a Nevada corporation, in its capacity as guarantor (“CTG”).
WHEREAS, Tenant currently leases from Landlord, and Landlord leases to Tenant, certain real property located in Greeneville, Tennessee, as set forth below, pursuant to that certain Lease Agreement dated December 31, 2017 (the “Original Lease”);
WHEREAS, Landlord and Tenant now desire to amend and restate the Original Lease in its entirety to reflect modifications of certain terms thereof, pursuant to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the covenants contained herein and under the terms and conditions set forth herein, Landlord and Tenant hereby agree that the Original Lease is hereby amended and restated in its entirety as follows:
1.          PREMISES.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain Premises commonly known as 310 Elmer Cox, Building 3, Greeneville, Tennessee and further described in Exhibit A, which is attached hereto and incorporated herein by this reference (the “Premises”).

2.          TERM.  The initial term of this Lease (the “Initial Term”) will be from the Effective Date through and ending at 11:59:59 p.m. Eastern Time on May 1, 2022. Thereafter, so long as a Customer Agreement (defined below) is in force and effect as of the date on which Tenant exercises a Renewal Option (defined below), Tenant has the right, privilege and option to renew and extend the Initial Term or any renewal term of this Lease (“Renewal Option”) to expire coterminously with the then-current term of such Customer Agreement (each, a “Renewal Term”), subject to the provisions and conditions of this Lease. Tenant may exercise a Renewal Option by providing written notice to Landlord of its intent to exercise a Renewal Option no later than six (6) months prior to the expiration of the then-current term. As used in this Lease, “Term” means both the Initial Term and, to the extent a Renewal Option has been exercised, the applicable Renewal Term(s).  As used in this Lease, “Customer Agreement” means that certain Logistics Services Agreement between Tenant and Donaldson Company, Inc., as it may be extended or renewed, and as it may be replaced by any other agreement with a customer (including a replacement contract with Donaldson Company, Inc.) pursuant to which Tenant or the applicable customer performs or provides services from or at the Premises.

3.          MONTHLY RENT.

3.1.          Initial Term. During the Initial Term, Tenant will pay to the Landlord at Landlord’s address specified in Section 16 below, or at such other place as the Landlord may hereinafter designate in a written notice to Tenant, on or before the first day of each calendar month, without offset or deduction the following amounts as rent for the Premises: Twenty-Two Thousand Five Hundred Dollars ($22,500) per month.  The prorated first month’s rent will be paid upon execution of this Lease.

3.2.          Renewal Terms. Within thirty (30) days of Landlord’s receipt of a Renewal Notice, Landlord shall notify Tenant of its determination of the fair market rent for such Renewal Term (“FMV Rent”), and Tenant shall advise Landlord of any objection thereto within ten (10) days of receipt of the FMV Rent. Failure to respond within such 10-day period shall constitute Tenant’s acceptance of the FMV Rent for the Renewal Term. If Tenant objects to the FMV Rent, Landlord and Tenant shall commence negotiations to attempt to agree upon the FMV Rent within thirty (30) days of Landlord’s receipt of Tenant’s notice of objection. If the parties cannot agree within such thirty (30) day period, each acting in good faith but without any obligation to agree, then the Term shall not be extended and shall terminate on its then scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties’ failure to agree.

4.          QUIET ENJOYMENT.  Landlord covenants that Tenant, upon paying the basic rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, will quietly have and enjoy the Premises during the Term without hindrance by anyone claiming by or through Landlord.

5.          UTILITIES.  Tenant will pay promptly when due directly to the applicable utility provider all charges for water, sewer, garbage disposal, telephone, electricity, cable, heat, gas, power, and any other utilities or services and like charges, including any fire protection charge, furnished to or consumed upon the Premises.  Landlord will not be liable for any failure or interruption of utility service to the Premises, unless such failure or interruption results from Landlord’s gross negligence or willful misconduct, in which event monthly rent and Tenant’s costs (defined below) shall be abated with respect to the portion of the Premises in which Tenant’s use and enjoyment  is impaired for its normal conduct of business from the date of commencement of such interference until the date Tenant’s use and enjoyment of such portion of the Premises is restored.

6.          TAXES AND ASSESSMENTS.

6.1.          Tenant’s Costs. In addition to the rent provided in Section 3 above, and commencing on the date of commencement specified in Section 2 above, Tenant agrees to pay to Landlord, as additional rent (referred to as “Tenant’s costs”), an amount equal to Landlord’s insurance premiums for fire, extended coverage, general commercial liability, property and other insurance that Landlord reasonably deems necessary upon the Premises and, in each instance, that are customarily maintained by owners of similar buildings in the market where the Premises are located.  If Tenant’s costs in any calendar year shall increase more than 5% over Tenant’s costs in the prior calendar year and Tenant is not satisfied with the amount of such increase over 5%, Tenant has the option to procure its own insurance for fire, extended coverage, general commercial liability, property and other insurance that Landlord reasonably deems necessary upon the Premises, in each case, upon terms reasonably acceptable to Landlord. Landlord shall notify Tenant as soon as reasonably practicable of any increase in Tenant’s costs prior to renewal of Landlord’s insurance policies in order to afford Tenant a reasonable opportunity to obtain replacement coverage.  If Tenant procures its own insurance, the obligation to pay Tenant’s costs to Landlord shall cease.

6.2.          Billing of Charges.  The Tenant will pay to the Landlord the Tenant’s costs described above within thirty (30) days of billing for said costs by the Landlord.

6.3.          Records.  Landlord or its agents will keep records in reasonable detail showing all expenditures made for the items enumerated in subparagraph 6.1 above, which records will be available for inspection by Tenant at any reasonable time.  If any such inspection reveals that Tenant has been overcharged, Landlord agrees to pay the amount of such overcharge to Tenant within thirty (30) days following delivery of written notice thereof and supporting documentation thereto.

6.4.          Real Estate Taxes. Tenant shall timely pay when due all real estate taxes and assessments accruing against the Premises which become due and payable during the Term or any extension or renewal thereof. Tenant shall either, at Landlord’s discretion, (i) pay such amounts directly to the appropriate taxing authorities and provide proof of payment to Landlord promptly after such payment or (ii) pay such amounts to Landlord within thirty (30) days of Landlord’s written request therefor. Tenant’s portion of such taxes and assessments will be prorated for any partial calendar year of the Term.  In no event will Tenant be responsible for any federal, state, or local income, payroll, gift, transfer, estate, or inheritance taxes of Landlord (collectively, “Excluded Taxes”).
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6.5.          Additional Taxes. Should there presently be in effect or should there be enacted during the Term any law, statute, or ordinance levying any tax or assessment (other than any Excluded Tax) directly or indirectly, in whole or in part, upon the Premises, or increasing any tax Tenant is required to pay under Section 6.4, Tenant will reimburse Landlord in twelve (12) monthly installments (or such fewer number of months remaining in the Term), as additional rent, at the same time as monthly rental payments are due hereunder, for the actual amount of all such taxes paid.

7.	REPAIRS, MAINTENANCE AND CONDITION OF PREMISES.

7.1.          Condition of Premises.  Tenant accepts the Premises “AS IS” in their current condition.  No warranties or representations concerning the condition or suitability of the Premises for intended uses have been made, except as are expressly set forth herein.

7.2.          Tenant’s Obligation to Repair.  Tenant will, at its own expense, at all times keep the Premises in good repair and adequately maintained, normal wear and tear excepted and damages covered by insurance excepted.  Tenant’s repair and maintenance obligation includes, without limitation, gardening and landscaping; interior and exterior painting; lighting; lamp replacement; window replacement; door repair and/or replacement; routine parking lot maintenance and repair (including, without limitation, sealing, sweeping, patching, and snow removal); routine maintenance and repair of all electrical, plumbing, heating and air conditioning equipment, telephone and other utility systems and routine roof maintenance and repair, provided however that Tenant shall not be required to make major repairs to Structural Elements (as hereinafter defined).   Landlord and Tenant will cooperate in good faith to determine whether any major repairs or replacements are required to the structural elements of the Premises consisting of the roof structure, heating, ventilation, and air conditioning systems, foundation, parking lot, and load-bearing walls (collectively, the “Structural Elements”), and if the parties determine that such major repairs or replacements are required, then Landlord will make such repairs or replacements at Landlord’s own expense.  Notwithstanding the foregoing, Tenant shall be responsible for any repairs or replacements to Structural Elements that become necessary due to damage caused by Tenant, its employees or agents.  If the Tenant fails to maintain the Premises in accordance with this Section, or fails to make the repairs required by this Section, Landlord may make repairs on fifteen (15) days’ notice to the Tenant, and Tenant will pay the reasonable cost thereof, as additional rent, within thirty (30) days of demand therefor from Landlord.  The right of Landlord to make such repairs will be without prejudice to any rights it may have because of Tenant’s failure to make such repairs.

7.3.          Alterations.  After prior written consent of Landlord, Tenant, at its sole cost and expense, may make alterations, additions and improvements in the Premises; provided, that Tenant will not be required to obtain Landlord’s consent for any alterations, additions or improvements that cost less than $100,000 in the aggregate for any project.  In the performance of such work, Tenant will hold Landlord harmless from any damage, loss or expense, and will comply in all material respects with all laws, ordinance, rules and regulations of any public authority, obtaining all necessary permits, approvals or authorizations.  Tenant will not allow any liens to be filed against the Premises; in the event of filing of a lien claim Tenant will promptly take such action as may be required to remove the lien, including, without limitation, obtaining a bond, if required.  All such alterations, additions and improvements to the Premises (except trade fixtures) will be the property of Landlord, and will be surrendered with the Premises upon the expiration, cancellation, or prior termination of this Lease.  Upon demand by Landlord given at least thirty (30) days prior to the end of the Term, Tenant will remove any alterations, additions or improvements made by Tenant, designated by Landlord to be removed, at Tenant’s sole cost and expense, unless such alterations, additions or improvements had previously been consented to by Landlord.  In such event, Tenant will repair any damage to the Premises caused by such removal, and return the Premises to their condition prior to making of any such alterations, improvements or additions.

At the expiration, cancellation, or prior termination of this Lease, Tenant will have the right to remove all trade fixtures located on the Premises which were installed by the Tenant prior to or after the Effective Date.  However, in such event, Tenant will repair all damage caused to the Premises by such installation and removal, returning the Premises to their condition prior to installation of such trade fixtures.
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Trade fixtures will not be deemed to include any heating, air conditioning, ventilation, plumbing or electrical equipment, or other fixtures relating primarily to general usage of the building or Premises, as opposed to fixtures specifically used for the operation of the Tenant’s particular type of business or that were installed by Tenant prior to or after the Effective Date.

7.4.          Entry and Inspection.  Tenant will permit Landlord or its agents to enter the Premises at reasonable times and after prior notice of not less than 24 hours (excluding emergencies) to inspect, clean, or repair the Premises, or to show the Premises to prospective purchasers or tenants.

8.          USE OF PREMISES.

8.1.          Permitted Use.  Tenant shall be entitled to use the Premises for general industrial and warehouse uses for the purposes of providing a truck terminal for Tenant’s trucks and drivers and general office use, and for no other purposes except as Landlord may approve in writing.  Without written permission from the Landlord, no industrial, manufacturing, or processing activity may be conducted in the Premises, except as provided in the preceding sentence.

8.2.          Hazardous Substances.  Tenant agrees to comply in all material respects with all applicable air and water pollution control and prevention laws and regulations, in each case, from and after the Effective Date.  Tenant agrees to comply in all material respects with all federal and state laws and regulations regarding hazardous waste or substances (“Environmental Laws”) from and after the Effective Date.  In the event of any discharge by Tenant or Tenant’s agents of hazardous or toxic substances on or to the Premises on or after the Effective Date in violation of applicable Environmental Laws, Tenant will promptly notify Landlord thereof, and remediate such violation in accordance with all applicable Environmental Laws.  After the expiration, cancellation, or prior termination of this Lease for any reason, Tenant will remove from the Premises all hazardous and toxic materials and containers for those materials, in each case, that Tenant brought onto the Premises after the Effective Date.

8.3.          Disposal of Non-Hazardous Waste Materials.  All non-hazardous waste materials will be disposed of by Tenant properly and in accordance in all material respects with all applicable laws and regulations.

8.4.          Compliance with Law.  Tenant will not use the Premises or permit anything to be done in or about the Premises which will in any material way conflict with any law, statute, zoning restriction, ordinance or governmental rule or regulation or requirements of duly constituted public authorities now in force or which may hereafter be enacted or promulgated.  With respect to its use of the Premises, Tenant will at its sole cost and expense promptly comply in all material respects with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force.

9.          INSURANCE; INDEMNITY.

9.1.          Public Liability Insurance.  Tenant, at its own expense, will procure and maintain in effect commercial general liability insurance coverage with limits of not less than Three Million Dollars ($3,000,000.00) combined single limits, which coverage may be provided by a combination of basic and umbrella policies; insuring against any and all liability of Tenant with regard to the Premises or use or occupancy thereof.  In no event will the limits of said policies be considered as limiting the liabilities of Tenant under this Lease.

9.2.          Casualty Insurance.  Landlord will maintain property insurance on the Premises covering the full replacement cost of the Premises, which such insurance shall not include a deductible more than $5,000, and will charge Tenant for such insurance in accordance with Section 6.1 above.  However, Tenant understands and acknowledges that such insurance does not cover the personal property of Tenant located on the Premises, and may not cover fixtures installed by Tenant.  Tenant, at its expense, will maintain fire and extended coverage insurance covering all inventory, equipment and other personal property located on the Premises, together with trade fixtures and improvements installed in or made by Tenant to the Premises.  Upon request by Landlord, Tenant will provide proof of such insurance.  Landlord will have no liability whatsoever for any loss or damage to property of Tenant, except where such loss or damage was caused by the gross negligence or willful misconduct of Landlord, its agents or employees.
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9.3.          Automobile Liability Insurance.  Tenant, at its expense, shall maintain a policy of automobile liability insurance, including coverage for owned, non-owned, leased, or hired vehicles providing a minimum limit for bodily injury and property damage of One Million Dollars ($1,000,000) per occurrence per combined single limit of bodily injury and property damage liability each accident

9.4.          Worker’s Compensation.  Tenant shall maintain employer’s liability insurance and/or worker’s compensation insurance in compliance with applicable law.

9.5.          Umbrella/Excess Liability.  Tenant, at its expense, will maintain umbrella/excess liability insurance on an occurrence basis in excess of the underlying insurance described in Sections 9.1, 9.3, and the employers liability requirement of 9.4. Such insurance will provide coverage of Fifteen Million Dollars ($15,000,000) per occurrence and in the aggregate.

9.6.          Insurance Policies; Self Insurance.  All insurance policies Tenant is required to maintain under Section 9 will name Landlord as an additional insured, will be with reputable insurance companies doing business in the state where the Premises are located, and will contain loss-payable clauses reasonably satisfactory to Landlord, and copies of policies or certificates evidencing such insurance, including an acknowledgement of waiver of subrogation as required in Section 9.7, will be delivered to Landlord by Tenant.  No such policy will be cancelable or amendable except after thirty (30) days’ written notice to Landlord. Notwithstanding anything herein to the contrary, Tenant shall have the right and option, upon notice to Landlord, to self-insure against the risks described in this Section 9 which are required to be maintained by Tenant, provided that Tenant shall be responsible for the payment of at least the same coverage and benefits to Landlord as the insurance described in Section 9 in the event of any occurrence that would otherwise give rise to a claim under such insurance policies. Tenant’s right to self-insure is personal to Tenant. and any other consolidated subsidiary of Covenant Transportation Group, Inc. to which this Lease is transferred in accordance with Section 11, and shall not apply to any other assignee or subtenant hereunder, unless otherwise approved in writing by Landlord, which approval may be withheld in Landlord’s sole discretion.

9.7.          Waiver of Subrogation.  Landlord and Tenant mutually agree to waive their right of recovery against each other, and their respective officers, employees or agents, for losses or damages occurring to the Premises, improvements, contents, other property of the waiving party or under its control, or business interruptions related to the loss or damage to such property.  However, this waiver will not apply to losses which are not covered under reasonable fire and extended coverage insurance acquired by Landlord, or to the extent of reasonable deductibles or co-insurance provisions within Landlord’s policy.  Permission to grant this waiver is to be included in the provisions of the insurance policies now carried by both Landlord and Tenant.  The continuation of this mutual waiver of subrogation is subject to the insurance continuing to grant this option on renewal policies.

9.8.          Indemnification.  From and after the Effective Date, Tenant agrees to indemnify, defend, and hold harmless Landlord, its parent companies, and their respective affiliates, officer, agents, and employees from any and all demands, claims, causes of action, fines, penalties, damages (except any consequential, punitive, incidental, special, indirect, or exemplary damages, including loss of future revenue or income, loss of business reputation or opportunity, diminution of value, or any damages based on any type of multiple (except, in each case, to the extent payable in connection with a third-party claim)), liabilities, judgments and expenses, including reasonable attorney’s fees and costs, and litigation-related expenses (collectively, “Damages”) arising out of (a) any injury or damage, however occurring, on or about the Premises, attributable to circumstances first existing on or after the Effective Date, except to the extent such claims or expenses are caused by the gross negligence or willful misconduct of Landlord, its agents or employees, (b) the use or occupancy or manner of use or occupancy of the Premises, attributable to circumstances first existing on or after the Effective Date, by Tenant or any person claiming under Tenant, or (c)  any breach, violation or non-performance of any provision in this Lease, attributable to circumstances first existing on or after the Effective Date, by Tenant or any person claiming under Tenant.  From and after the Effective Date, Landlord agrees to indemnify, defend, and hold harmless Tenant, its parent companies, and their respective affiliates, officers, agents, and employees from any and all Damages arising out of (x) any breach, violation or non-performance of any provision in this Lease by Landlord or any person claiming under Landlord, or (y) any injury or damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees. The provisions of this Section shall survive the expiration, cancellation, or prior termination of this Lease.  If any action or proceeding is brought against Landlord or its employees or agents by reason of any such claims for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, shall defend the same at Tenant’s expense with counsel approved by Landlord.  The limits of Tenant’s insurance coverage with respect to the Premises shall in no way imply any limitation to Tenant’s indemnification obligations hereunder.
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9.9.          Waiver and Release.  From and after the Effective Date, Landlord and its employees and agents will not be liable for any loss or injury to persons or damage to property, in or about the Premises, from any cause, which at any time may be suffered by Tenant or by its invitees or employees or agents, except to the extent said damage is caused by or resulting solely from the gross negligence or willful misconduct of Landlord, its agents or employees without contributory negligence on the part of Tenant or any other lessees or occupants of the Premises.  Tenant, as a material part of the consideration to Landlord for this Lease, by this Section waives and releases all claims against Landlord, its employees and agents and each of their respective affiliates, with respect to all matters for which such parties have disclaimed liability pursuant to the provisions of this Lease, in each case, to the extent arising from and after the Effective Date.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

10.          RECONSTRUCTION AND RESTORATION.

10.1.          Minor Damage.  If during the Term, the Premises are damaged by fire or other perils covered by the fire and extended coverage insurance on the Premises, and such damage is not substantial, Landlord will promptly repair such damage at Landlord’s expense after the application of all insurance proceeds, and this Lease will continue in full force and effect.

10.2.          Substantial Damage.  If during the Term, the Premises are destroyed or damaged by fire or other perils covered by the insurance, and if such damage is substantial, or if damaged by an uninsured peril where the estimated cost of repair exceeds six (6) months’ rent, Landlord may at its option either (a) promptly repair such damage at Landlord’s expense, in which event this Lease will continue in full force and effect, or (b) cancel this Lease as of the date of such damage, by giving Tenant written notice of its election within ten (10) days after the date Tenant notifies Landlord of such damage.  If Landlord elects option (a), Landlord will include in the notice a good faith estimate of the time Landlord expects to complete such repairs.  If (x) the estimated completion date for the repairs is more than one hundred eighty (180) days after the date Tenant notifies Landlord of such damage or (y) the remaining portion of the Premises not destroyed or damaged is of such size or configuration that it is not commercially reasonable for Tenant to conduct its business in the Premises, Tenant will have an option to cancel this Lease by giving Landlord written notice of its election to do so within thirty (30) days after the date Tenant receives the notice from Landlord as to the expected date of completion of the repair work, which cancellation will be effective at such date specified by Tenant, which such date shall be no later than ninety (90) days after the date Tenant receives the notice from Landlord as to the expected date of completion of the repair work.  For purposes of this Section 10, the term “substantial” shall mean damage to the Premises that is (A) greater than 50% of its then replacement cost above the foundation (measured by the estimated cost of restoration), or (B) more than 25% of the square feet of the Premises and that renders the Premises untenantable for more than one hundred eighty (180) days after the date Tenant notifies Landlord of the damage.
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Notwithstanding any other provision in this Section 10, if damage to the Premises is caused by the willful misconduct or negligence of Tenant, and such damage is not subject to waiver of subrogation under Section 9.7, then Tenant will be responsible for repair and rent will not abate during the repair period.

10.3.          Abatement of Rent.  If the Premises are destroyed or damaged (including minor damage under Section 10.1 and substantial damage under Section 10.2), the rent payable hereunder for the period during which such damage, repair or restoration continues will be abated in proportion to the proportion of usable Premises space compared to the total Premises space.  Tenant will have no claim against Landlord for any damage suffered by Tenant by reason of such damage, destruction, repair or restoration, unless such damage or destruction is caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

11.          ASSIGNMENT AND SUBLETTING; RIGHT OF FIRST REFUSAL; PURCHASE OPTION; SALE BY LANDLORD.

11.1.          Assignment and Subletting. Except as provided in this Section, Tenant will not be permitted to sublease all or any portion of the Premises or assign this Lease without Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.  If Tenant is a corporation or association, the sale or assignment of any stock or interest in such corporation or association (for other than security purposes) in the aggregate in excess of fifty percent (50%) in any two-year period, will be deemed an assignment within the meaning and provisions of this Section; provided, this sentence will not apply if Tenant’s stock or ownership interests is listed on a recognized securities exchange or if at least eighty percent (80%) of Tenant’s stock or ownership interests is owned by an entity whose stock or ownership interests is listed on a recognized securities exchange.  Tenant agrees to reimburse Landlord for Landlord’s reasonable out-of-pocket costs and attorney’s fees incurred with the documentation of such assignment or other transfer of this Lease or Tenant’s interest in and to the Premises.  No assignment or sublease by Tenant will serve to relieve Tenant, or any guarantor of Tenant’s obligations under this Lease, from continuing liability under this Lease, unless Landlord expressly releases any such person from liability in writing. Notwithstanding anything herein to the contrary, the following transfers will not require Landlord’s consent: (a) any transfer to a subsidiary, parent, affiliate, division, or entity controlling, controlled by, or under common control with Tenant or (b) any successor to Tenant as a result of merger, consolidation, reorganization, sale of all or substantially all of Tenant’s stock or ownership interests or assets, provided such successor entity has a net worth equal to or greater than Tenant’s as of the date of this Lease.

11.2.          Right of First Refusal.  Tenant is hereby granted a right of first refusal (“ROFR”) to purchase the Premises for the same price and on substantially the same terms and conditions as Landlord is prepared to accept from a third party at any time during the Term. Landlord will notify Tenant of the receipt of any offer to purchase the Premises (the “Offer”) from any third party during the Term that Landlord is prepared to accept, prior to accepting the same, and Tenant will have twenty (20) days after the receipt thereof to notify Landlord in writing that Tenant elects to exercise its ROFR and purchase the Premises on the terms and conditions contained in the Offer. In the event Tenant declines to exercise its ROFR, or fails to timely deliver to Landlord written notice of Tenant’s election to exercise its ROFR, Landlord will be permitted to sell the Premises to the third party offeror on the same terms and conditions contained in the Offer. If the sale to such third party offeror is not consummated on the same terms and conditions contained in the offer within nine (9) months after the date on which Tenant declines to exercise its ROFR or fails to timely deliver to Landlord written notice of Tenant’s election to exercise its ROFR, then Tenant will again have the ROFR with respect to any other Offers received by Landlord during the Term.

11.3.          Option to Purchase.  Tenant shall have an option to purchase the Premises (the “Purchase Option”) under the terms and conditions set forth in Exhibit B attached hereto.
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11.4.          Sale and Assignment by Landlord. Subject to the ROFR as set forth in Section 11.2 and the Purchase Option set forth in Section 11.3, Landlord shall at all times during the Term have the right to sell, transfer, or convey the Premises and in connection therewith, to assign Landlord's rights and obligations under this Lease to the purchaser or transferee thereof, in Landlord’s sole discretion; provided, any such sale, transfer, or conveyance from any Landlord party to any affiliated company or entity shall not trigger the ROFR. Tenant’s rights under the ROFR shall not be affected by any such transfer to an affiliated company or entity.  The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of title to the Premises, and in the event of any transfer or transfers of title to the Premises, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of the transfer.

12.          CONDEMNATION.

12.1.          Entire or Substantial Taking.  If the entire Premises, or so much thereof as to make the balance not reasonably adequate for the conduct of Tenant’s business (notwithstanding restoration by Landlord as herein provided) will be taken under the power of eminent domain, this Lease will automatically terminate on the date the condemning authority takes possession.

12.2.          Partial Taking.  In the event of any taking under the power of eminent domain which does not so result in a termination of this Lease, the monthly rental payable hereunder will be reduced, effective on the date the condemning authority takes possession, in the same portion as the value of the Premises after the taking relates to the value of the Premises prior to the taking.  Landlord will promptly, at its sole expense, restore the portion of the Premises not taken to as near its former condition as is reasonably possible, and this Lease will continue in full force and effect; provided, that if there is a taking of twenty-five percent (25%) or more of the Premises or if the remaining portion of the Premises is of such size or configuration that it is not commercially reasonable for Tenant to conduct its business in the Premises, then Tenant shall have the right to terminate this Lease upon notice to Landlord given within thirty (30) days after the date of the vesting of title in the condemning authority, which termination will be effective at such date specified by Tenant within the ninety (90) days after the vesting of title in the condemning authority.

12.3.          Awards.  Any award for taking of all or any part of the Premises under the power of eminent domain will be the property of the Landlord, whether such award will be made as compensation for diminution in value of the leasehold or for taking of the fee.  Nothing herein, however, will be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to or cost of removal of Tenant’s trade fixtures and removable personal property, or for damages for cessation or interruption of Tenant’s business.

13.          LIENS AND ENCUMBRANCES.  Except as expressly provided in this Lease, Tenant agrees that it will pay all costs for work done or caused to be done by it on the Premises, and Tenant will keep the Premises free and clear of all mechanic’s and other liens on account of work done for Tenant or persons claiming under Tenant.  Should any claim of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action will promptly give the other party written notice thereof.  In the event a dispute between Tenant and a third party having lien rights arising from work performed for Tenant results in litigation to enforce such lien right in which Landlord or any party deriving rights from Landlord is named a party defendant, defense of such action will, at Landlord’s option, and using counsel reasonably approved by Landlord, immediately be assumed by Tenant.  Tenant will appear and defend Landlord and any parties deriving interest through Landlord or will pay reasonable out-of-pocket costs and attorney’s fees incurred by Landlord or parties deriving interest through Landlord in respect to their own defenses to such action and will indemnify and hold Landlord and parties deriving interest through Landlord harmless from any judgment arising out of such litigation.
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14.          SURRENDER OF PREMISES.

14.1.          Surrender of Premises.  Tenant will promptly surrender possession of the Premises to Landlord upon the expiration, cancellation, or prior termination of this Lease.  The Premises will be surrendered in the same condition as they were at the commencement of the Term, normal wear and tear and damages caused by casualty or condemnation excepted.

14.2.          Holding Over.  Any holding over by Tenant after the expiration, cancellation, or prior termination of this Lease will be construed to be a tenancy at will, terminable at any time by Landlord.  Tenant shall pay to Landlord one hundred and ten percent (110%) of the rental amount for the month immediately preceding the expiration, cancellation, or prior termination of this Lease, and in addition thereto, without limiting the liability of Tenant for its unauthorized occupancy of the Premises, Tenant shall indemnify, defend and hold harmless Landlord and any replacement tenant of the Premises for any loss, cost, liability, expenses, or damages suffered by Landlord or the replacement tenant (including reasonable attorneys’ fee) resulting from Tenant’s failure timely to vacate the Premises.  The provisions of this section shall not exclude Landlord’s right of re-entry or any other right hereunder.

14.3.          Sub-Tenancies.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, will terminate all and any existing subtenancies, or may, at the option of Landlord, operate as an assignment to it of any and all such subtenancies.

15.          DEFAULT BY TENANT.

15.1.          Default.  The occurrence of any one or more of the following events will constitute breach of this Lease by Tenant:

15.1.1.          Failure to Pay Rent.  The failure by Tenant to make any payment of monthly rent, Tenant’s costs, or any other payment required to be made by Tenant hereunder, within five (5) business days of receiving written notice from Landlord that the same is past-due; provided, Landlord shall only be required to  give Tenant two (2) such notice and cure periods during any twelve (12) month period, and after two such notices, any subsequent failure by Tenant to timely make any payment of monthly rent, Tenant’s costs, or any other payment required to be made by Tenant hereunder when due within the following twelve (12) month period shall be a default without notice or cure period.

15.1.2.          Failure to Perform.  The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by the Tenant, other than payment of rent, where such failure will continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if cure would reasonably require more than thirty (30) days to complete, if Tenant fails to commence performance within the thirty (30) day period and fails to diligently pursue such cure to completion.

15.1.3.          Bankruptcy.  The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or by the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days filing); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days after appointment of said trustee or receiver, or the filing of a petition for the appointment of the same, whichever will first occur.

15.1.4.          Vacating the Premises.  The vacating or abandonment of the Premises by Tenant without the delivery of prior notice thereof to Landlord.  Tenant will be conclusively deemed to have abandoned the Premises upon removal of all or substantially all personal property of Tenant from the Premises (unless prior written notice was given to Landlord explaining the basis for such removal and that occupancy was intended to be re-commenced within thirty (30) days).
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15.2.           Remedies in Default.  In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

15.2.1.          Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease will terminate and Tenant will immediately surrender possession of the Premises to Landlord.  In such event Landlord will be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including but not limited to:

(i)	the out-of-pocket cost of recovering possession of the Premises; and

(ii)	reasonable expenses of reletting the Premises, including necessary renovation and alteration of the Premises; and

(iii)
reasonable attorneys’ fees, any real estate commission actually paid, and that portion of the leasing commission, if any, paid by Landlord with respect to this Lease, applicable to the unexpired Term; and

(iv)
all unpaid rent due at the time of award by the court having jurisdiction thereof, plus interest as provided below; plus the worth at the time of the award of all unpaid rent and other charges required herein for the balance of the Term after the time of such award, except to the extent that Tenant proves such amount can reasonably be avoided by reletting the Premises; and

(v)
if Landlord has financed any Tenant Improvements and the cost of such improvements is being amortized over a period of time during the Term, Landlord may accelerate and declare the entire unreimbursed balance of financed Tenant improvement costs immediately due and payable.

Unpaid installments of rent or other sums will bear interest from the date due at the rate of seven percent (7%) per annum (or the maximum legal rate if lesser and applicable).  In the event Tenant will have abandoned the Premises, Landlord will have the option of (1) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 15.2.1, or (2) proceeding under Section 15.2.2.  As used in this paragraph, “the worth at the time of award” is to be computed by discounting by the amount of the discount rate of seven percent (7%).

15.2.2.          Maintain Tenant’s right to possession, in which case this Lease will continue in effect whether or not Tenant will have abandoned the Premises.  In such event, Landlord will be entitled to all of Landlord’s rights and remedies under this Lease including the right to recover the rent as it becomes due hereunder.

15.2.3.          Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

15.3.           Late Charges.  In addition to all other remedies available for nonpayment, if the amount due from the Tenant is not received by the Landlord on or before the tenth (10th) day following the date upon which such amount is due and payable (beyond any notice and cure period), a late charge of five percent (5%) of said amount owed will become due and payable as additional rent hereunder, which represents a fair and reasonable estimate of the processing and accounting costs that Landlord will incur by reason of such late payment.

15.4.          Mitigation of Damage.  Following a breach of this Lease by Tenant, Landlord shall use reasonable efforts to mitigate damages to the extent required by applicable law.
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16.          NOTICES.  Any notice, consent, approval or other communication required or permitted pursuant to this Lease shall be in writing and shall be deemed to have been given (i) when delivered by hand, (ii) when delivered by first class registered or certified mail, postage prepaid, return receipt requested, (iii) when delivered by a nationally recognized overnight courier with written proof of delivery, in any case addressed to the parties at the address below:

If to Landlord:	Tweed Enterprises, LLC
P.O. Box 2285
Greeneville, TN 37744
Attn: John Tweed

and

Niswonger Foundation
P.O. Box 5112
Greeneville, TN 37743
Attn: Scott Niswonger

If to Tenant:	Landair Logistics, Inc.
P.O. Box 2297
Chattanooga, TN 37422
Attn: Joey Hogan

Either Landlord or Tenant may change its address for purposes of this provision by giving written notice of such change to the other party in the manner stated herein.

17.          LANDLORD’S FINANCING.  This Lease will automatically be subordinate to any deed of trust, mortgage and other security instruments now existing or hereafter placed on the Premises or any part thereof by the Landlord and all advances made or to be made thereunder.  Within ten (10) days of presentation, Tenant will execute, acknowledge, and deliver to Landlord (i) any commercially reasonable subordination or nondisturbance agreement or other instrument that Landlord may require to carry out the provisions of this Section, provided that such agreement will provide that as long as Tenant is not in default after notice and the expiration of any applicable cure period, the holder of such deed of trust, mortgage or other security instrument will not disturb or impair Tenant’s possession of the Premises and its rights under this Lease and (ii) any estoppel certificate requested by Landlord, with any such mortgagee or beneficiary certifying in writing, if such be true, that Tenant will be in occupancy and that the Lease is in full force and effect, and the dates to which the rent and other charges will have been paid, and that there will be no rental offsets or claims.

18.          SIGNAGE.  Tenant will not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any symbols, drapes, or other materials, other than those existing as of the Effective Date or replacement thereof in the same location, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant will observe and comply with the requirements of all laws applicable to signage.

19.          MISCELLANEOUS.

19.1.          Waivers.  No waiver by Landlord of any provision of this Lease will be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval will not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant, whether or not similar to the act so consented to or approved.
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19.2.          Interest on Past Due Obligations.  Any amount due from Tenant to Landlord hereunder which is not paid when due will bear interest at the rate of one percent (1%) per month, or the highest legal rate, if applicable, from the date due until paid, but the payment of such interest will not excuse or cure any default by Tenant.

19.3.          Construction.

19.3.1.          This Lease will be construed and governed by the laws of the State of Tennessee;

19.3.2.          The invalidity or unenforceability of any provision hereof will not affect or impair any other provisions hereof;

19.3.3.          This Lease constitutes the entire agreement of the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof.

19.3.4.          This Lease may not be modified or amended except by written agreement signed and acknowledged by both parties;

19.3.5.          Time is of the essence of this Lease in each and every provision hereof;

19.3.6.          Nothing contained herein will create the relationship of principal and agent or of partnership or of joint venture between the parties hereto and no provisions contained herein will be deemed to create any relationship other than that of Landlord and Tenant; and

19.3.7.          Tenant has had the opportunity to have this document reviewed by counsel of its choice.  Tenant agrees that no interpretation or construction will be made with respect to this document based on which party drafted the document.

19.4.           Successor.  Subject to any limitations on assignments herein, all of the provisions of this Lease will inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

19.5.          Costs and Attorneys’ Fees.  If by reason of any breach or default on the part of either party hereto it becomes necessary for the other party hereto to employ an attorney, then the non-breaching party will have and recover against the other party in addition to costs allowed by law, reasonable attorneys’ fees and litigation-related expenses.  The non-breaching party will be entitled to recover reasonable attorneys’ fees and costs and expenses, as provided above, regardless of whether litigation is actually commenced.

19.6.          Jurisdiction and Venue.  The parties hereto do hereby consent to jurisdiction and venue of the courts of Greene County in the State of Tennessee.

19.7.          Counterparts.  This document may be executed in one or more counterparts, each of which shall be deemed an original and both of which together will constitute one and the same instrument.

19.8.          Memorandum of Lease. The parties will, upon the request of either party, execute and record a memorandum of this Lease in the records of Greene County in the State of Tennessee, which will include notice of the ROFR and the Purchase Option.

19.9.          Guaranty. CTG hereby absolutely, irrevocably and unconditionally guaranties the punctual performance of all obligations of Tenant under this Lease.  CTG expressly waives any and all rights, benefits or defenses under (a) any defense to its obligation to provide the foregoing guaranty, other than the defense that Tenant has in fact fully and promptly performed all of its obligations under this Lease, and (b) any claim or circumstance that would legally or equitably discharge a guarantor or surety.

[Signature page follows.]
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EXECUTED TO BE EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.

TENANT:

Landair Logistics, Inc.

By:
Name:	Richard Cribbs
Title:	Executive Vice President

STATE OF TENNESSEE	)
) ss.
COUNTY OF HAMILTON	)

I certify that I know or have satisfactory evidence that Richard Cribbs is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Executive Vice President of Landair Logistics, Inc., a Tennessee corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	Theresa Ives
NOTARY PUBLIC in and for the State of
Tennessee residing in Hamilton Co.
My commission expires: 5/25/2020
(SEAL)

LANDLORD:

Tweed Enterprises, LLC

By:
Name:	John A. Tweed
Title:	Chief Manager

STATE OF TENNESSEE	)
) ss.
COUNTY OF GREENE	)

I certify that I know or have satisfactory evidence that John A. Tweed is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Chief Manager of Tweed Enterprises, LLC, a Tennessee limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:  July 3, 2018.

(Signature)
Name:	William G. Brown
NOTARY PUBLIC in and for the State of
Tennessee residing in Greene Co.
My commission expires: 4/26/20
(SEAL)

Scott M. Niswonger

STATE OF TENNESSEE	)
) ss.
COUNTY OF GREENE	)

I certify that I know or have satisfactory evidence that Scott M. Niswonger is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	William G. Brown
NOTARY PUBLIC in and for the State of
Tennessee residing in Greene Co.
My commission expires: 4/26/20
(SEAL)

CTG:

Covenant Transportation Group, Inc.

By:
Name:	R.H. Lovin, Jr.
Title:	Executive Vice President of Administration

STATE OF TENNESSEE	)
) ss.
COUNTY OF HAMILTON	)

I certify that I know or have satisfactory evidence that R.H. Lovin, Jr. is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Executive Vice President of Administration of Covenant Transportation Group, Inc,, a Nevada corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	Theresa Ives
NOTARY PUBLIC in and for the State of
Tennessee residing in Hamilton Co.
My commission expires: 5/25/2020
(SEAL)

EXHIBIT A
PREMISES

(Picture)

EXHIBIT B
PURCHASE OPTION

1.          Purchase Option.  Tenant shall have the right and option, exercisable by Tenant in its sole discretion by written notice to Landlord at any time during the Term (the “Option Notice”), to purchase the Premises from Landlord for a purchase price equal to the Option Price (as hereinafter defined).  Upon the determination of the Option Price, Landlord and Tenant (or an affiliate of Tenant) shall promptly and diligently negotiate and execute a definitive purchase and sale agreement in form and substance mutually acceptable to Landlord and Tenant (a “Definitive Agreement”) for the sale of the Premises to Tenant for a purchase price equal to Option Price, and shall thereafter close such sale in accordance with the terms of the Definitive Agreement.  The Definitive Agreement will allocate all closing costs and expenses, including without limitation, escrow costs, title insurance costs and premiums, documentary stamp, deed or transfer taxes, recording fees, and sales commissions, in a manner that is customary for the market in which the Premises are located.
2.          Option Price.  The Option Price shall be equal to (a) the Fair Market Value of the Premises (as defined in Section 5 of this Exhibit), as reduced by (b) the principal balance of, and any accrued but unpaid interest on, any indebtedness to be assumed by Tenant as part of its acquisition of the Premises.
3.          Continuing Rights. The Purchase Option shall be an ongoing and continuing right and option during the Term, and shall be binding upon any successor Landlord under this Lease.
4.          Termination of the Purchase Option.  The Purchase Option shall automatically expire and be of no further force or effect upon the expiration or earlier termination of the Lease.
5.          Fair Market Value.  “Fair Market Value” means the value of the Premises, as determined in accordance with the following protocols and procedures:
(a)     Landlord and Tenant shall initially attempt to agree upon a mutually-acceptable purchase price for the Premises.  If Landlord and Tenant are able to agree upon a purchase price for the Premises within thirty (30) days after Tenant’s delivery of the Option Notice, such agreed-upon price shall be deemed to be the Fair Market Value of the Premises for purposes of this Exhibit B.  If, however, Landlord and Tenant are unable to agree upon a purchase price within such 30-day period, the Fair Market Value of the Premises shall be determined by the appraisal process described in the remainder of this Section 5.
(b)    If the Fair Market Value of the Premises is to be determined by appraisal, within ten (10) days following the parties' failure to agree upon a purchase price, each of Landlord and Tenant shall select an appraiser who is a member of the Appraisal Institute or its successor (“MAI”), and who has at least five (5) years of experience in valuing commercial properties similar to the Premises in the market in which the Premises are located (a “Qualified Appraiser”).  If one party fails to name a Qualified Appraiser within such 10-day period, the other party may select a second Qualified Appraiser.  The two Qualified Appraisers so selected shall be instructed to promptly determine, independently of one another, the Fair Market Value of the Premises and provide an oral opinion of Fair Market Value within twenty (20) days, and an electronic summary appraisal report within thirty (30) days, after the appointment of the second Qualified Appraiser. If either Qualified Appraiser fails to deliver a report to the parties containing the Fair Market Value determined by such Qualified Appraiser within the applicable 30-day period, but the other Qualified Appraiser timely delivers his or her report, the determination of Fair Market Value of the Qualified Appraiser who has timely delivered his or her report shall be determinative of the Fair Market Value of the Premises, and final and binding on both Landlord and Tenant.

(c)
If the two Qualified Appraisers have made their determinations of Fair Market Value within the time period set forth in Section 5(b) above, and if the difference between the two amounts so determined is less than or equal to five percent (5%) of the lesser of such amounts, then the Fair Market Value of the Premises shall be the average of the fair market values determined by each of the two Qualified Appraisers.  If the difference between the two amounts exceeds five percent (5%) of the lesser of such amounts, then the two Qualified Appraisers shall, within five (5) business days after delivery of the second Qualified Appraiser’s report, select a third Qualified Appraiser.  If the two Qualified Appraisers appointed by the parties are unable to agree upon a third Qualified Appraiser within the applicable 5-business day period, the third Qualified Appraiser shall be selected by the president (or equivalent officer) of the local chapter of the MAI, or his or her designee or, if there is no such organization or if such individual declines to make such appointment, then either Party may request appointment of the third Qualified Appraiser by the American Arbitration Association.  The third Qualified Appraiser shall be instructed to determine the Fair Market Value of the Premises and deliver an oral opinion to the parties within twenty (20) days, and an electronic summary appraisal report to the parties within thirty (30) days, after his or her selection.  Of the three appraisals, the appraisal which differs most in terms of dollar amount from the other two appraisals shall be excluded, and the average of the remaining two appraisals shall be determinative of the Fair Market Value of the Premises, and final and binding upon both Landlord and Tenant.  Each party shall pay and bear the fees and expenses of the Qualified Appraiser selected by or on behalf of such party, and the parties shall share equally in the fees and expenses of the third Qualified Appraiser.  Each party shall have the right to submit such data and memoranda to each of the Qualified Appraisers in support of its respective positions as it may deem necessary or appropriate.

(d)    In determining the Fair Market Value of the Premises, the Qualified Appraisers shall conduct a comprehensive broker cap rate survey in accordance with USPAP standards.  The reports issued by the Qualified Appraisers shall be in full compliance with USPAP and the market standard definition of market value.  The typical standard shall be the definition from the Federal Register, Volume 55, 12 C.F.R. Part 34.42(g), page 34696, August 24, 1990, as amended at Federal Registers, Volume 57 Page 12202, April 9, 1992; Federal Register Volume 59 Page 29499, June 7, 1994.  The definition is:
The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

(i)        The buyer and seller are typically motivated.
(ii)       Both parties are well informed or well advised, and acting in what they consider their own best interests.
(iii)      A reasonable time is allowed for exposure in the open market.
(iv)      Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto.
(v)       The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Lease Agreement

THIS LEASE AGREEMENT (“Lease”), effective as of July 3, 2018 (the “Effective Date”), is by and between (i) SCOTT M. NISWONGER, an individual, and TWEED ENTERPRISES, LLC, a Tennessee limited liability company (together, “Landlord”), (ii) LANDAIR TRANSPORT, INC., a Tennessee corporation (“Tenant”), and (iii) COVENANT TRANSPORTATION GROUP, INC., a Nevada corporation, in its capacity as guarantor (“CTG”).

1.          Leased Property.  Landlord agrees to rent to Tenant, and Tenant agrees to rent from Landlord, that certain real property located at 1 Landair Way, Greeneville, TN 37743 and further described in Exhibit A attached hereto (the “Leased Property”).

2.          Lease Duration and Termination.  This Lease shall commence on the Effective Date and shall continue thereafter on a calendar month-to-calendar month basis. This Lease may be terminated at any time by either party upon thirty (30) days’ prior written notice to the other party.

3.          Lease Amount; Taxes; Late Payments.

3.1.          The rent for the Leased Property (“Rent”) will be $2,750 per month and will be payable by Tenant to Landlord on the first day of each month.  Rent for any partial month at commencement will be pro-rated based on a 30-day month schedule. The prorated first month’s Rent will be paid upon execution of this Lease.

3.2.          If any Rent payment is not paid within ten (10) days of its due date, Tenant agrees to pay Landlord an additional late charge of five percent (5%) of the Rent payment due.

3.3.          This is a gross lease. Except as otherwise set forth in this Lease, Landlord shall pay (i) any and all taxes and assessments related to the Leased Property or the rent derived therefrom, (ii) all operating expenses incurred by Landlord to operate and maintain the Leased Property, and (iii) the cost of all insurance covering the Leased Property.

4.	Contact Information and Remittance.

4.1	Rent will be received by Landlord at the following address:

Tweed Enterprises, LLC
P.O. Box 2285
Greeneville, TN 37744

4.2	Landlord’s contact information is as follows:

Tweed Enterprises, LLC
P.O. Box 2285
Greeneville, TN 37744
Attn: John Tweed

And

Niswonger Foundation
P.O. Box 5112
Greeneville, TN 37743
Attn: Scott Niswonger

4.3	Tenant’s contact information is as follows:

Landair Transport, Inc.
P.O. Box 2297
Chattanooga, TN 37422
Attn: Joey Hogan

5.          Property Use.  Tenant shall be entitled to use the Leased Property for general warehousing uses, storage of products, and general office use and for no other purposes except as Landlord may approve in writing.  Without written permission from the Landlord, no industrial, manufacturing, or processing activity may be conducted on the Leased Property.

6.          Indemnification. From and after the Effective Date, Tenant agrees to indemnify, defend, and hold harmless Landlord, its parent companies, and their respective affiliates, officer, agents, and employees from any and all demands, claims, causes of action, fines, penalties, damages (except any consequential, punitive, incidental, special, indirect, or exemplary damages, including loss of future revenue or income, loss of business reputation or opportunity, diminution of value, or any damages based on any type of multiple (except, in each case, to the extent payable in connection with a third-party claim)), liabilities, judgments and expenses, including reasonable attorney’s fees and costs, and litigation-related expenses (collectively, “Damages”) arising out of (a) any injury or damage, however occurring, on or about the Leased Property, attributable to circumstances first existing on or after the Effective Date, except to the extent such claims or expenses are caused by the gross negligence or willful misconduct of Landlord, its agents or employees, (b) the use or occupancy or manner of use or occupancy of the Leased Property, attributable to circumstances first existing on or after the Effective Date, by Tenant or any person claiming under Tenant, or (c)  any breach, violation or non-performance of any provision in this Lease, attributable to circumstances first existing on or after the Effective Date, by Tenant or any person claiming under Tenant.  From and after the Effective Date, Landlord agrees to indemnify, defend, and hold harmless Tenant, its parent companies, and their respective affiliates, officers, agents, and employees from any and all Damages arising out of (x) any breach, violation or non-performance of any provision in this Lease by Landlord or any person claiming under Landlord, or (y) any injury or damage to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees. The provisions of this Section shall survive the expiration, cancellation, or prior termination of this Lease.  If any action or proceeding is brought against Landlord or its employees or agents by reason of any such claims for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, shall defend the same at Tenant’s expense with counsel approved by Landlord.  The limits of Tenant’s insurance coverage with respect to the Leased Property shall in no way imply any limitation to Tenant’s indemnification obligations hereunder.

7.          Property Maintenance.

7.1.          Tenant agrees to maintain the Leased Property in a clean and sanitary manner and will not make any alterations to the Leased Property that cost in excess of $50,000 in the aggregate for any project without Landlord’s written consent, which shall not be unreasonably withheld, conditioned or delayed.

7.2.          At the termination of this Lease, Tenant agrees to return the Leased Property in substantially the same condition as when it was received, normal wear and tear and damages caused by casualty or condemnation excepted.  All alterations, additions and improvements to the Leased Property (except trade fixtures) will be the property of Landlord, and will be surrendered with the Leased Property upon the expiration, cancellation, or prior termination of this Lease.  Upon demand by Landlord prior to the end of the term of this Lease, Tenant will remove any alterations, additions or improvements made by Tenant, designated by Landlord to be removed, at Tenant’s sole cost and expense, unless such alterations, additions or improvements had previously been consented to by Landlord.  In such event, Tenant will repair any damage to the Leased Property caused by such removal, and return the Leased Property to its condition prior to making of any such alterations, improvements or additions.
2

7.3.          Landlord will provide and, except where otherwise expressly noted, pay for all maintenance and repair of the Leased Property, including, without limitation, ensuring that all electrical and HVAC systems are in good working order and comply with applicable law.  Notwithstanding the foregoing, Tenant shall be responsible for any repairs or replacements that become necessary due to damage to the extent caused by the willful misconduct or negligence of Tenant, its employees or agents.

8.          Subletting and Assignment.  Except as provided in this Section, Tenant will not be permitted to sublease all or any portion of the Leased Property or assign this Lease without Landlord’s prior written consent, not to be unreasonably withheld, conditioned, or delayed.  If Tenant is a corporation or association, the sale or assignment of any stock or interest in such corporation or association (for other than security purposes) in the aggregate in excess of fifty percent (50%) in any two-year period, will be deemed an assignment within the meaning and provisions of this Section; provided, this sentence will not apply if Tenant’s stock or ownership interests is listed on a recognized securities exchange or if at least eighty percent (80%) of Tenant’s stock or ownership interests is owned by an entity whose stock or ownership interests is listed on a recognized securities exchange.  Tenant agrees to reimburse Landlord for Landlord’s reasonable out-of-pocket costs and attorney’s fees incurred with the documentation of such assignment or other transfer of this Lease or Tenant’s interest in and to the Leased Property.  No assignment or sublease by Tenant will serve to relieve Tenant, or any guarantor of Tenant’s obligations under this Lease, from continuing liability under this Lease, unless Landlord expressly releases any such person from liability in writing. Notwithstanding anything herein to the contrary, the following will not require Landlord’s consent: (a) any transfer to a subsidiary, parent, affiliate, division, or entity controlling, controlled by, or under common control with Tenant, (b) any transfer to a successor to Tenant as a result of merger, consolidation, reorganization, sale of all or substantially all of Tenant’s stock or ownership interests or assets, provided such successor entity has a net worth equal to or greater than Tenant’s as of the date of this Lease or (c) any transfer or sublease to Tenant’s customer with respect to the Leased Property.

9.          Quiet Enjoyment. Upon Tenant’s payment of Rent and performing all provisions of this Lease, Tenant may peaceably and quietly have, hold and enjoy the Leased Property without any manner of hindrance or disturbance from Landlord or anyone claiming under Landlord.

10.          Insurance.  At all times during the term of this Lease, Tenant, at its own expense, shall maintain the following insurance coverages:

10.1.          Commercial general liability insurance coverage with limits of not less than Three Million Dollars ($3,000,000.00) combined single limits, which coverage may be provided by a combination of basic and umbrella policies; insuring against any and all liability of Tenant with regard to the Leased Property or use or occupancy thereof.

10.2.          Automobile liability insurance, including coverage for owned, non-owned, leased, or hired vehicles providing a minimum limit for bodily injury and property damage of One Million Dollars ($1,000,000) per occurrence per combined single limit of bodily injury and property damage liability each accident.

10.3.          Employer’s liability insurance and/or worker’s compensation insurance in compliance with applicable law.

10.4.          Umbrella/excess liability insurance on an occurrence basis in excess of the underlying insurance described in Sections10.1, 10.2, and the employers liability requirement of 10.3. Such insurance will provide coverage of Fifteen Million Dollars ($15,000,000) per occurrence and in the aggregate.
3

11.          Sale and Assignment by Landlord.  Landlord shall at all times during the term have the right to sell, transfer, or convey the Leased Property and in connection therewith, to assign Landlord's rights and obligations under this Lease to the purchaser or transferee thereof, in Landlord’s sole discretion.  The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of title to the Leased Property, and in the event of any transfer or transfers of title to the Leased Property, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease to be performed after the date of the transfer.

12.          Entire Agreement.  This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto.  Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith

13.          Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Leased Property is located.

14.          Guaranty. CTG hereby absolutely, irrevocably and unconditionally guaranties the punctual performance of all obligations of Tenant under this Lease.  CTG expressly waives any and all rights, benefits or defenses under (a) any defense to its obligation to provide the foregoing guaranty, other than the defense that Tenant has in fact fully and promptly performed all of its obligations under this Lease, and (b) any claim or circumstance that would legally or equitably discharge a guarantor or surety.

[Signature Page Follows]
4

EXECUTED TO BE EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.

TENANT:

Landair Transport, Inc.

By:
Name:	Richard Cribbs
Title:	Executive Vice President

STATE OF TENNESSEE	)
) ss.
COUNTY OF HAMILTON	)

I certify that I know or have satisfactory evidence that Richard Cribbs is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Executive Vice President of Landair Transport, Inc., a Tennessee corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	Theresa Ives
NOTARY PUBLIC in and for the State of
Tennessee residing in Hamilton Co.
My commission expires: 5/25/2020
(SEAL)

LANDLORD:

Tweed Enterprises, LLC

By:
Name:	John A. Tweed
Title:	Chief Manager

STATE OF TENNESSEE	)
) ss.
COUNTY OF GREENE	)

I certify that I know or have satisfactory evidence that John A. Tweed is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Chief Manager of Tweed Enterprises, LLC, a Tennessee limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:  July 3, 2018.

(Signature)
Name:	William G. Brown
NOTARY PUBLIC in and for the State of
Tennessee residing in Greene Co.
My commission expires: 4/26/20
(SEAL)

Scott M. Niswonger

STATE OF TENNESSEE	)
) ss.
COUNTY OF GREENE	)

I certify that I know or have satisfactory evidence that Scott M. Niswonger is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	William G. Brown
NOTARY PUBLIC in and for the State of
Tennessee residing in Greene Co.
My commission expires: 4/26/20
(SEAL)

CTG:

Covenant Transportation Group, Inc.

By:
Name:	R.H. Lovin, Jr.
Title:	Executive Vice President of Administration

STATE OF TENNESSEE	)
) ss.
COUNTY OF HAMILTON	)

I certify that I know or have satisfactory evidence that R.H. Lovin, Jr. is the person who appeared before me, and said person acknowledged that s/he signed this instrument, on oath stated that s/he was authorized to execute the instrument and acknowledged it as the Executive Vice President of Administration of Covenant Transportation Group, Inc,, a Nevada corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: July 3, 2018.

(Signature)
Name:	Theresa Ives
NOTARY PUBLIC in and for the State of
Tennessee residing in Hamilton Co.
My commission expires: 5/25/2020
(SEAL)

EXHIBIT A
LEASED PROPERTY
(Picture)

Back to Form 10-Q